Exhibit 10.3

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT, dated as of October 7, 2025 (this “Third Amendment”), to the Credit Agreement referred to below by and among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors (as defined in the Credit Agreement referred to below) party hereto, each of the Lenders party hereto (which constitute all of the Lenders under the Credit Agreement) and Nordea Bank Abp, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein but not otherwise defined in this Third Amendment have the same meanings as specified in the Amended Credit Agreement referenced below.

RECITALS

WHEREAS, the Borrower, Holdings, the other Guarantors from time to time party thereto, the several Lenders from time to time party thereto, the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of May 20, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of March 10, 2023, that certain Second Amendment to Credit Agreement, dated as of April 26, 2024 and as further amended, restated, amended and restated, supplemented and/or otherwise modified prior to the date hereof, the “Credit Agreement” and, as amended by this Third Amendment, the “Amended Credit Agreement”);

WHEREAS, Holdings intends to undertake, and to cause the Borrower and certain of the Subsidiary Guarantors formed in the Republic of the Marshall Islands or the Republic of Liberia, as applicable (Holdings, the Borrower and such Subsidiary Guarantors, collectively, the “Affected Loan Parties”), to undertake, a corporate redomiciliation pursuant to which the Affected Loan Parties will change their jurisdiction of formation by way of statutory discontinuance and continuance from the Republic of the Marshall Islands or the Republic of Liberia, as applicable, to Bermuda (the “Redomiciliation”);

WHEREAS, in connection with the foregoing and in accordance with the provisions of Section 11.02 of the Credit Agreement, the Borrower has requested the Lenders (i) consent to the Redomiciliation and (ii) to make certain amendments to the Credit Agreement as more fully provided in the Amended Credit Agreement in furtherance thereof;

WHEREAS, in connection with the foregoing, the Lenders have agreed to consent to the Redomiciliation and to amend certain provisions of the Credit Agreement on the terms and subject to the conditions set forth herein;

WHEREAS, the Borrower, Holdings, the other Guarantors, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Consent to Redomiciliation. In accordance with Section 11.02 of the Credit Agreement, with effect from and after the Third Amendment Effective Date, the Administrative Agent, the Collateral Agent (in the case of any Security Document) and each Lender hereby consents to the Redomiciliation, subject to the terms set forth in this Third Amendment and the Amended Credit Agreement. By its signature below written, each Lender authorizes and directs the Administrative Agent and Collateral Agent, as applicable, to execute and deliver this Third Amendment and, following the occurrence of the Third Amendment Effective Date, execute and deliver (i) one or more mortgagee’s consents to be delivered in accordance with the laws or requirements of the flag jurisdiction of each Collateral Vessel in form necessary or advisable to ensure the Collateral Vessel Mortgage remains effective as a first preferred ship mortgage or first priority mortgage, as applicable, over such Collateral Vessel in the applicable Acceptable Flag Jurisdiction and (ii) each Loan Document to be delivered on each Redomiciliation Date (as defined in the Amended Credit Agreement), in each case, in accordance with the terms of this Third Amendment and the Amended Credit Agreement.

SECTION 2.Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date:

(a)the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto; and

(b)(i) a new Exhibit Q to the Credit Agreement shall be added to the Amended Credit Agreement in the form of Annex II-A hereto, (ii) a new Exhibit R to the Credit Agreement shall be added to the Amended Credit Agreement in the form of Annex II-B hereto, (iii) a new Exhibit S to the Credit Agreement shall be added to the Amended Credit Agreement in the form of Annex II-C hereto, (iv) a new Exhibit T to the Credit Agreement shall be added to the Amended Credit Agreement in the form of Annex II-D hereto and (v) Schedules 1.01(a), 1.01(b), 1.01(c), 1.01(d), 1.01(e), 1.01(f), 1.01(g), 1.01(h), 1.01(i), 2.09(c), 3.07(a), 3.07(c), 3.20, 5.14, 5.15, 6.01(b), 6.04(a), and 6.09(d) to the Credit Agreement shall be amended and restated in the form of such Schedules to the Amended Credit Agreement, as set forth in Annex III hereto.

SECTION 3.Representations and Warranties. In order to induce the Lenders to enter into this Third Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants that:

(a)the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date);

(b)both before and immediately upon giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing; and

(c)this Third Amendment has been duly authorized, executed and delivered by each Loan Party party hereto and each of this Third Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.Conditions of Effectiveness. The effectiveness of this Third Amendment (including the consents contained in Section 1 hereof and the amendments contained in Section 2 hereof)

is subject to the satisfaction of the conditions set forth in this Section 4 (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”).

(a)Amendment. This Third Amendment shall have been duly executed by the Borrower, Holdings, each other Guarantor, the Administrative Agent, the Collateral Agent, and each Lender under the Credit Agreement (which may include a .pdf copy transmitted by e-mail or another electronic method, in each case, in accordance with Section 10 hereof), and delivered to the Administrative Agent (or its counsel).

(b)Fees. The Borrower shall have paid all costs, fees, expenses and other amounts due and payable pursuant this Third Amendment, the Amended Credit Agreement or any other Loan Document, including the reasonable fees and expenses of White & Case LLP and Walkers (Bermuda) Limited.

(c)Representations and Warranties; No Default. (i) All representations and warranties set forth in Section 3 of this Third Amendment shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date), and (ii) no Default shall have occurred and be continuing or would occur immediately upon giving effect to this Third Amendment.

(d)Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed on behalf of the Borrower by a Responsible Officer thereof, certifying on behalf of the Borrower that all of the conditions in clause (c) above have been satisfied on such date.

(e)Bank Regulatory Documentation. To the extent reasonably requested at least ten (10) Business Days prior to the Third Amendment Effective Date, the Borrower shall use its best efforts to procure that the Administrative Agent and the Lenders shall have received, at least three (3) Business Days before the Third Amendment Effective Date, all necessary and customary documentation and other information required by bank regulatory authorities, including a Beneficial Ownership Certification in relation to the Borrower, under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Patriot Act and the Beneficial Ownership Regulation.

SECTION 5.Effects on Loan Documents.

(a)Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or any Agent under the Loan Documents.

(c)(i) Each Loan Party acknowledges and agrees that, on and after the Third Amendment Effective Date, this Third Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents and (ii) each Loan Party hereby: (A) agrees that all Obligations shall be guaranteed pursuant to the Guarantees in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof, and that, notwithstanding the effectiveness of this Third Amendment, on and after the

Third Amendment Effective Date, the Guarantees and the Liens created pursuant to the Security Documents for the benefit of the Secured Parties continue to be in full force and effect on a continuous basis and (B) affirms, acknowledges and confirms all of its obligations and liabilities under the Amended Credit Agreement and each other Loan Document to which it is a party, after giving effect to this Third Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Amended Credit Agreement and the other Loan Documents, after giving effect to this Third Amendment.

(d)On and after the Third Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Third Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument.

(e)Nothing herein shall be deemed to entitle the Borrower, Holdings nor the other Guarantors to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 6.Amendments; Severability.

(a)This Third Amendment may not be amended nor may any provision hereof be waived except in accordance with the provisions of Section 11.02 of the Amended Credit Agreement.

(b)To the extent any provision of this Third Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Third Amendment in any jurisdiction.

SECTION 7.Non-Reliance on Administrative Agent. Each Lender party hereto acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment. Each Lender party hereto also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Third Amendment, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.Governing Law; Waiver of Jury Trial; Jurisdiction. THIS THIRD AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 11.09(b), 11.09(c), 11.09(d) and 11.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 9.Headings. Section headings in Third Amendment are included herein for convenience of reference only, are not part of this Third Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Third Amendment.

SECTION 10.Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Third Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

INTERNATIONAL SEAWAYS, INC.

By:	/s/ James D. Small III
Name: James D. Small III
Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

BORROWER:

INTERNATIONAL SEAWAYS OPERATING CORPORATION

By:	/s/ James D. Small III
Name: James D. Small III
Title: Senior Vice President and Secretary

[Signature Page to Third Amendment to INSW $750 Credit Agreement]

GUARANTORS:

ALBANS TANKER CORPORATION
Alpha Seaways MR Tanker Corporation
Batangas Tanker Corporation
CRYSTAL TANKER CORPORATION
Delta Seaways MR Tanker Corporation
Diamond S Shipping Inc.
Diamond S Shipping II LLC
DSS A LLC
DSS B LLC
DSS C LLC
DSS D LLC
DSS Suez JV LLC
DSS Vessel LLC
DSS 1 LLC
DSS 2 LLC
DSS 5 LLC
DSS 6 LLC
EB TANKER CORPORATION
Filonikis Product Carrier S.A.
HARRISON TANKER CORPORATION
Iason Product Carrier S.A.
Isiodos Product Carrier S.A.
JENNINGS TANKER CORPORATION
LAFAYETTE TANKER CORPORATION
Mindanao Tanker Corporation
NT Suez One LLC
Oak Tanker Corporation
SEAWAYS SHIPPING III CORPORATION
Titanas Product Carrier S.A.

By:	/s/ James D. Small III
Name: James D. Small III
Title: Vice President and Secretary

[Signature Page to Third Amendment to INSW $750 Credit Agreement]

NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Security Trustee and a Lender

By:	/s/ Erik Havnvik
Name:	Erik Havnvik
Title:	Managing Director

By:	/s/ Anna Cecilie Ribe
Name:	Anna Cecile Ribe
Title:	Associate Director

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender

By:	/s/ Yannick Le Gourieres
Name:	Yannick Le Gourieres
Title:	Managing Director

By:	/s/ Alex Foley
Name:	Alex Foley
Title:	Director

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Eric Dulcire
Name:	Eric Dulcire
Title:	Managing Director

By:	/s/ Stephanie Klein
Name:	Stephanie Klein
Title:	Managing Director

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

DNB CAPITAL LLC, as a Lender

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

By:	/s/ Andrew J. Shohet
Name:	Andrew J. Shohet
Title:	SVP & Head of Ocean Industries, North America

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender

By:	/s/ Per Olav Bucher-Johannessen
Name:	Per Olav Bucher-Johannessen
Title:	Managing Director

By:	/s/ Elisabeth Vesseler
Name:	Elisabeth Vesseler
Title:	Attorney-at-Law

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

ING BANK N.V., LONDON BRANCH, as a Lender

By:	/s/ Stephen Fewster
Name:	Stephen Fewster
Title:	Global Head Shipping Finance

By:	/s/ Robartus Krol
Name:	Robartus Krol
Title:	Director Shipping Finance

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

DANISH SHIP FINANCE A/S, as a Lender

By:	/s/ Flemming Moller
Name:	Flemming Moller
Title:	Executive Vice President

By:	/s/ Marcus Christensen
Name:	Marcus Christensen
Title:	SCE

[Signature Page to Third Amendment to INSW $750M Credit Agreement]

ANNEX I

Amended Credit Agreement

[Attached]

Final

US$750 MILLION CREDIT AGREEMENT,

dated as of May 20, 2022,

as amended by that certain First Amendment to Credit Agreement, dated as of March 10, 2023,

as amended by that certain Second Amendment to Credit Agreement, dated as of April 26, 2024,

as amended by that certain Third Amendment to Credit Agreement, dated as of October 3, 2025 among

INTERNATIONAL SEAWAYS OPERATING CORPORATION,
as Borrower,

INTERNATIONAL SEAWAYS, INC.,
as Holdings,

THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

NORDEA BANK ABP, NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, and Security Trustee,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Sustainability Coordinator,

NORDEA BANK ABP, NEW YORK BRANCH,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
BNP PARIBAS,
DNB MARKETS, INC., and
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
as Mandated Lead Arrangers and Bookrunners

ING BANK N.V., LONDON BRANCH, and
DANISH SHIP FINANCE A/S
as Mandated Lead Arrangers

NATIONAL AUSTRALIA BANK LIMITED
as Co-Arranger

NORDEA BANK ABP, NEW YORK BRANCH,
as Coordinator

Page

Article I DEFINITIONS	2
Section 1.01 Defined Terms	2
Section 1.02 ~~Reserved~~ Permitted Redomiciliation Transactions	~~37~~39
Section 1.03 Terms Generally	~~37~~39
Section 1.04 Accounting Terms; GAAP	~~38~~40
Section 1.05 Resolution of Drafting Ambiguities	~~38~~40
Section 1.06 Rounding	~~38~~40
Section 1.07 Currency Equivalents Generally	~~38~~41
Section 1.08 Divisions	~~38~~41
Section 1.09 Rates	~~38~~41

Article II THE CREDITS	~~39~~41
Section 2.01 Commitments	~~39~~41
Section 2.02 Loans	~~39~~42
Section 2.03 Borrowing Procedure	~~40~~43
Section 2.04 Repayment of Loans	~~41~~43
Section 2.05 Fees	~~41~~44
Section 2.06 Interest on Loans	~~42~~44
Section 2.07 Termination and Reduction of Commitments	~~42~~45
Section 2.08 Interest Elections	~~43~~45
Section 2.09 Revolver Commitment Reduction	~~43~~46
Section 2.10 Optional and Mandatory Prepayments of Loans and Commitment Reductions	~~44~~46
Section 2.11 Inability to Determine Rates; Market Disruption	~~47~~49
Section 2.12 Increased Costs; Change in Legality	~~47~~50
Section 2.13 Breakage Payments	~~49~~51
Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~49~~51
Section 2.15 Taxes	~~50~~53
Section 2.16 Mitigation Obligations; Replacement of Lenders	~~53~~56
Section 2.17 Nature of Obligations	~~55~~58
Section 2.18 Increases of the Commitments	~~56~~59
Section 2.19 Erroneous Payments	~~59~~61
Section 2.20 [Reserved]	~~59~~62
Section 2.21 Benchmark Replacement Setting	~~59~~62

Article III REPRESENTATIONS AND WARRANTIES	~~61~~64
Section 3.01 Organization; Powers	~~61~~64
Section 3.02 Authorization; Enforceability	~~61~~64
Section 3.03 No Conflicts; No Default	~~61~~64
Section 3.04 Financial Statements; Projections	~~61~~64
Section 3.05 Properties	~~62~~65
Section 3.06 [Reserved]	~~62~~65
Section 3.07 Equity Interests and Subsidiaries	~~62~~65
Section 3.08 Litigation; Compliance with Legal Requirements	~~63~~66
Section 3.09 Agreements	~~63~~67
Section 3.10 Federal Reserve Regulations	~~64~~67
Section 3.11 Investment Company Act; etc.	~~64~~67
Section 3.12 Use of Proceeds	~~64~~67
Section 3.13 [Reserved]	~~64~~67

(i)

Page

Section 3.14 Taxes	~~64~~67
Section 3.15 No Material Misstatements	~~64~~67
Section 3.16 Labor Matters	~~65~~68
Section 3.17 Solvency	~~65~~68
Section 3.18 Employee Benefit Plans	~~65~~68
Section 3.19 Environmental Matters	~~66~~69
Section 3.20 Insurance	~~67~~70
Section 3.21 Security Documents	~~67~~70
Section 3.22 Anti-Terrorism Law; Foreign Corrupt Practices Act	~~68~~71
Section 3.23 Concerning Collateral Vessels	~~69~~72
Section 3.24 Form of Documentation; Citizenship	~~69~~73
Section 3.25 Compliance with ISM Code, ISPS Code and MARPOL	~~70~~73
Section 3.26 Threatened Withdrawal of DOC, SMC, ISSC or IOPPC	~~70~~73
Section 3.27 No Immunity	~~70~~73
Section 3.28 Pari Passu or Priority Status	~~70~~73
Section 3.29 No Undisclosed Commission	~~70~~74

Article IV CONDITIONS TO CREDIT EXTENSIONS	~~71~~74
Section 4.01 [Reserved]	~~71~~74
Section 4.02 Conditions to All Credit Extensions	~~71~~74

Article V AFFIRMATIVE COVENANTS	~~71~~74
Section 5.01 Financial Statements, Reports, etc.	~~71~~75
Section 5.02 Litigation and Other Notices	~~74~~77
Section 5.03 Existence; Businesses and Properties	~~75~~78
Section 5.04 Insurance	~~75~~78
Section 5.05 Obligations and Taxes	~~76~~79
Section 5.06 Employee Benefits	~~76~~80
Section 5.07 Maintaining Records; Access to Properties and Inspections	~~77~~80
Section 5.08 Use of Proceeds	~~77~~80
Section 5.09 Compliance with Environmental Laws and other Legal Requirements	~~77~~80
Section 5.10 Additional Vessel Collateral: Additional Vessel Subsidiary Guarantors	~~78~~81
Section 5.11 Security Interests; Further Assurances	~~78~~81
Section 5.12 Certain Information Regarding the Loan Parties	~~79~~82
Section 5.13 Vessel Appraisals	~~79~~82
Section 5.14 Earnings Accounts	~~79~~82
Section 5.15 ~~Post-Closing Matters~~ [Intentionally omitted]	~~80~~83
Section 5.16 Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels	~~80~~83
Section 5.17 Material Agreements	~~81~~84
Section 5.18 Collateral Vessel Management	~~81~~84
Section 5.19 Agent for Service of Process	~~82~~85
Section 5.20 Poseidon Principles	~~82~~85
Section 5.21 Sanctions Laws	~~82~~85

Article VI NEGATIVE COVENANTS	~~83~~86
Section 6.01 Indebtedness	~~83~~86
Section 6.02 Liens	~~85~~88
Section 6.03 Sale and Leaseback Transactions	~~86~~89

(ii)

Page

Section 6.04 Investments, Loans and Advances	~~86~~89
Section 6.05 Mergers and Consolidations	~~88~~91
Section 6.06 Asset Sales	~~88~~92
Section 6.07 Acquisitions	~~90~~93
Section 6.08 Dividends	~~90~~93
Section 6.09 Transactions with Affiliates	~~91~~94
Section 6.10 Financial Covenants	~~91~~94
Section 6.11 Prepayments of Other Indebtedness; Modifications of Organizational
Documents and Certain Other Documents, etc	~~92~~95
Section 6.12 Limitation on Certain Restrictions on Subsidiaries	~~92~~95
Section 6.13 Limitation on Issuance of Capital Stock	~~93~~96
Section 6.14 Business	~~93~~96
Section 6.15 Operation of Collateral Vessels	~~93~~97
Section 6.16 Fiscal Periods	~~94~~97
Section 6.17 No Further Negative Pledge	~~94~~97
Section 6.18 Anti-Terrorism Law; Anti-Money Laundering	~~94~~97
Section 6.19 Embargoed Person	~~94~~98
Section 6.20 Restrictions on Chartering	~~94~~98
Section 6.21 Additional Covenants	~~95~~98
Section 6.22 Employee Benefits	~~95~~98
Article VII GUARANTEE	~~95~~98
Section 7.01 The Guarantee	~~95~~98
Section 7.02 Obligations Unconditional	~~95~~99
Section 7.03 Reinstatement	~~96~~100
Section 7.04 Subrogation; Subordination	~~96~~100
Section 7.05 Remedies	~~97~~100
Section 7.06 Instrument for the Payment of Money	~~97~~100
Section 7.07 Continuing Guarantee	~~97~~100
Section 7.08 General Limitation on Guarantee Obligations	~~97~~100
Section 7.09 Release of Guarantors	~~97~~100
Section 7.10 Right of Contribution	~~98~~101
Section 7.11 Keepwell	~~98~~101
Article VIII EVENTS OF DEFAULT	~~98~~102
Section 8.01 Events of Default	~~98~~102
Section 8.02 Rescission	~~101~~104
Article IX APPLICATION OF COLLATERAL PROCEEDS	~~101~~105
Section 9.01 Application of Proceeds	~~101~~105
Article X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT	~~103~~106
Section 10.01 Appointment	~~103~~106
Section 10.02 Agent in Its Individual Capacity	~~103~~107
Section 10.03 Exculpatory Provisions	~~104~~107
Section 10.04 Reliance by Agent	~~105~~109
Section 10.05 Delegation of Duties	~~106~~109
Section 10.06 Successor Agent	~~106~~109
Section 10.07 Non-Reliance on Agent and Other Lenders	~~106~~110

(iii)

Page

Section 10.08 Name Agents	~~107~~110
Section 10.09 Indemnification	~~107~~110
Section 10.10 Withholding Taxes	~~107~~111
Section 10.11 Lender’s Representations, Warranties and Acknowledgements	~~108~~111
Section 10.12 Security Documents and Guarantees	~~108~~112
Section 10.13 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~110~~114
Section 10.14 Ship Mortgage Trust	~~111~~114
Article XI MISCELLANEOUS	~~111~~115
Section 11.01 Notices	~~111~~115
Section 11.02 Waivers; Amendment	~~114~~117
Section 11.03 Expenses; Indemnity	~~116~~120
Section 11.04 Successors and Assigns	~~118~~122
Section 11.05 Survival of Agreement	~~121~~125
Section 11.06 Counterparts; Integration; Effectiveness	~~121~~125
Section 11.07 Severability	~~122~~125
Section 11.08 Right of Setoff; Marshalling; Payments Set Aside	~~122~~126
Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process	~~122~~126
Section 11.10 Waiver of Jury Trial	~~123~~127
Section 11.11 Headings	~~124~~127
Section 11.12 Confidentiality	~~124~~127
Section 11.13 Interest Rate Limitation	~~125~~128
Section 11.14 Assignment and Acceptance	~~125~~129
Section 11.15 Obligations Absolute	~~125~~129
Section 11.16 Waiver of Defenses; Absence of Fiduciary Duties	~~125~~129
Section 11.17 Patriot Act; Beneficial Ownership Regulation Notice	~~126~~130
Section 11.18 Bank Product Providers	~~126~~130
Section 11.19 EXCLUDED SWAP OBLIGATIONS	~~127~~131
Section 11.20 [Reserved]	~~127~~131
Section 11.21 Judgment Currency	~~127~~131
Section 11.22 Waiver of Sovereign Immunity	~~128~~131
Section 11.23 Acknowledgment and Consent to Bail-In	~~128~~132
Section 11.24 Certain ERISA Matters	~~129~~132
Section 11.25 Acknowledgement Regarding Any Supported QFCs	~~129~~133

(iv)

ANNEXES

Annex I	—	Revolving Commitments

SCHEDULES

Schedule 1.01(a)	—	Collateral Vessels
Schedule 1.01(b)	—	Approved Classification Societies
Schedule 1.01(c)	—	Acceptable Flag Jurisdictions
Schedule 1.01(d)	—	Acceptable Third Party Technical Managers
Schedule 1.01(e)	—	Approved Brokers
Schedule 1.01(f)	—	Commercial Managers
Schedule 1.01(g)	—	Demise Charters
Schedule 1.01(h)	—	Subsidiary Guarantors
Schedule 1.01(i)	—	Sustainability Pricing Adjustment Schedule
Schedule 2.09(c)	—	Scheduled Commitment Reductions
Schedule 3.07(a)	—	Equity Interests
Schedule 3.07(c)	—	Corporate Organizational Chart
Schedule 3.20	—	Required Insurance
Schedule 5.14	—	Earnings Account
Schedule 5.15	—	Post-Closing Matters
Schedule 6.01(b)	—	Existing Indebtedness
Schedule 6.04(a)	—	Existing Investments
Schedule 6.09(d)	—	Certain Affiliate Transactions

EXHIBITS

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Intercompany Subordination Agreement
Exhibit E	—	Form of Interest Election Request
Exhibit F-1	—	[Reserved]
Exhibit F-2	—	Form of Revolving Note
Exhibit G	—	Form of Pledge Agreement
Exhibit H	—	Form of Portfolio Interest Certificate
Exhibit I	—	Form of Solvency Certificate
Exhibit J	—	Form of Bank Product Provider Letter Agreement
Exhibit K	—	Form of Quiet Enjoyment Agreement
Exhibit L-1	—	Form of Marshall Islands Collateral Vessel Mortgage
Exhibit L-2	—	Form of Liberian Collateral Vessel Mortgage
Exhibit L-3	—	Form of Hong Kong Collateral Vessel Mortgage
Exhibit M	—	Form of General Assignment Agreement
Exhibit N	—	Form of Assignment of Insurances
Exhibit O	—	Form of Sustainability Certificate
Exhibit P	—	Form of Specific Price Cap Undertaking Attestation
Exhibit Q	—	Form of Share Charge Agreement
Exhibit R	—	Form of Bermuda Legal Opinion
Exhibit S	—	Form of Permitted Redomiciliation Transaction Certificate

(i)

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of May 20, 2022, is among International Seaways, Inc., a Marshall Islands corporation (“Holdings”), International Seaways Operating Corporation, a Marshall Islands corporation (the “Borrower”), the other Guarantors from time to time party hereto, the Lenders from time to time party hereto, Nordea Bank Abp, New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Nordea Bank Abp, New York Branch, as Collateral Agent and security trustee for the Secured Parties (in such capacity, the “Collateral Agent” or the “Security Trustee” as the context requires) and Crédit Agricole Corporate and Investment Bank, as sustainability coordinator (in such capacity, the “Sustainability Coordinator”).

W I T N E S S E T H:

WHEREAS, the Lenders made available to the Borrower (i) on the Closing Date (a) a senior secured term loan facility in an aggregate principal amount of $530,000,000 and (b) a senior secured revolving credit facility for borrowings from time to time on and after the Closing Date until the Revolving Maturity Date, in an aggregate principal amount of $220,000,000 and (ii) on the First Amendment Effective Date, the Lenders made additional Revolving Commitments available to the Borrower in an amount equal to $40,000,000, increasing the Total Revolving Commitments to $257,429,389.46 as of the First Amendment Effective Date;

WHEREAS, pursuant to the Second Amendment, the Borrower has, with the consent of the Lenders, among other things, incurred additional Revolving Commitments from the Lenders and, with the consent of the Term Lenders (as defined in this Agreement immediately prior to the Second Amendment), converted all outstanding Term Loans (as defined in this Agreement immediately prior to the Second Amendment Effective Date) to Revolving Loans such that on and after the Second Amendment Effective Date, the Lenders as of such date have agreed to make available to the Borrower a senior secured revolving loan facility in an aggregate principal amount not in excess of $500,000,000, as more particularly set forth and subject to the terms and conditions herein and in the Second Amendment;

WHEREAS, the Borrower has agreed to secure its Obligations by granting to the Collateral Agent or the Security Trustee (as applicable), for the benefit of the Secured Parties, a perfected lien on its Equity Interests in the Subsidiary Guarantors owned by the Borrower and certain other Collateral, subject to certain agreed exceptions contained herein and in the other Loan Documents;

WHEREAS, Holdings has agreed to guarantee the Obligations of the Borrower and the other Loan Parties hereunder and to secure its Obligations by granting to the Collateral Agent and the Security Trustee (as applicable), for the benefit of the Secured Parties, a perfected lien on its Equity Interests in the Borrower and certain other Collateral, subject to certain agreed exceptions contained herein and in the other Loan Documents;

WHEREAS, the Subsidiary Guarantors have agreed to guarantee the Obligations of the Borrower and the other Loan Parties hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first preferred ship mortgage or first priority statutory mortgage (as applicable) over their respective Collateral Vessels, a perfected lien on its Equity Interests in any other Subsidiary Guarantor owned by such Subsidiary Guarantor and certain other Collateral, subject to certain agreed exceptions contained herein and in the other Loan Documents; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate.

“ABR Loan” shall mean a Loan that bears interest based on ABR.

“Acceptable Flag Jurisdiction” shall mean such flag jurisdictions as are listed on Schedule 1.01(c) or otherwise approved by the Administrative Agent (acting on the instructions of the Required Lenders (such approval not to be unreasonably withheld)).

“Acceptable Third Party Technical Managers” shall mean those third party technical managers as are listed on Schedule 1.01(d) and their Affiliates.

“Account Control Agreement” shall have the meaning provided in the definition of “Vessel Collateral Requirements”.

~~“Acquisition Vessel” shall mean each Vessel set forth in part 2 of Schedule 1.01(a).~~

“Additional Collateral” shall mean additional property of the Borrower or any Subsidiary Guarantor reasonably satisfactory to the Required Lenders posted in favor of the Collateral Agent as Collateral to cure non-compliance with Section 6.10(d), as applicable (it being understood that (i) cash collateral comprised of Dollars (which shall be valued at par), and (ii) an Additional Vessel meeting the requirements set forth in the definition of “Additional Vessel” shall be satisfactory), pursuant to security documentation in form and substance reasonably satisfactory to the Collateral Agent, in an aggregate amount or with value sufficient to cure such non-compliance.

“Additional Vessel” shall mean a vessel acquired by any Loan Party or financed by any Loan Party using the proceeds of Incremental Revolving Loans or a vessel whose acquisition costs were refinanced or reimbursed under Incremental Revolving Commitments, in each case, which becomes a Collateral Vessel after the date hereof, and is (i) a double-hull crude or product tanker vessel between 35,000 dwt and 330,000 dwt and of similar quality and type as the Collateral Vessels, (ii) not older than ten (10) years on the date of acquisition, (iii) classed with an Approved Classification Society free of overdue recommendations and conditions affecting class, (iv) registered in an Acceptable Flag Jurisdiction, and (v) owned by a Subsidiary Guarantor and subject to a Collateral Vessel Mortgage on the date it becomes a Collateral Vessel.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” shall mean legal counsel (including local, foreign, specialty and regulatory counsel), auditors, accountants, consultants, appraisers, engineers, monitors or other advisors.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loan Parties” shall have the meaning assigned to such term in the definition of “Permitted Redomiciliation Transaction”.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 15% of any class of Equity Interests of the person specified and (ii) any person that is an officer or director of the person specified.

“Agency Fee Letter” shall mean the confidential Agency Fee Letter, dated May 20, 2022, between Holdings, the Borrower and Nordea.

“Agents” shall mean the Mandated Lead Arrangers, the Bookrunners, the Co-Arranger, the Coordinator, the Sustainability Coordinator, the Administrative Agent, the Collateral Agent and the Security Trustee; and “Agent” shall mean any of them, as the context may require.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“AIS” shall mean an automatic identification system fitted to a Collateral Vessel in accordance with SOLAS Chapter V, Regulation 19.2. or any subsequent amendment thereto.

“Annex VI” shall mean Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (MARPOL), as modified by the Protocol of 1978 relating thereto.

“Anti-Corruption Laws” shall mean all applicable laws relating to the prevention of corruption and bribery, including, without limitation, the FCPA, the UKBA, and any other similar law of any jurisdiction.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22(a).

“Applicable Margin” shall mean, (a) for all periods prior to the Second Amendment Effective Date, the Applicable Margin (as defined in this Agreement immediately prior to the Second Amendment Effective Date), (b) on and after the Second Amendment Effective Date until the delivery of a Sustainability Certificate pursuant to Section 5.01(c)(iii) for the period ending on June 30, 2025, a percentage per annum equal to 1.85% and (c) at any time thereafter, a percentage per annum equal to 1.85% and adjusted in accordance with the Sustainability Pricing Adjustment Schedule. Any increase or decrease in the Applicable Margin pursuant to preceding clause (b) resulting from an adjustment pursuant to the Sustainability Pricing Adjustment Schedule shall become effective as of the first Business Day immediately following the date a Sustainability Certificate is required to be delivered pursuant to Section 5.01(c)(iii). If no Sustainability Certificate is delivered in accordance with Section 5.01(c)(iii), then the Applicable Margin shall be increased by five (5) basis points. For the avoidance of doubt, (i) the Applicable Margin may not be increased or reduced by more than five (5) basis points from the level set forth in (a) and (b) of this definition and (ii) the Applicable Margin for all periods prior to the Second

Amendment Effective Date shall be determined by reference to the Applicable Margin (as defined in this Agreement immediately prior to the Second Amendment Effective Date).

“Approved Broker” shall mean any of the entities listed in Schedule 1.01(e), or any other independent shipbroker to be mutually agreed upon between the Administrative Agent and the Borrower.

“Approved Classification Society” shall mean any classification society set forth on Schedule 1.01(b) or other member of the International Association of Classification Societies approved by the Administrative Agent, acting on instructions from the Required Lenders (such approval not to be unreasonably withheld).

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).

“Approved Fund” shall mean, with respect to any Lender (including an Eligible Assignee that becomes a Lender), any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank and other commercial loans and similar extensions of credit in the ordinary course of its business and that is administered, advised (in an investment advisory capacity) or managed by (a) such Lender (or such Eligible Assignee), (b) an Affiliate of such Lender (or such Eligible Assignee) or (c) an entity or an Affiliate of an entity that administers, advises (in an investment advisory capacity) or manages such Lender (or such Eligible Assignee).

“Asset Sale” shall mean any disposition of a Collateral Vessel by any Subsidiary Guarantor to any person other than the Borrower or any other Subsidiary Guarantor (including, without limitation, any disposition of capital stock or other securities of, or Equity Interests of, a Person which directly or indirectly owns such Collateral Vessel). Notwithstanding the foregoing, an “Asset Sale” shall not include any disposition of property by a Subsidiary Guarantor permitted by, or expressly referred to in, Sections 6.06(a), 6.06(c), 6.06(d), 6.06(e), 6.06(f), 6.06(g), 6.06(h), 6.06(i), 6.06(j) or 6.06(k).

“Assignment and Acceptance” shall mean an assignment and acceptance agreement entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form approved by the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” shall mean transactions under Permitted Hedging Agreements extended to the Borrower or a Subsidiary Guarantor by a Bank Product Provider.

“Bank Product Agreements” shall mean those agreements entered into from time to time by the Borrower or Subsidiary Guarantor with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” shall mean (a) all Hedging Obligations pursuant to Permitted Hedging Agreements entered into with one or more of the Bank Product Providers, and (b) all amounts that the Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of the Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Borrower or any Subsidiary Guarantor; provided that, in order for any item described in clause (a) or (b) above, as applicable, to constitute “Bank Product Obligations,” the applicable Bank Product must have been provided on or after the Closing Date and the Administrative Agent shall have received (i) a Bank Product Provider Letter Agreement from the applicable Bank Product Provider on or prior to the First Amendment Effective Date or (ii) thereafter, a Bank Product Provider Letter Agreement from the applicable Bank Product Provider (and acknowledged by the Borrower) within 30 days after the date of the provision of the applicable Bank Product to the Borrower or any Subsidiary Guarantor.

“Bank Product Provider” shall mean any Agent, any Lender or any of their respective Affiliates (or any person who at the time the respective Bank Product Agreement was entered into by such person was an Agent, a Lender or an Affiliate thereof); provided, however, that no such person shall constitute a Bank Product Provider with respect to a Bank Product unless and until the Administrative Agent shall have received (i) a Bank Product Provider Letter Agreement from such person on or prior to the First Amendment Effective Date or (ii) thereafter, a Bank Product Provider Letter Agreement from such person with respect to the applicable Bank Product (and acknowledged by the Borrower) within 30 days after the provision of such Bank Product to the Borrower or Subsidiary Guarantor.

“Bank Product Provider Letter Agreement” shall mean a letter agreement substantially in the form of Exhibit J, or in such other form reasonably satisfactory to the Administrative Agent, duly executed by the applicable Bank Product Provider, the applicable Borrower or Subsidiary Guarantor, the Administrative Agent and, in any event, acknowledged by the Borrower.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21.

“Benchmark Replacement” shall mean the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation in form and substance satisfactory to the Lender or the Administrative Agent requesting the same.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person, or if such general partner does not have a board of managers or board of directors, the functional equivalent of the foregoing, and (d) in any other case, the functional equivalent of the foregoing.

“Bookrunners” shall mean Nordea Bank Abp, New York Branch, Crédit Agricole Corporate and Investment Bank, BNP Paribas, DNB Markets, Inc. and Skandinaviska Enskilda Banken AB (publ) as mandated lead arrangers and bookrunners for the Revolving Facility hereunder.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean Loans made or continued on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as mutually agreed to by the Administrative Agent and the Borrower from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City, Paris, London or Stockholm are authorized or required by law or other governmental action to close.

“Capital Expenditures” shall mean, without duplication, (a) any expenditure for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP, and (b) Capital Lease Obligations and Synthetic Lease Obligations, but excluding (i) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent of the gross amount of such purchase price that is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (x) Permitted Acquisitions.

“Capital Lease” shall mean, with respect to any person, any lease of, or other arrangement conveying the right to use, any property by such person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person in accordance with GAAP as in effect on the Closing Date, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP as in effect on the Closing Date.

“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (i) regarding capital adequacy, capital ratios, capital requirements, liquidity requirements, the calculation of such person’s capital, liquidity or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Cash Equivalents” shall mean, as of any date of determination and as to any person, any of the following: (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition by such person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits and certificates of deposit of any (i) Lender or any (ii) commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person and (f) investments in money market funds at least 90% of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

“Casualty Event” shall mean any loss of title (other than through a consensual disposition of such property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Person. “Casualty Event” shall include any actual, constructive, compromised or arranged Total Loss.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“Change in Control” shall mean the occurrence of any of the following:

(a)Holdings at any time ceases to own directly 100% of the Equity Interests of the Borrower or ceases to have the power to vote, or direct the voting of, any such Equity Interests; or

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of (x) Voting Equity Interests of Holdings representing 50% or more of the voting power of the total outstanding Voting Equity Interests of Holdings, (y) 50% or more of the total economic interests of the Equity Interests of Holdings (in either case, taking into account in the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)) or (z) the power (whether or not exercised) to elect, appoint or remove a majority of Holdings’ managers or board of directors or similar body or executive committee thereof; or

(c)in respect of a Guarantor (other than Holdings), the Borrower at any time ceases to own directly or indirectly 100% of the Equity Interests in such Guarantor or ceases to have the power to vote, or direct the voting of, any such Equity Interests.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, order, rule, regulation, policy, or treaty, (b) any change in any law, order, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the

Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Closing Date” shall mean May 20, 2022.

“Co-Arranger” shall mean National Australia Bank Limited as co-arranger for the Revolving Facility hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all of the Collateral Vessels, all Pledge Agreement Collateral, Share Charge Agreement Collateral, all Earnings and Insurance Collateral and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged, charged or purported to be pledged or charged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor Collateral Agent pursuant to Article X (it being understood that, unless the context expressly requires otherwise, the term “Collateral Agent” shall include the Collateral Agent acting in its capacity as the Security Trustee).

“Collateral Disposition Reduction Amount” shall mean an amount equal to the aggregate outstanding principal amount of the Revolving Loans and undrawn Revolving Commitments, multiplied by a fraction, the numerator of which is the Vessel Appraisal Value of the affected Collateral Vessel subject to such Collateral Vessel Disposition, Total Loss, Collateral Vessel Release Election or other disposition and the denominator of which is the aggregate of the Vessel Appraisal Values of all Collateral Vessels (including such affected Collateral Vessel).

“Collateral Maintenance Test” shall have the meaning assigned to such term in Section 6.10(d).

“Collateral Vessel” shall mean (i) as of the Second Amendment Effective Date, the vessels identified on part 1 of Schedule 1.01(a) and thereafter, (ii) each ~~Acquisition Vessel on the date it becomes a Collateral Vessel in accordance with Section 5.15, (iii) each~~ Substitution Vessel and (~~iv~~iii) any Additional Vessel acquired by a Subsidiary Guarantor after the Second Amendment Effective Date pursuant to Section 2.18 or provided as Additional Collateral pursuant to Section 6.10(d).

“Collateral Vessel Disposition” shall have the meaning assigned to such term in Section 2.10(b)(iv).

“Collateral Vessel Mortgage” shall mean any of (i) a first preferred Marshall Islands ship mortgage substantially in the form of Exhibit L-1, (ii) a first preferred Liberian ship mortgage substantially in the form of Exhibit L-2, and (iii) a first priority statutory Hong Kong mortgage and related deed of covenants substantially in the form of Exhibit L-3, or in each case, such other form as may be reasonably satisfactory to the Collateral Agent.

“Collateral Vessel Release Election” shall have the meaning assigned to such term in Section 2.10(a)(ii).

“Commercial Manager” shall mean the entities listed on Schedule 1.01(f), and one or more other pool operators and commercial managers (including any Subsidiary of the Borrower) selected by the Borrower and reasonably acceptable to the Administrative Agent (acting on instructions from the Required Lenders).

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 11.01(b).

“Companies” shall mean Holdings, the Borrower and its Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C or such other form as the Administrative Agent and the Borrower may agree to from time to time.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” shall mean the consolidation of accounts in accordance with GAAP.

“Consolidated Indebtedness” shall mean, with respect to any Person, as at any relevant date, (x) the aggregate outstanding principal amount of the Loans under this Agreement plus (y) the aggregate outstanding principal amount of any other Indebtedness of Holdings or any of its Subsidiaries including any Indebtedness permitted pursuant to Section 6.02, provided that for the purposes of this definition all Contingent Obligations of such Person, shall be excluded from the calculation of Consolidated Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of such Person.

“Consolidated Net Indebtedness” shall mean, with respect to any Person, at any relevant date, (x) Consolidated Indebtedness less (y) an amount equal to the Unrestricted Cash and Cash Equivalents, provided that for the purposes of this definition undrawn amounts under the Revolving Facility to the extent included in Unrestricted Cash and Cash Equivalents of such Person shall be excluded from the calculation of Consolidated Net Indebtedness to the extent not reflected as indebtedness on the consolidated balance sheet of such Person.

“Consolidated Tangible Net Worth” shall mean, at any time of determination for any Person, the Net Worth (i.e., equity) of such Person and its Subsidiaries at any relevant date determined on a consolidated basis in accordance with GAAP minus goodwill.

“Consolidated Total Capitalization” shall mean, at any time of determination for any Person, the sum of Consolidated Net Indebtedness of such Person at any relevant date and Consolidated Tangible Net Worth of such Person at any relevant date.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing any Indebtedness, leases, or other obligations (including dividends on Disqualified Capital Stock) (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against any monetary loss or the payment of such primary obligation (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Coordinator” shall mean Nordea.

“Credit Extension” shall mean the making of a Loan by a Lender.

“Current Assets” shall have the meaning assigned to such term in Section 6.10(c).

“Current Liabilities” shall have the meaning assigned to such term in Section 6.10(c).

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; provided that if Daily Simple SOFR as so determined shall ever be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall have the meaning assigned to such term in Section 2.16(c).

“Default Period” shall have the meaning assigned to such term in Section 2.16(c).

“Default Rate” shall have the meaning assigned to such term in Section 2.06(b).

“Defaulted Loans” shall have the meaning assigned to such term in Section 2.16(c).

“Defaulting Lender” shall mean any Lender that has (a) failed to (i) fund its portion of any Borrowing or Loan, within two Business Days of the date on which it shall have been required to fund the same (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its prospective funding obligations hereunder (unless the subject of a good faith dispute between the Borrower and such Lender); provided, that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Borrower, or (d) at any time after the Closing Date (i) been (or has a direct or indirect parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such person or its properties or assets to be, insolvent or had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets by any Governmental Authority having regulatory authority over such person, (ii) become the subject of a proceeding under any Debtor Relief Laws, or (iii) become the subject of a Bail-In Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower and each other until and unless determined otherwise pursuant to Section 2.16(c). In no event shall the reallocation of funding obligations provided for in Section 2.16(c) as a result of a Lender being a Defaulting Lender nor the performance by non-Defaulting Lenders of such reallocated funding obligations by themselves cause the relevant Defaulting Lender to become a non-Defaulting Lender.

“Disposition” or “disposition” shall mean, with respect to any property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition of such property (including (i) by way of merger, amalgamation or consolidation, (ii) any Sale and Leaseback Transaction and (iii) any Synthetic Lease).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the 91st day after the Latest Maturity Date in effect at the time of the issuance of such Disqualified Capital Stock, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in clause (a) above, in each case, at any time on or prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Disqualified Capital Stock, or (c) contains any repurchase or payment obligation which may come into effect prior to the date that is 91 days after such Latest Maturity Date. For the avoidance of doubt, any Equity Interest that may or shall be repurchased or redeemed (but only to the extent permitted hereunder at such time) from officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holding or any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service shall not be deemed to be “Disqualified Capital Stock” for such reason alone.

“Disqualified Institutions” shall mean those persons (including any such person’s Affiliates that are clearly identifiable solely on the basis of such Affiliates’ names) identified by the Borrower to the Administrative Agent in writing from time to time to the extent such person is identified by name and is directly engaged in substantially similar business operations as the Borrower or any of its Subsidiaries (in each case, other than a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course), which designations (x) shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loans or the Commitments and (y) shall be effective on the third Business Days after delivery to the Administrative Agent of any such written notice by the Borrower.

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Dollars” or “$” shall mean lawful money of the United States.

“Earnings Accounts” shall mean the accounts listed on Schedule 5.14.

“Earnings and Insurance Collateral” shall mean all “Earnings Collateral” and “Insurance Collateral”, as the case may be, as defined in the General Assignment Agreement

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any person that meets the requirements to be an assignee under Section 11.04(b) (subject to such consents, if any, as may be required under Section 11.04(b)) but, in any event, excluding Disqualified Institutions.

“Embargoed Person” shall have the meaning assigned to such term in Section 3.22(b).

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA, which is, or at any time during which the applicable statute of limitations remains open, was maintained or contributed to by any Company or any of its ERISA Affiliates (other than a Multiemployer Plan). For the avoidance of doubt, the definition of “Employee Benefit Plan” does not include Non-U.S. Plans.

“Environment” shall mean air, land, soil, seas, surface waters, ground waters, and inland waters, including rivers, streams and river sediments.

“Environmental Claim” shall mean any written claim, notice, demand, Order, action, suit, proceeding or other written communication alleging or asserting liability or obligations relating to Environmental Law, Hazardous Materials or the Environment, including liability or obligation for reporting, investigation, assessment, remediation, removal, cleanup, response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material in, on, into or from the Environment at any location or from any Vessel or (ii) any actual or alleged violation of or non-compliance with Environmental Law.

“Environmental Law” shall mean any and all applicable current and future Legal Requirements relating to the Environment, pollution, any Hazardous Materials, including the Release or threatened Release of any Hazardous Material and exposure to any Hazardous Material, natural resource damages, or occupational safety or health.

“Environmental Permit” shall mean any permit, license, approval, consent, registration, notification, exemption or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of Section 302 of ERISA and each “applicable section” under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code), or under Section 4001 of ERISA.

“ERISA Event” shall mean: (a) the failure to make any required contribution to any Pension Plan or Multiemployer Plan; or (b) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Company or any of its ERISA Affiliates.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation incurred after the Closing Date if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Subsidiary Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the applicable Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Taxes” shall mean, with respect to a Recipient of any payment to be made by or on account of any obligation of the Borrower hereunder,

(a)income or franchise taxes ~~and backup withholding taxes~~ imposed on (or measured by) its net income (i) by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, including (for the avoidance of doubt) U.S. federal income tax imposed on the net income of a Foreign Lender as a result of such Foreign Lender engaging in a trade or business in the United States;

(b)in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under ~~Section 2.16~~Section 2.16), any U.S. ~~Federal~~federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to ~~Section 2.15~~Section 2.15 (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax under this clause (b));

(c)taxes imposed as a result of ~~a Foreign Lender’s~~such Recipient’s failure to comply with ~~Section 2.15(f)~~Section 2.15(f)(A) through (C);

(d)branch profits taxes imposed by any jurisdiction described in clause (a) above;

(e)any U.S. federal withholding taxes imposed under FATCA; and

(f)any U.S. federal withholding taxes imposed as a result of such ~~Foreign Lender’s~~Recipient’s failure to comply with Section 2.15(g).

“Executive Order” shall have the meaning assigned to such term in Section 3.22(a).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined (x) in good faith by the Board of Directors or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Borrower, or the Subsidiary Guarantor selling such asset or (y) in the case of Collateral Vessels or Additional Vessels for purposes of calculating the Collateral Maintenance Test, the Vessel Appraisal Value.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1.00%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean (i) the Fee Letter, dated May 20, 2022, among Holdings, the Borrower, and the Agent and the (ii) Second Amendment Fee Letters.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees and the other fees referred to in Section 2.05.

“Financial Covenants” shall mean the covenants set forth in Section 6.10.

“Financial Officer” of any person shall mean any of the chief financial officer, principal accounting officer, controller, comptroller, treasurer or assistant treasurer of such person.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Amendment” means the First Amendment to Credit Agreement, dated as of March 10, 2023, among Holdings, the Borrower, the other Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning set forth in the First Amendment.

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is (a) the most senior Lien to which such Collateral is subject (subject only to non-consensual Permitted Liens that arise under any Legal Requirement), or (b) a Collateral Vessel Mortgage duly recorded or registered in accordance with the laws of the applicable Acceptable Flag Jurisdiction in which such Collateral Vessel is registered covering a Collateral Vessel (subject only to Permitted Liens which may, under applicable law, be entitled to priority over such Collateral Vessel Mortgage).

“Floor” shall mean a rate of interest equal to 0.00%

“Foreign Lender” shall mean ~~any~~(a) if the Borrower is a U.S. Person, a Lender that is not a ~~“United States person” within the meaning of Section 7701(a)(30) of the Code.~~U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Default” shall have the meaning assigned to such term in Section 2.16(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“General Assignment Agreement” shall have the meaning set forth in the definition of “Vessel Collateral Requirements”.

“Governmental Approval” shall mean any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, regulatory or self-regulatory, body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity, territory or government (including any international or supra-national bodies such as the International Maritime Organization, the European Union or the European Central Bank).

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.

“Guarantors” shall mean (i) Holdings, (ii) each Subsidiary Guarantor and (iii) the Borrower but only in its capacity, and to the extent, if any, as a guarantor of the Bank Product Obligations of another Loan Party.

“Guidelines” shall mean the IMO Revised Guidelines for the Onboard Operational use of Shipborne Automatic Identification Systems, Resolution A.1106(29) or any subsequent amendment thereto.

“Hazardous Materials” shall mean hazardous substances, hazardous wastes, hazardous materials, or any other pollutants, contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws, including substances required or recommended to be listed on a Collateral Vessel’s IHM and petroleum, petroleum products, petroleum by-products, petroleum breakdown products, petroleum-derived substances, crude oil or any fraction thereof.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“IHM” shall mean, in relation to a Collateral Vessel, an “Inventory of Hazardous Materials” prepared in accordance with IMO Resolution MEPC.269(68), “2015 Guidelines for the Development of the Inventory of Hazardous Materials” (adopted on 15 May 2015 by the Marine Environment Protection Committee of the International Maritime Organization), issued by that Collateral Vessel’s classification society, which includes a list of required materials known to be potentially hazardous and listed in the construction of or on board that Collateral Vessel, their location and approximate quantities.

“Increasing Lenders” shall have the meaning assigned to such term in Section 2.18(b).

“Incremental Joinder Agreement” shall have the meaning assigned to such term in Section 2.18(d).

“Incremental Revolving Amendment” shall have the meaning assigned to such term in Section 2.18(d).

“Incremental Revolving Commitments” shall have the meaning assigned to such term in Section 2.18(a).

“Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.18(a).

“Indebtedness” of any person shall mean, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (including, for the avoidance of doubt, any Disqualified Capital Stock); (b) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit; (c) all indebtedness of the types described in paragraphs (a) to (g) of this definition secured by any Collateral on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (to the extent of the value of the respective property); (d) the aggregate amount required to be capitalized under leases under which such Person is the lessee; (e) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e. take-or-pay and similar obligations); (f) all Contingent Obligations of such Person, and (g) all obligations under any Hedging Agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables, or indebtedness (other than indebtedness for borrowed money) incurred in the ordinary course of business to pay for alterations or modifications of a Collateral Vessel to comply with regulatory requirements, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes and (b) to the extent not covered in preceding clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Initial Borrowing Date” shall mean the May 24, 2022.

“Insolvency Proceeding” shall mean (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under any Debtor Relief Laws.

“Insurance Deliverables Requirement” shall mean, in relation to each Collateral Vessel, with respect to (i) marine, hull and machinery insurance and increased value insurance, (ii) marine protection and indemnity insurance (including (x) insurance for liability arising out of pollution and spillage or leakage of cargo and (y) cargo liability insurance), (iii) war risks insurance and increased value insurance, (iv) such other marine insurance that has been reasonably requested by the Administrative Agent with the written consent of the Borrower (not to be unreasonably withheld or delayed), in each case that is required to be maintained in accordance with the terms of this Agreement, the Borrower shall have delivered to, or cause to be delivered, a letter of undertaking from a marine insurance broker attaching cover notes and certificates of entry evidencing such insurance, together with notices of assignment and loss payee clauses, and letters of undertaking issued by the protection and indemnity association, each of which shall be reasonably satisfactory to the Administrative Agent.

“Intercompany Note” shall mean a promissory note (which may be a global intercompany note) in form and substance reasonably satisfactory to the Administrative Agent.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement substantially in the form of Exhibit D.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E or such other form as the Administrative Agent and the Borrower may agree to from time to time.

“Interest Payment Date” shall mean the last day of each Interest Period therefor and the Maturity Date for such SOFR Loan or, in either case with respect to Revolving Loans, such earlier date on which the Revolving Commitments are terminated.

“Interest Period” shall mean, with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter as the Borrower may elect (or such other periods, elected by the Borrower, as agreed by all Lenders in writing); provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Investments” shall have the meaning assigned to such term in Section 6.04. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment or any write-offs or write-downs thereof.

“ISM Code” shall mean the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, adopted by the International Maritime Organization.

“ISPS Code” shall mean the International Code for the Security of Ships and Port Facilities adopted by the International Maritime Organization.

“Judgment Currency” shall have the meaning assigned to such term in Section 11.21(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.21(a).

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to the Loans at such time under this Agreement.

“Legal Requirements” shall mean, as to any person, any treaty, convention, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Lenders” shall mean (a) the financial institutions and other persons party hereto as “Lenders” on the Second Amendment Effective Date, and (b) each financial institution or other person that becomes a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Acceptance.

“Lien” shall mean, with respect to any property, (a) any preferred ship mortgage, maritime lien, mortgage, deed of trust, lien (statutory or other), judgment lien, pledge, encumbrance, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effects as any of the foregoing) relating to such property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” or “Loans” shall mean one or more Revolving Loans.

“Loan Documents” shall mean this Agreement, the First Amendment, the Second Amendment, the Notes, if any, the Security Documents, the Intercompany Subordination Agreement, each Intercompany Note, each Incremental Joinder Agreement, each Fee Letter and all other documents, certificates, instruments or agreements executed by or on behalf of a Loan Party for the benefit of any Agent or any Lender in connection herewith on or after the Closing Date and, except for purposes of Section 11.02(b), the Agency Fee Letter. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” shall mean the Borrower and the Guarantors and “Loan Party” shall mean any of them.

“Manager’s Undertaking” shall have the meaning provided in Section 5.16(i).

“Mandated Lead Arrangers” shall mean Nordea Bank Abp, New York Branch, Crédit Agricole Corporate and Investment Bank, BNP Paribas, DNB Markets, Inc., Skandinaviska Enskilda Banken AB (publ), ING Bank N.V., London Branch and Danish Ship Finance A/S as mandated lead arrangers for the Revolving Facility hereunder.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“MARPOL” shall mean the International Convention for the Prevention of Pollution from Ships, 1973 as modified by the Protocol of 1978, as the same may be amended or supplemented from time to time.

“Material Adverse Effect” shall mean (a) a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Loan Parties, taken as a whole (including, for the avoidance of doubt, as a result of any event, change, effect, circumstance, condition, development or occurrence relating to Holdings that is a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Loan Parties, taken as a whole), (b) an impairment of the ability of the Loan Parties to fully and timely perform any of their payment or other material obligations under any Loan Document,

(c) a material impairment of the rights of or benefits or remedies available to the Lenders or any Agent under any Loan Document, or (d) a material adverse effect on the Collateral or any material portion thereof or on the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the validity, enforceability, perfection or priority of such Liens.

“Material Non-Public Information” shall mean information and documentation that is (i) not publicly available and (ii) material with respect to Holdings, the Borrower and its Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

“Maturity Date” shall mean the Revolving Maturity Date.

“Maximum Leverage Ratio” shall mean, at any time of determination for any Person, the ratio of (x) Consolidated Net Indebtedness to (y) Consolidated Total Capitalization.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Minimum Liquidity Threshold” shall have the meaning assigned to such term in Section 6.10(a).

“Minimum Reduction Profile” shall mean a minimum profile reducing outstanding Revolving Commitments on a straight-line amortization sufficient to result in a reduction of the aggregate principal amount of the Revolving Facility to $0 upon the Collateral Vessels having achieved an average age of 20 years.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean an employee benefit plan of the type described in Section 4001(a)(3) or Section 3(37) of ERISA and subject to Title IV of ERISA to which any Company or any of its ERISA Affiliates is making or obligated to make contributions or during the preceding five plan years, has made or been obligated to make contributions.

“Net Worth” shall mean, as to any Person, the sum of its capital stock or share capital, capital in excess of par or stated value of shares of its capital stock or share capital, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ or shareholders’ equity, but excluding treasury stock and the effect of any impairment of intangible assets on and after the Closing Date.

“New Lender” shall have the meaning assigned to such term in Section 2.18(c).

“Non-U.S. Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees, officers or directors employed, or otherwise engaged, outside the United States.

“Nordea” shall mean Nordea Bank Abp, New York Branch and its legal successors and permitted assigns.

“Notes” shall mean any notes evidencing the Revolving Loans issued pursuant to Section 2.04(e), if any, substantially in the form of Exhibit F-2.

“NYSE” shall mean the New York Stock Exchange.

“Obligation Currency” shall have the meaning assigned to such term in Section 11.21.

“Obligations” shall mean (a) all obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any Insolvency

Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees (including the fees provided for in the Agency Fee Letter), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising; provided, that in no circumstances shall Excluded Swap Obligations constitute Obligations.

“OFAC” shall have the meaning assigned to such term in Section 3.22(b).

“Officer’s Certificate” shall mean, as to any person, a certificate executed by any of the chairman of the Board of Directors (if an officer), the chief executive officer, the president or one of the Financial Officers of such person, each in his or her official (and not individual) capacity.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation or company, the certificate of incorporation, articles of incorporation or deed of incorporation, memorandum of association and ~~by-laws~~bye-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constituent documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such person (and, where applicable, the equityholders or shareholders registry of such person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction (including any subdivision or taxing authority thereof) imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges (including fees and expenses to the extent incurred with respect to any such Taxes or charges) or similar levies (including interest, fines, penalties and additions with respect to any of the foregoing) arising from any payment made or required to be made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Participant” shall have the meaning assigned to such term in Section 11.04(e).

“Participant Register” shall have the meaning assigned to such term in Section 11.04(e).

“Patriot Act” shall have the meaning assigned to such term in Section 3.22(a).

“Pension Plan” shall mean any Employee Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part 1 of the U.K. Pensions Act 2004.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or of any business or division of any person, (b) acquisition of all of the Equity Interests of any person, and otherwise causing such person to become a Wholly Owned Subsidiary of such person, or (c) merger, amalgamation or consolidation or any other combination with any person, if each of the following conditions is met:

(i)no Event of Default then exists or would result therefrom;

(ii)after giving effect to such transaction on a Pro Forma Basis, the Borrower shall be in compliance with the Financial Covenants; and

(iii)the person or business to be acquired shall be, or shall be engaged in, a business of the type that Holdings and its Subsidiaries are permitted to be engaged in under Section 6.14(b).

“Permitted Charter” shall mean a charter of a Collateral Vessel to a third party:

(a)which is a time charter, voyage charter, consecutive voyage charter or contract of affreightment entered into on bona fide arm’s length terms; provided that any such charter with a term in excess of thirty-six (36) months, after giving effect to any extensions to such term solely at the discretion of the charterer (collectively, the “Initial Charter Term”) (but without including or giving effect to any specific or actual redelivery period extending past the Initial Charter Term), shall only be a Permitted Charter if the Required Lenders have consented thereto (such consent not to be unreasonably withheld); and

(b)demise charters existing on the Closing Date as identified on Schedule 1.01(g).

“Permitted Hedging Agreement” shall mean any Hedging Agreement to the extent constituting a swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates, bunkers, fuel, forward commitments for bunkers or fuel, or freight derivatives, either generally or under specific contingencies, in each case entered into in the ordinary course of business and not for speculative purposes.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Redomiciliation Transaction” shall mean any change in the jurisdiction of incorporation and domicile of Holdings, the Borrower or any Subsidiary Guarantor (such entity being referred to herein as an “Affected Loan Party”), from its current jurisdiction of incorporation and domicile in the Republic of the Marshall Islands or the Republic of Liberia, as applicable, to Bermuda, so long as each of the following conditions shall have been met at the time of, or shall be met concurrently with or by such other time frame as set out below, the consummation of such transaction (the date any such Permitted Redomiciliation Transaction with respect to an Affected Loan Party is completed in accordance with paragraphs (a) through (h) below being referred to herein as the “Redomiciliation Date”):

(a)the Administrative Agent shall have received, at least ten (10) Business Days prior to such Redomiciliation Date (or such shorter period as the Administrative Agent may reasonably agree), written notice of such Redomiciliation Date and the applicable Affected Loan Parties intended to effect a Permitted Redomiciliation Transaction on such Redomiciliation Date;

(b)(i) the Administrative Agent shall have received a Share Charge Agreement (or joinder thereto) dated as of the applicable Redomiciliation Date over Equity Interests in such Affected Loan Party (to the extent such Affected Loan Party’s Equity Interests were subject to the Pledge Agreement prior to the Redomiciliation Date), duly executed by each Loan Party which holds the Equity Interests in each such Affected Loan Party, in favor of the Collateral Agent (for itself and the Secured Parties), in form and substance satisfactory to the Administrative Agent (it being acknowledged that a Share Charge Agreement in the form of Exhibit Q (appropriately completed) shall be acceptable) and (ii) on or prior to the Redomiciliation Date or if specified in the applicable Share Charge Agreement, within the period set out therein, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in such Share Charge Agreement shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to it;

(c)the Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion from Walkers (Bermuda) Limited, Bermuda counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent substantially in the form of Exhibit R with respect to the applicable Loan Documents delivered on the Redomiciliation Date and the Loan Parties formed in Bermuda party thereto;

(d)if applicable, a favorable written opinion from Holland & Knight LLP, New York counsel for each Redomiciled Loan Party, in form and substance satisfactory to the Administrative Agent, but to include an opinion with respect to capacity and authority of Holdings (to the extent party to any documents on the applicable Redomiciliation Date), the continued validity and perfection of the Collateral Vessel Mortgages and such other matters as the Administrative Agent may reasonably request;

(e)the Administrative Agent shall have received, with respect to each Affected Loan Party on the Redomiciliation Date for such Affected Loan Party or as soon as reasonably practicable and no later than five (5) Business Days following the Redomiciliation Date, a certificate of the secretary or assistant secretary of such Affected Loan Party, dated as of such Redomiciliation Date (i) certifying that attached thereto is a true and complete copy of each Organizational Document of such Affected Loan Party, after giving effect to such Permitted Redomiciliation Transaction, (ii) certifying that attached thereto is a true and complete copy of customary powers of attorney (if any) and resolutions duly adopted by the Board of Directors of such Affected Loan Party authorizing the execution, delivery and performance of the Loan Documents delivered by such Affected Loan Party in connection with such Permitted Redomiciliation Transaction to which such Person is a party and that such powers of attorney and/or resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) certifying as to the incumbency and specimen signature of each director or officer executing any Loan Document on such Redomiciliation Date or any other document delivered in connection with such Permitted Redomiciliation Transaction and the other Loan Documents on behalf of such Affected Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (e)) and (iv) attaching thereto a true and complete copy of the certificate of continuance of each Affected Loan Party (to be followed, as soon as reasonably practicable, by a certificate of compliance as to the good standing of each Affected Loan Party

(in so-called “long-form,” if available) as of the date such Permitted Redomiciliation Transaction is consummated);

(f)the Administrative Agent shall have received an Officer’s Certificate of the Borrower, substantially in the form of Exhibit S (each, a “Redomiciliation Transaction Certificate”) and dated as of the Redomiciliation Date (1) confirming that (i) each of the representations and warranties made by any Loan Party (including the applicable Affected Loan Parties) set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Redomiciliation Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date), (ii) no Default or Event of Default shall have occurred and be continuing or would occur immediately upon giving effect to the Permitted Redomiciliation Transaction on such Redomiciliation Date, and (iii) all conditions set forth in this definition of “Permitted Redomiciliation Transaction” required to be satisfied on such Redomiciliation Date shall have been satisfied, and (2) attaching updated and/or supplemental schedules to this Agreement (and, as applicable, to the Security Documents) necessary to give effect to and reflect the consummation of such Permitted Redomiciliation Transaction on such Redomiciliation Date, in form and substance satisfactory to the Administrative Agent;

(g)to the extent requested, the Borrower shall deliver all necessary and customary documentation and other information required by bank regulatory authorities, including a Beneficial Ownership Certification in relation to the Borrower and any Redomiciled Loan Party, under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Patriot Act and the Beneficial Ownership Regulation as soon as reasonable practicable following the Redomiciliation Date; and

(h)on or prior to the Redomiciliation Date, the Vessel Collateral Requirements shall be satisfied.

“Person” and “person” shall mean any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledge Agreement” shall mean a Pledge Agreement substantially in the form of Exhibit G between the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties and pursuant to which the Earnings Accounts (subject to Section 5.14) and all of the Equity Interests of each Subsidiary Guarantor that owns a Collateral Vessel (and the Equity Interests of the Person that owns, directly or indirectly, the Equity Interests in such Subsidiary Guarantor, if any), in each case, formed in the United States or any state or territory thereof, the Republic of the Marshall Islands and/or the Republic of Liberia shall have been pledged to secure the Obligations and shall have (A) delivered to the Collateral Agent all the Securities Collateral referred to therein, together with executed and undated stock powers in the case of capital stock constituting Securities Collateral, and (B) otherwise complied with all of the requirements set forth in the Pledge Agreement.

“Pledge Agreement Collateral” shall mean all property from time to time pledged or granted as collateral pursuant to the Pledge Agreement.

“Pledged Earnings Accounts” shall have the meaning provided in Section 5.14.

“Pool Financing” shall mean a financing arrangement entered into by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein with a third-party lender, which financing is secured by the Pool Financing Receivables of the Vessels in such Shipping Pool.

“Pool Financing Indebtedness” shall mean indebtedness incurred by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein, under and pursuant to a Pool Financing.

“Pool Financing Receivables” shall mean, with respect to a Vessel in a Shipping Pool, (I) Moneys (as defined in Section 1-201 of the UCC) and claims for payment due or to become due to the Borrower or a Subsidiary thereof that owns such Vessel, or to the Pool Operator of such Shipping Pool on such Vessel owner’s behalf, whether as charter hire, freights, passage moneys, proceeds of off-hire and loss of hire insurances, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any time or voyage charter, affreightment or other contract for the use or employment of such Vessel and (II) all remuneration for salvage and towage services, demurrage and detention moneys and any other moneys whatsoever due or to become due to such Vessel owner, or the Pool Operator on such Vessel owner’s behalf, arising from the use or employment of such Vessel.

“Pool Operator” shall mean a third-party operator or manager of any Shipping Pool.

“Poseidon Principles” shall mean the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on June 18, 2019, available at http://www.poseidonprinciples.org, as the same may be amended or replaced, including but not limited to, to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.

“Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean in connection with any calculation of compliance with any financial covenant, financial test or financial term hereunder, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition or other Investment or to finance a Dividend or Restricted Debt Payment) after the first day of the relevant Test Period, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period, as if such Indebtedness had been retired or repaid on the first day of such Test Period, and (z) any Permitted Acquisition or other Investment then being consummated as well as any other Permitted Acquisition or other Investment if consummated after the first day of the relevant Test Period and on or prior to the date of the respective Permitted Acquisition or other Investment then being effected, with the following rules to apply in connection therewith:

(i)all Indebtedness (x) (other than revolving Indebtedness, except to the extent that the same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions or other Investments or to finance a Dividend or Restricted Debt Payment) incurred or issued after the first day of the relevant Test Period (whether incurred to finance a Permitted Acquisition or other Investment, to pay a Dividend to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period shall be deemed to have been retired or redeemed on the first day of such Test Period and remain retired through the date of determination; and

(ii)all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding).

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the Total Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment.

“Process Agent” shall have the meaning assigned to such term in Section 11.09(d).

“Projections” shall have the meaning assigned to such term in Section 3.04(c).

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, Vessels, cash, securities, accounts, revenues and contract rights.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” shall mean Lenders that do not wish to receive Material Non-Public Information with respect to Holdings, the Borrower or its Subsidiaries.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 120 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that do not constitute Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean the Administrative Agent, Collateral Agent, Security Trustee or any Lender, as applicable.

“Redomiciliation Transaction Certificate” shall have the meaning provided in the definition of “Permitted Redomiciliation Transaction”.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Register” shall have the meaning assigned to such term in Section 11.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinstated Commitments” shall have the meaning assigned to such term in Section 2.10(h).

“Reinvestment Notice” shall have the meaning assigned to such term in Section 2.10(h).

“Reinvestment Period” shall have the meaning assigned to such term in Section 2.10(h).

“Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, employees, Advisors, attorneys, agents, representatives, controlling persons and shareholders, partners, members and trustees of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.

“Release” shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto, from or through the Environment.

“Required Insurance” shall mean insurance of the type, deductibles and amounts as set forth on Schedule 3.20.

“Required Lenders” shall mean, at any date of determination, Lenders having Loans and unused Revolving Commitments representing more than 66 2/3% of the sum of all outstanding Loans and unused Revolving Commitments at such time.

“Requisition” shall mean: (a) any expropriation, confiscation, requisition or acquisition of a Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the Subsidiary Guarantor being the owner thereof; and (b) any arrest, capture or seizure of a Vessel (including any hijacking or theft) unless it is within 60 days redelivered to the full control of the Subsidiary Guarantor being the owner thereof.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Debt Payment” shall mean any payment, prepayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of any Restricted Indebtedness.

“Restricted Indebtedness” shall mean Indebtedness of any Company, the payment, prepayment, repurchase, defeasance or acquisition for value of which is restricted under Section 6.11.

“Revolver Reduction Amount” shall mean for any Revolver Reduction Date, the corresponding amount for such date set forth on Schedule 2.09(c) under the heading “Total Revolving Commitment Reduction” as such amount may be adjusted from time to time in accordance with Section 2.10, which shall reflect at all times the Minimum Reduction Profile.

“Revolver Reduction Date” shall mean each date set forth on Schedule 2.09(c) under the heading “Reduction Date”.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, on and after the Second Amendment Effective Date, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex I hereto or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.18 and/or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ Revolving Commitments on the Second Amendment Effective Date is $500,000,000.00.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender.

“Revolving Facility” shall mean, at any time and with respect to any Revolving Lender, such Revolving Lender’s respective Revolving Commitments and the extensions of credit thereunder at such time.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or with outstanding Revolving Exposure.

“Revolving Loan” shall mean a revolving loan made by the Lenders to the Borrower pursuant to Section 2.01(a).

“Revolving Maturity Date” shall mean January 31, 2030.

“Revolving Obligations” shall mean (i) all Revolving Loans, and Revolving Commitments and (ii) all Obligations relating to the Indebtedness and Revolving Commitments described in preceding clause (i). For the avoidance of doubt, Revolving Obligations includes all interest, fees and expenses accruing or incurred during the pendency of any Insolvency Proceeding with respect to Revolving Obligations, whether or not such interest, fees or expenses are allowed claims under any such Insolvency Proceeding.

“Russian Oil Products” shall have the meaning assigned to such term in Section 5.21.

“Russian Price Cap Framework” shall have the meaning assigned to such term in Section 5.21.

“S&P” shall mean S&P Global Ratings and any successor thereto.

“Sale and Leaseback Transaction” shall mean any arrangement of any person, directly or indirectly, with any other person whereby such initial person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions Authority” shall mean the respective governmental institutions and agencies of the United States, the European Union (and its member states), the United Kingdom, the European Economic Area (and its member states), Australia, and the United Nations, including the U.S. Treasury Department, the U.S. Commerce Department, the U.S. State Department, the United Nations Security Council, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority of the United States, the European Union (and its member states), the United Kingdom, the European Economic Area (and its member states), Australia or the United Nations.

“Sanctions Laws” shall mean, as applicable to any Loan Party, Collateral Vessel or Secured Party, the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“SEC” shall mean the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions thereof.

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of April 26, 2024, among Holdings, the Borrower, the other Guarantors party thereto, the Administrative Agent and each 2024 Extended Lender, each 2024 Converting Lender and each New 2024 Revolving Lender party thereto.

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

“Second Amendment Fee Letters” means each fee letter, dated as of the Second Amendment Effective Date, among Holdings, the Borrower, and the Agent.

“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all Bank Product Obligations of the Borrower and the Subsidiary Guarantors; provided, that in no circumstances shall Excluded Swap Obligations constitute Secured Obligations.

“Secured Parties” shall mean, collectively, (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders and (d) each Bank Product Provider.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean the (1) “Collateral” (as defined in the Pledge Agreement) and (2) the Share Charge Agreement Collateral.

“Security Documents” shall mean the Pledge Agreement, each Collateral Vessel Mortgage, each Account Control Agreement, each General Assignment Agreement, each Assignment of Insurances, each Manager’s Undertaking, the Share Charge Agreement, and each other security document or pledge agreement delivered in accordance with applicable local Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Pledge Agreement, any Collateral Vessel Mortgage, any Account Control Agreement, any General Assignment Agreement, any Assignment of Insurances, any Manager’s Undertaking, the Share Charge Agreement, or any other such security document or pledge agreement to be filed or registered with respect to the security interests in property created pursuant to the Pledge Agreement, any Collateral Vessel Mortgage, any Account Control Agreement, any General Assignment Agreement, any Manager’s Undertaking, the Share Charge Agreement, and any other document or instrument utilized to pledge or charge any property as collateral for the Secured Obligations.

“Security Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Share Charge Agreement” shall mean a Share Charge Agreement, substantially in the form of Exhibit Q, between the applicable Loan Parties and the Collateral Agent for the benefit of the Secured Parties and pursuant to all of the Equity Interests of each Subsidiary Guarantor that owns a Collateral Vessel (and the Equity Interests of the Person that owns, directly or indirectly, the Equity Interests in such Subsidiary Guarantor, if any), in each case, formed in Bermuda, shall have been charged to secure the Obligations and shall have (A) delivered to the Collateral Agent all the Securities Collateral referred to therein, together with executed and undated share transfer forms in the case of share capital constituting Securities Collateral, and (B) otherwise complied with all of the requirements set forth in the Share Charge Agreement.

“Share Charge Agreement Collateral” shall mean all property from time to time charged or granted as collateral pursuant to the Share Charge Agreement.

“Shipping Pool” shall mean a shipping pool arrangement in which a Vessel has been entered, or in which a Vessel is a member, together with other vessels owned or operated by third parties that are part of such shipping pool arrangement.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR.

“Solvent” shall mean, with respect to any person, that, as of the date of determination, (a) the fair value of the properties of such person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such person generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such person will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date, and (e) such person is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any person is organized. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that can be reasonably expected to become an actual or matured liability.

“Statement of Compliance” shall mean a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subordinated Indebtedness” shall mean unsecured Indebtedness of the Borrower or any of its Subsidiaries that is by its terms subordinated (on terms reasonably satisfactory to the Administrative Agent) in right of payment to all or any portion of the Obligations.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of the Borrower that is the owner of a Collateral Vessel and each Subsidiary of the Borrower that directly or indirectly owns Equity Interests in any owner of a Collateral Vessel, as well as any additional Subsidiary of the Borrower that becomes a Subsidiary Guarantor pursuant to Section 5.10 or Section 5.15. As of the Second Amendment Effective Date, the Subsidiary Guarantors are listed on Schedule 1.01(h).

“Substitution Vessel” shall mean a vessel which becomes a Collateral Vessel after the date hereof, which (i) shall not have been built prior to 2014, (ii) is classed with an Approved Classification

Society free of overdue recommendations and conditions affecting class, (iii) registered in an Acceptable Flag Jurisdiction, (iv) owned by a Subsidiary Guarantor and subject to a Collateral Vessel Mortgage on the date it becomes a Collateral Vessel, (v) is not older than the vessel which was the subject of a Collateral Vessel Disposition and which the Substitution Vessel is replacing as a Collateral Vessel, (vi) that is a double-hull crude or product tanker vessel between 35,000 dwt and 330,000 dwt and of a similar quality and type as the Collateral Vessel that it is replacing, and (vii) has an equal to or higher Vessel Appraisal Value than the vessel(s) it is replacing as a Collateral Vessel.

“Suspended Commitments” shall have the meaning assigned to such term in Section 2.10(h)

“Sustainability Certificate” shall mean a certificate in the form attached hereto as Exhibit O signed by a Financial Officer of the Borrower, in a form and substance reasonably satisfactory to the Administrative Agent and the Sustainability Coordinator delivered pursuant to Section 5.01(c)(iii).

“Sustainability Coordinator” shall have the meaning assigned to such term in the preamble hereto.

“Sustainability Pricing Adjustment Schedule” shall mean Schedule 1.01(i), as amended from time to time in accordance with Section 11.02 of this Agreement.

“Swap Obligation” shall mean, with respect to the Borrower and any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean, as to any person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor or (b)(i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including a Sale and Leaseback Transaction), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any Debtor Relief Laws to such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Loan Party is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than a Loan Party of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” shall mean (i) any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings or other similar charges, imposed by a Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing, and (ii) any transferee, successor, joint and several, contractual or other liability (including liability pursuant to Treasury Regulation ~~§~~Section 1.1502-6 (or any similar provision of state, local or non-U.S. law)) in respect of any item described in clause (i).

“Technical Manager” shall mean (i) an Acceptable Third Party Technical Manager or (ii) one or more other technical managers (including a Subsidiary of the Borrower) selected by the Borrower and reasonably acceptable to the Administrative Agent (acting on instructions from the Required Lenders).

“Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Test Period” shall mean each period for which financial statements of Holdings have been delivered pursuant to Section 5.01(a) or (b), as the case may be.

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of October 3, 2025, among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and Lender party thereto.

“Third Amendment Effective Date” has the meaning set forth in the Third Amendment.

“Total Loss” shall mean: (a) actual, constructive, compromised, agreed or arranged total loss of a Vessel; or (b) any Requisition of a Vessel.

“Total Loss Date” shall mean, in relation to the Total Loss of a Vessel: (a) in the case of an actual loss of a Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of a Vessel, the earlier of: (i) the date on which a notice of abandonment is given to the insurers; and (ii) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower and/or the Subsidiary Guarantor who owns such Vessel with the Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss; and (c) in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Administrative Agent that the event constituting the total loss occurred.

“Total Revolving Commitments” shall mean the aggregate principal amount of all Revolving Commitments, which as of the Second Amendment Effective Date is $500,000,000.00, as the same may be reduced or increased from time to time in accordance with this Agreement.

“Total Revolving Exposure” shall mean, with respect to all Revolving Lenders at any time, the aggregate principal amount at such time of all outstanding Revolving Loans.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Second Amendment, the performance by Loan Parties of this Agreement and the other Loan Documents to which they are a party and the Credit Extensions hereunder on the Second Amendment Effective Date and the use of the proceeds thereof and (b) the payment of the fees and expenses related to the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

“Trust Property” shall mean (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Collateral Vessel Mortgages (including the benefits of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Trustee in the Collateral Vessel Mortgages), (b) all moneys, property and other assets paid or transferred to or vested in the Security Trustee, or any agent of the Security Trustee whether from any Loan Party or any other person, and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee or any agent of the Security Trustee in respect of the same (or any part thereof).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Pension Plan” shall mean the OSG Ship Management (UK) Ltd. Retirement Benefits Plan.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UKBA” shall mean the U.K. Bribery Act 2010.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean cash or Cash Equivalents that (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of Holdings or any of its Subsidiaries, (ii) are not subject to any lien in favor of any Person other than (a) the Collateral Agent for the benefit of the Lenders or (b) if required by law, the deposit account bank holding such accounts, (iii) are otherwise generally available for use by Holdings, the Borrower or such Subsidiary and (iv) undrawn amounts under the Revolving Facility; provided that not more than $25,000,000 of Unrestricted Cash and Cash Equivalents shall consist of undrawn and available amounts under the Revolving Facility for purposes of the Minimum Liquidity Threshold.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Vessel Appraisal” shall mean a written desktop appraisal of the fair market value of each Collateral Vessel or Additional Vessel delivered to the Administrative Agent and the Collateral Agent, in form, scope and methodology reasonably acceptable to the Collateral Agent and prepared by an Approved Broker selected by the Borrower on the basis of a charter-free arm’s-length transaction between a willing and able buyer and seller not under duress, addressed to the Collateral Agent and upon which the Administrative Agent, the Collateral Agent and the Lenders are expressly permitted to rely.

“Vessel Appraisal Value” of any Collateral Vessel or Additional Vessel at any time of determination shall mean the average of Vessel Appraisals from two Approved Brokers most recently delivered to, or obtained by, the Administrative Agent prior to such time in accordance with Sections 6.10(d) and (e), pursuant to the Second Amendment or at such other time or times set forth in this Agreement.

“Vessel Collateral Requirements” shall mean, with respect to a Collateral Vessel, the requirement that:

(a)the Subsidiary Guarantor that owns such Collateral Vessel shall have duly authorized, executed and delivered, and caused to be recorded or registered in accordance with the laws of the applicable Acceptable Flag Jurisdiction in which such Collateral Vessel is registered, a Collateral Vessel Mortgage with respect to such Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Security Trustee for the benefit of the Secured Parties a legal, valid and enforceable first preferred ship mortgage or first priority statutory mortgage, as applicable, lien upon such Collateral Vessel, subject only to Permitted Liens related thereto;

(b)all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clause (a) above under the laws of the Acceptable Flag Jurisdiction in which such Collateral Vessel is registered and (if required) in the jurisdiction of organization of the entity that is the owner of such Collateral Vessel shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to it and such customary legal opinions reasonably satisfactory to it; and

(c)the Administrative Agent shall have received each of the following:

(i)certified copies of all technical management agreements and commercial management agreements, if any, and all pooling agreements and charter contracts having a remaining term in excess of six months related to such Collateral Vessel and any charter contract guarantees in connection therewith;

(ii)a confirmation of class certificate issued by an Approved Classification Society showing the Collateral Vessel to be free of overdue recommendations issued not more than ten (10) days prior to the Closing Date or the date such vessel becomes a Collateral Vessel and certified copies of all ISM Code, ISPS Code and MARPOL documentation for such Collateral Vessel and its owner or manager, as appropriate, which shall be valid and unexpired;

(iii)a certificate of ownership and encumbrance or transcript of register confirming registration of such Collateral Vessel under the law and flag of the applicable Acceptable Flag Jurisdiction, the record owner of the Collateral Vessel and all Liens of record (which shall be only Permitted Liens) for such Collateral Vessel, such certificate to be issued within thirty (30) days prior to the Closing Date or the date such vessel becomes a Collateral Vessel, and reasonably satisfactory to the Administrative Agent;

(iv)a report, addressed to and in form and scope reasonably acceptable to the Administrative Agent, from a firm of marine insurance brokers reasonably acceptable to the Administrative Agent (including Howden), confirming the particulars and placement of the marine insurances covering such Collateral Vessel and its compliance with the provisions hereunder, the endorsement of loss payable clauses and notices of assignment on the policies, the adequacy of such marine insurances and containing such other confirmations and undertakings as are customary in the New York market (including the Insurance Deliverables Requirement);

(v)a customary letter of undertaking addressed to the Administrative Agent, issued by each relevant marine insurance broker, the protection and indemnity club or war risks association through or with whom any obligatory insurances are placed or effected for such Collateral Vessel; and

(vi)a report from an independent marine insurance consultant appointed by the Administrative Agent confirming the adequacy of the marine insurances covering such Collateral Vessel.

(d)(A) the Borrower and each Subsidiary Guarantor that owns such Collateral Vessel (and each other relevant Loan Party) shall have duly authorized, executed and delivered a General Assignment Agreement substantially in the form of Exhibit M (as modified, supplemented or amended from time to time, each a “General Assignment Agreement”) assigning all of such Loan Party’s present and future Earnings and Insurance Collateral, and any Permitted Charter with a term in excess of thirty six (36) months (any such charter, a “Pledged Charter”) to the extent obtainable by the Borrower using reasonable commercial efforts, (B) each Commercial Manager and Technical Manager which is a Wholly Owned Subsidiary of the Borrower (to the extent such Commercial Manager or Technical Manager is a named assured in the insurances of such Collateral Vessel) shall have duly authorized, executed and delivered an Assignment of Insurances substantially in the form of Exhibit N (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) assigning all of such Commercial Manager’s and such Technical Manager’s present and future Insurance Collateral and (C) each such Loan Party, Commercial Manager or Technical Manager, as applicable, shall use commercially reasonable efforts to provide appropriate notices and consents related thereto, together granting a security interest and lien on (i) all of such Loan Party’s present and future Earnings and Insurance Collateral and present and future rights and receivables under Pledged Charters and (ii) all of such Commercial Manager’s and Technical Manager’s Insurance Collateral, together with proper Financing Statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by General Assignment Agreement and the Assignment of Insurances, as applicable, and

(e)Subject to Section 5.14, the Borrower, the Collateral Agent and Nordea, as depositary bank, shall have duly authorized, executed and delivered a control agreement substantially in the form attached to the Pledge Agreement with respect to the Earnings Accounts (as modified, supplemented or amended from time to time, the “Account Control Agreement”).

“Vessels” shall mean all Collateral Vessels and other vessels owned by the Borrower or any of its Subsidiaries, and “Vessel” shall mean any one of them.

“Voting Equity Interests” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the power under ordinary circumstances to vote for persons to serve on the Board of Directors of such person.

“Withdrawn Vessel” shall have the meaning assigned to such term in Section 2.10(a)(ii).

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case, to the extent required under applicable Legal Requirements) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% Equity Interest (other than directors’ qualifying share and other nominal shares required to be held by local nationals, in each case, to the extent required under applicable Legal Requirements) at such time. Unless the context requires otherwise, “Wholly Owned Subsidiary” refers to a Wholly Owned Subsidiary of the Borrower.

“Write-Down and Conversion Powers” shall mean,

(a)with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and

(b)with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02~~Reserved~~Permitted Redomiciliation Transactions~~.~~

. On and after the Third Amendment Effective Date, without further action or consent of any Person, upon the consummation of any Permitted Redomiciliation Transaction on a Redomiciliation Date, each reference in this Agreement, any Collateral Vessel Mortgage and any other Loan Document (including, for the avoidance of doubt, in any schedules or annexes hereto or thereto) to an Affected Loan Party as a “Loan Party”, “Pledgor”, “Shipowner”, “Assignor”, “Subsidiary Guarantor”, “Obligor”, “Subordinated Creditor” or word of like meaning as well as any reference to such Affected Loan Party’s legal name, organizational form, organizational or taxpayer identification number and jurisdiction of organization, in each case, shall be deemed as of the Redomiciliation Date for such Affected Loan Party to (a) be a reference to such Affected Loan Party after giving effect to such Permitted Redomiciliation Transaction an (b) reflect the correct information then existing as of the applicable Redomiciliation Date following such Permitted Redomiciliation Transaction and each such Impacted Loan Party shall, for the avoidance of doubt, be deemed the same Person as the Affected Loan Party immediately prior to giving effect to such Permitted Redomiciliation Transaction for all purposes of this Agreement and the Loan Documents. The parties hereto acknowledge and agree that the consummation of any Permitted Redomiciliation Transaction (i) constitutes a continuation of the existence and obligations of the applicable Affected

Loan Party and does not effect a novation, extinguishment, release or discharge of any Obligations and (ii) does not release, impair or otherwise affect any Guarantee or Lien created under any Loan Document, all of which remain in full force and effect (as conformed hereby) and continue to secure the Secured Obligations of each Affected Loan Party.

Section 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise, (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such Loan Document, agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented and/or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements and/or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, exhibits, Schedules and schedules shall be construed to refer to Articles and Sections of, and Exhibits, exhibits, Schedules and schedules to, this Agreement, unless otherwise indicated and (e) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents.

Section 1.04Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with, and all terms of an accounting or financial nature shall be construed and interpreted in accordance with, GAAP as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or the Financial Covenants set forth in any Loan Document, and the Borrower, the Required Lenders or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and the Borrower); provided, that, until so amended, such ratio, Financial Covenants or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and the Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Borrower setting forth in reasonable detail the differences that would have resulted if such financial statements had been prepared as if such change had been implemented.

Section 1.05Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.07Currency Equivalents Generally.

(a)Any amount specified in this Agreement (other than as set forth in clause (b) of this Section 1.07) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the applicable exchange rate; provided that if any basket amount expressed in Dollars is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)For the purposes of determining the fair market value or calculating compliance with Section 6.10, amounts denominated in a currency other than Dollars will be converted to Dollars at the exchange rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Section 1.08Divisions. For all purposes under the Loan Documents, in connection with any division or plan or division under Delaware law (or any comparable event under a different jurisdiction’s law): (a) if any asset, right, obligation or liability on any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.09Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE CREDITS

Section 2.01Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on and after the Second Amendment Effective Date until termination of the Revolving Commitment of such Revolving Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment. Within the limits set forth in clause (ii) of the second preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

(b)~~Notwithstanding the foregoing, the outstanding principal amount of Revolving Loans outstanding during the period from (and including) the Second Amendment Effective Date until (and including) the date on which each Acquisition Vessel has become a Collateral Vessel in accordance with Section 5.15, shall not exceed the lesser of (i) 45% of the Vessel Appraisal Value of the Collateral Vessels subject to a Collateral Vessel Mortgage on such date (including, for the avoidance of doubt,  Acquisition Vessels which have become Collateral Vessels as of such date, if any) based on the most recent applicable Vessel Appraisal Value and (ii) $500,000,000.~~[Intentionally omitted.]

Section 2.02Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Lender to make such Loan or the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 8 Borrowings in the aggregate outstanding hereunder at any one time (or such greater number of Borrowings as may be acceptable to the Administrative Agent in its sole discretion). For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 10:00 a.m., New York City time, and the Administrative Agent shall promptly credit or remit the amounts so received to an account in the United States as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, promptly return the amounts so received to the respective Lenders.

(d)Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent (i) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation and (ii) in the case of the Borrower, the interest rate applicable to such Borrowing. If such Lender shall subsequently repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and any amounts previously so repaid by the Borrower shall be returned to the Borrower.

(e)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03Borrowing Procedure. (a) To request a Revolving Borrowing, the Borrower shall deliver a written request (by email through a “pdf” copy, or facsimile transmission (or transmit by other electronic transmission) if arrangements for doing so have been approved in writing by the Administrative Agent)), a duly completed and executed Borrowing Request to the Administrative Agent not later than 1:00 pm, New York City time, on the third Business Day before the date of the proposed Borrowing. Each Borrowing Request for a Revolving Loan shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)the aggregate principal amount of any such Revolving Borrowing, shall comply with the requirements of Section 2.02(a) and, until each of the conditions subsequent set forth on Schedule 5.15 have been satisfied, the requirements of 2.01(b);

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)with respect to any SOFR Loan, the duration of the Interest Period with respect thereto;

(iv)the location and number of the respective Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

(v)that the conditions set forth in Sections 4.02(b) and (c) are satisfied as of the date of the notice.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit F-2, as the case may be.

Section 2.05Fees.

(a)Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to a percentage per annum equal to 35% of the Applicable Margin multiplied by the average daily unused amount of the Commitment (including any Suspended Commitment) of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided, that, it is understood and agreed that accrued but unpaid Commitment Fees accrued under this Agreement prior to the Second Amendment Effective Date shall be based on this Section 2.05 immediately prior to the Second Amendment Effective Date. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans of such Lender.

(b)Administrative Agent and Collateral Agent Fees. The Borrower agrees to pay to the Administrative Agent and the Collateral Agent (as applicable), for their own account, the fees set forth in the Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between and/or among the Borrower, the Administrative Agent and the Collateral Agent (the “Administrative Agent Fees”).

(c)Other Fees. The Borrower agrees to pay the fees set forth in the Fee Letter.

(d)Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrower shall pay the Fees provided under Section 2.05(b) and (c) directly to the applicable Agents. Once paid, none of the Fees shall be refundable under any circumstances.

(e)Any fees otherwise payable by the Borrower to any Defaulting Lender pursuant to this Section 2.05 shall be subject to Section 2.16(c).

Section 2.06Interest on Loans. (a) Subject to the provisions of Section 2.06(b), the Revolving Loans shall bear interest at a rate per annum equal to Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, each as in effect from time to time. The Applicable Margin shall be adjusted from time to time in accordance with the Sustainability Pricing Adjustment Schedule. If any Sustainability Certificate contains material errors which result in the Applicable Margin being inaccurately calculated (a “Miscalculation”), the Borrower shall, upon the request of the Administrative Agent, provide such information necessary to correct such calculation and pay any interest which is shown to be outstanding as a result of the correction of such calculation; provided that, if the Borrower has provided information required by the foregoing sentence and paid any applicable outstanding interest within three (3) Business Days after notice from the Administrative Agent of the Miscalculation, no Default or Event of Default which may have resulted from the provision of the applicable Sustainability Certificate or the Miscalculation shall be deemed to have occurred.

(b)Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default under Section 8.01(a) or (b) or any Event of Default, each Loan shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2.00% in excess of the rate then borne by such Loans (the “Default Rate”).

(c)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to Section 2.06(b) (and all interest on past due interest) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to ABR at times when ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual numbers of days elapsed (including the first day but excluding the last day); provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13, bear interest for one day. Term SOFR shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error. Interest hereunder shall be due and payable in accordance with the terms hereof before and after any judgment, and before and after the commencement of any Insolvency Proceeding.

Section 2.07Termination and Reduction of Commitments. (a) The Revolving Commitments shall (x) be reduced pursuant to Section 2.09(c) and (y) otherwise automatically terminate on the Revolving Maturity Date.

(b)At its option, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments; provided, that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Total Revolving Exposure would exceed the Total Revolving Commitments.

(c)The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided, that a notice of termination of all then remaining Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities in order to refinance in full the Obligation hereunder, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.08Interest Elections.

(a)Each Borrowing initially shall have an initial Interest Period specified in such Borrowing Request. Thereafter, each Borrowing shall be continued as a SOFR Borrowing with an Interest Period of one (1) or three (3) months (or such other periods, elected by the Borrower, as agreed by all Lenders), as the Borrower may elect in accordance with Section 2.08(b) and (c) at the end of such Interest Period.

(b)To make an election pursuant to this Section 2.08, the Borrower shall deliver, by hand delivery, email through “pdf” copy or telecopies, or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 (assuming, for purposes of determining such required timing, that the last day of the applicable Interest Period is the date of the “proposed Borrowing” (as referenced in Section 2.03)). Each Interest Election Request shall be irrevocable.

(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)with respect to any conversion to or continuation of a Borrowing of a SOFR Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” contained herein.

With respect to any conversion to or continuation of a Borrowing of a SOFR Loans, if any such Interest Election Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three (3) months’ duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.09Revolver Commitment Reduction. (a) [Reserved].

(b)[Reserved].

(c)On each Revolver Reduction Date, the Total Revolving Commitments shall be permanently reduced by an aggregate principal amount equal to the applicable Revolver Reduction

Amount for such date as set forth on Schedule 2.09(c) and the Borrower shall pay to the Administrative Agent, for the account of the Lenders, any amounts required to be prepaid after giving effect to such reduction of the Total Revolving Commitments pursuant to Section 2.10(b), together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding the date of, such payment.

Section 2.10Optional and Mandatory Prepayments of Loans and Commitment Reductions. (a) Optional Prepayments and Commitment Reductions.

(i)The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty subject to the requirements of this Section 2.10; provided, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(ii)The Borrower shall have the right (at its sole discretion) at any time and from time to time to notify the Administrative Agent that it elects to withdraw one or more Vessels from the existing pool of Collateral Vessels (such election, a “Collateral Vessel Release Election” and each Collateral Vessel subject to such Collateral Vessel Release Election, a “Withdrawn Vessel”); provided, that, subject to Section 2.10(h), to the extent the Borrower makes a Collateral Vessel Release Election, the Total Revolving Commitments shall be automatically and permanently reduced by an aggregate principal amount equal to the Collateral Disposition Reduction Amount for such Withdrawn Vessel.

(b)Mandatory Prepayments.

(i)In the event of the termination of all the Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all outstanding Revolving Loans.

(ii)In the event of any partial reduction of the Revolving Commitments pursuant to Section 2.07, Section 2.09(c) or Section 2.10(a), then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Lenders of the Total Revolving Exposure after giving effect thereto and (y) if the Total Revolving Exposure would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Loans in an aggregate amount sufficient to eliminate such excess.

(iii)If at any time the Total Revolving Exposure exceeds the Revolving Commitments at such time, the Borrower shall, without notice or demand, immediately repay or prepay Revolving Loans in an aggregate amount sufficient to eliminate such excess.

(iv)On (i) the date of any Asset Sale in respect of a Collateral Vessel, or Sale and Leaseback Transaction in respect of a Collateral Vessel (or Asset Sale in respect of the Equity Interests in the owner of a Collateral Vessel) (the transactions referred to in this clause (i), each a “Collateral Vessel Disposition”) and (ii) the earlier of (A) the date which is one hundred and eighty (180) days following the Total Loss Date in respect of a Collateral Vessel (or, if such date is not a Business Day, on the following Business Day) and (B) the date of receipt (or, if such date is not a Business Day, on the following Business Day) by the Borrower, any Subsidiary Guarantor or the Administrative Agent of the insurance proceeds relating to such Total Loss; provided that if any Collateral Vessel which is the subject of a Requisition is redelivered to the full control of the Subsidiary Guarantor prior to such date, no prepayment shall be required, the Borrower shall, subject to Section 2.10(h), permanently reduce Revolving Commitments (and, if the Total Revolving Exposure exceeds the Revolving Commitments at such time, prepay a corresponding amount of Revolving Loans in an amount sufficient to eliminate such excess) in an amount equal to the Collateral Disposition Reduction Amount for such Collateral Vessel Disposition or Total Loss.

(c)Application of Mandatory Prepayments. Any Collateral Disposition Reduction Amount required pursuant to Section 2.10(b)(iv) in connection with a Collateral Vessel Disposition shall be applied, on a pro rata basis, to permanently reduce the Total Commitments and to reduce the Revolver Reduction Amount due on each Revolver Reduction Date (including the Revolving Maturity Date), which reduced Revolver Reduction Amount shall, for the avoidance of doubt, reflect scheduled repayments and/or reductions in an amount not less than the Minimum Reduction Profile. If, after giving effect to such Revolving Commitment reductions, the Total Revolving Exposure exceeds the Revolving Commitments, then the Borrower shall, without notice or demand, immediately repay or prepay Loans in accordance with Section 2.10(b)(iii). For the avoidance of doubt, any termination or reduction of the Revolving Commitments pursuant to Section 2.10(b) shall be permanent and each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

(d)Application of Optional Prepayments under the Revolving Facility. Prior to any optional prepayment with respect to the Revolving Facility hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f). For the avoidance of doubt, no permanent reduction of Commitments shall be required in connection with any optional prepayment of Loans pursuant to Section 2.10(a)(i).

(e)Additional Amounts. Any prepayment of the Loan made hereunder shall be accompanied by a payment of all accrued interest to the date of such prepayment with respect to the Loan or portions thereof being prepaid to the extent required by Section 2.06, together with any and all costs or expenses required to be paid by the Borrower under Section 2.12, 2.13 or 2.15, if any, any accrued but unpaid Commitment Fees, and a pro rata portion of the Secured Obligations in respect of Bank Product Obligations arising as a result of the termination of any Bank Products to the extent the aggregate notional amount of such Bank Products after giving effect to the prepayment exceeds the sum of (i) the outstanding principal of the Loans and (ii) the amount of any undrawn Commitments.

(f)Notice of Prepayment and/or Reduction. The Borrower shall notify the Administrative Agent by written notice of any prepayment and/or reduction of the Revolving Commitments hereunder, not later than 1:00 p.m., New York City time, on the third Business Day before the date of prepayment and/or reduction. Each such notice shall be irrevocable; provided, that a notice of prepayment of all outstanding Loans and/or reduction of all outstanding Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, the sale of debt securities, or, in the case of an Asset Sale, closing of such sale, in order to refinance in full all Obligations hereunder, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and/or reduced and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment and/or reduction. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment and/or reduction of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment and/or reduction of Revolving Commitments. Each prepayment and/or reduction of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and/or reduced Revolving Commitments and otherwise in accordance with this Section 2.10.

(g)Revolver Reduction Amount. The Revolver Reduction Amount shall be adjusted in connection with any mandatory prepayment or reduction of the Revolving Commitments (or substitution of one or more Collateral Vessel(s) with a Substitution Vessel or the addition of any Additional Vessels) and to give effect to any permanent reduction of the Revolving Commitments;

provided that any adjustments to the Revolver Reduction Amount shall not result in scheduled repayments and/or reductions less than the Minimum Reduction Profile.

(h)Reinvestment Rights. On the date (a) that is three (3) Business Days prior to any Collateral Vessel Disposition, if the Borrower determines that it may, at a future date, use the proceeds of such Collateral Vessel Disposition in connection with the acquisition of an Substitution Vessel or (b) of the delivery of a Collateral Vessel Release Election, if the Borrower determines that it may, at a future date, acquire or finance a Substitution Vessel to replace the Withdrawn Vessel subject to such Collateral Vessel Release Election, the Borrower shall notify the Administrative Agent in writing of such determination (such notice, a “Reinvestment Notice”). Following receipt of the Reinvestment Notice on the date of such Collateral Vessel Disposition or Collateral Vessel Release Election, (i) the Collateral Disposition Reduction Amount of Revolving Commitments that would otherwise be required to be permanently reduced in connection with such (a) Collateral Vessel Disposition pursuant to Section 2.10(b)(iv) or (b) Collateral Vessel Release Election pursuant to Section 2.10(a)(ii), as applicable, shall remain outstanding, but not available for Revolving Borrowings (such Collateral Disposition Reduction Amount of Revolving Commitments, the “Suspended Commitments”) and (ii) if the Total Revolving Exposure would exceed the Revolving Commitments after giving effect to such Suspended Commitments, then the Borrower shall immediately repay or prepay Revolving Loans in an aggregate amount sufficient to eliminate such excess. Within 365 days after the date of such Collateral Vessel Disposition or delivery of such Collateral Vessel Release Election (the “Reinvestment Period”), the Borrower will be entitled to make an acquisition or financing of a Substitution Vessel, following which an amount of Revolving Commitments shall be reinstated and available for Revolving Borrowings in an amount (the “Reinstated Commitments”) equal to the aggregate outstanding principal amount of the Revolving Loans and undrawn Revolving Commitments (including any Suspended Commitments), multiplied by a fraction, the numerator of which is the Vessel Appraisal Value of the Vessel acquired, financed or substituted pursuant to the acquisition or financing of such Substitution Vessel, and the denominator of which is the aggregate of the Vessel Appraisal Values of all Collateral Vessels (including such acquired, financed or substituted vessel, as the case may be), provided that the Borrower is in compliance with clauses (i) through (iv) of the definition of “Substitution Vessel” as of the date the Reinstated Commitments are so reinstated. For the avoidance of doubt, the amount of Reinstated Commitments may be less than, but not more than the amount of aggregate the Suspended Commitments at such time and in no event shall the reinstatement of any Reinstated Commitments result in the Revolving Commitments as of such date of reinstatement exceeding the Total Revolving Commitments as of such date (as such Total Revolving Commitments may be otherwise reduced and/or increased in accordance with this Agreement but not giving effect to the Suspended Commitments then in effect). If the acquisition or financing of a Substitution Vessel does not occur during the Reinvestment Period related to a Collateral Vessel Disposition or Collateral Vessel Release Election, the Suspended Commitments so suspended on such Collateral Vessel Disposition Date or the date of such Collateral Vessel Release Election shall be permanently reduced on the last day of the Reinvestment Period. Notwithstanding anything to the contrary set forth in this paragraph (h), nothing shall restrict the Borrower or any Loan Party from (i) making an acquisition or financing of a Substitution Vessel and requesting Reinstated Commitments in connection therewith which were previously Suspended Commitments so suspended on more than one date on which a Collateral Vessel Disposition or Collateral Vessel Release Election had occurred, (ii) from making one or more acquisition(s) or financing(s) of Substitution Vessel(s) and requesting Reinstated Commitments which were previously Suspended Commitments on a date relating to a single Collateral Vessel Disposition or Collateral Vessel Release Election or (iii) using the proceeds from any Collateral Vessel Disposition(s) toward the acquisition or financing of a Substitution Vessel (by reimbursement or otherwise). Notwithstanding anything to the contrary set forth herein, the Suspended Commitments shall constitute Revolving Commitments for all purposes under this Agreement during the Reinvestment Period other than to be available for Revolving Borrowings or Revolving Loans.

Section 2.11Inability to Determine Rates; Market Disruption

(a)Subject to Section 2.21, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Subject to Section 2.21, upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13.

Section 2.12Increased Costs; Change in Legality. (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against property of, deposits with or for the account of, or credit extended by or participated in by, any Lender;

(ii)impose on any Lender or the London or other applicable offshore interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or the Loans made by such Lender; or

(iii)subject any Lender or other Recipient to any Taxes (other than (A) Indemnified Taxes or Other Taxes, in each case, indemnified pursuant to Section 2.15, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, principal, letters of credit, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, then the Borrower will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered; it being understood that this Section 2.12 shall not apply to Taxes that are Indemnified Taxes or Other Taxes, in each case, indemnified pursuant to Section 2.15.

(b)If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding Capital Requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company or lending office, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, for any such reduction suffered.

(c)A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Recipient, Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender or Recipient the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)Failure or delay on the part of any Lender or Recipient to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or Recipient’s right to demand such compensation; provided that (i) the Borrower shall not be required to compensate a Lender or Recipient for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Recipient notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Recipient’s intention to claim compensation therefor, (ii) if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to indicate the period of retroactive effect thereof and (iii) such increased costs or reductions shall only be payable by the Borrower to the applicable Lender or Recipient under this Section 2.12 to the extent that such Lender or Recipient is generally imposing such charges on similarly situated borrowers.

(e)Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Loan or to give effect to its obligations as contemplated hereby with respect to any Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may declare that Loans will not thereafter (for the duration of such unlawfulness (as determined in good faith by such Lender)) be made by such Lender hereunder (or be continued for additional Interest Periods) and any obligation of the Lenders to make such affected Loans, and any right of the Borrower to continue SOFR Loans, shall be suspended until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of any such notice, the Borrower shall either (x) if the affected Loan is then being made initially, cancel the respective Credit Extension by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Administrative Agent or (y) if the affected Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, repay such affected Loan of such Lender (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) in full in accordance with the applicable requirements of Section 2.14 or, if such illegality relates to making, maintaining or funding Loans whose interest is determined by reference to SOFR, convert all SOFR Loans to ABR Loans; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.12(e).

(f)For purposes of clause (e) of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 2.13Breakage Payments. In the event of (a) the payment (other than any payments made on the Maturity Date) or prepayment, whether optional or mandatory, of any principal of any SOFR Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice is permitted to be withdrawn by the Borrower), or (d) the assignment of any Term SOFR Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loans but excluding loss of anticipated profits). Each Lender shall calculate any amount or amounts in good faith and in a commercially reasonable manner. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Notwithstanding the foregoing, this Section 2.13 shall not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern.

Section 2.14Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1211 Avenue of the Americas, New York, New York, 10036; Attn: Credit Administration Department, except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b)Subject to Section 9.01, if at any time insufficient funds are received by and available to the Administrative Agent to pay in full all amounts of principal, premium, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest, premium and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, premium and fees then due to such parties and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)If any Lender shall, by exercising any right of setoff or counterclaim (including pursuant to Section 11.08) or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or premium or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact and (y) purchase (for cash at face value) participations in the Loans and such other obligations of other Lenders or make such other adjustments as shall be equitable to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and premium on their respective Loans and other amounts owing them; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Eligible Assignee or participant, other than to any Company or any Affiliate thereof (as to which the provisions of this Section 2.14(c) shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable Debtor Relief Law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d)Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(d) or Section 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15Taxes. (a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction, reduction or withholding for any and all Taxes except as required by applicable Legal Requirements. If any amounts on account of Indemnified Taxes are required to be deducted or withheld from such payments, then (i) the sum payable by or on behalf of such Loan Party shall be increased as necessary so that after making all required deductions, reductions or withholding (including deductions, reductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions, reductions or withholdings been made, (ii) the Borrower shall make such deductions, reductions or withholdings and (iii) the Borrower shall timely pay to the relevant Governmental Authority the full amount deducted or withheld in accordance with applicable Legal Requirements.

(b)In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements, or at the option of the Administrative Agent reimburse it for payment of any Other Taxes.

(c)The Borrower agrees to indemnify the Administrative Agent and each Lender within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document ~~or any Other Taxes paid by the Administrative Agent or such Lender~~ (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (in each case with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)As soon as practicable after any payment of ~~Indemnified Taxes or Other Taxes~~Taxes by the Borrower to any Governmental Authority pursuant to this Section 2.15, and in any event within 30 days following any such payment being due by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax Return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes or expenses that may become payable by the Administrative Agent or such Lender, as the case may be, as a result of any such failure.

(f)(A) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent such properly completed and executed documentation and information reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(B), Section 2.15(f)(C) and Section 2.15(g))) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (B) Without limiting the generality of the foregoing, each Foreign Lender shall, to the extent it is legally able to do so, (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (a) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form) (claiming the benefits of an applicable tax treaty), (b) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8ECI (or successor form), together with required attachments, (c) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8IMY (or successor form), (d) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8EXP (or successor form) or (e) if such Foreign Lender is relying on the so-called “portfolio interest exemption,” an accurate and complete originally executed “Portfolio Interest Certificate” in the form of Exhibit H and two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), in the case of each of the preceding clauses (a) through (e), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder, (ii) promptly notify the Borrower and the Administrative Agent if such Foreign Lender no longer qualifies for the exemption or reduction that it previously claimed as a result of change in such Foreign Lender’s circumstances, and (iii) to the extent it may lawfully do so at such times, provide a new Form W-8BEN or W-8BEN-E, as applicable (or successor form), Form W-8ECI (or successor form), Form W-8IMY (or successor form), Form W-8EXP (or successor form) and/or Portfolio Interest Certificate upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder. (C) Each Lender that is not a Foreign Lender shall (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-9 (or successor form) or otherwise establish an exemption from U.S. backup withholding and (ii) to the extent it may lawfully do so at such times, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm its complete exemption from U.S. federal withholding tax with respect to any payment hereunder. (D) The Administrative Agent shall (i) furnish to the Borrower on or prior to the date it becomes a party hereto two accurate and complete executed copies of U.S. Internal Revenue Service Form W-8IMY (or successor form), together with required withholding statement and any other required documents, and (ii) provide a new Form W-8IMY (or successor form), together with required withholding statement and any other required documents, upon the expiration or obsolescence of any previously delivered form or at any other time upon the reasonable request of the Borrower.

(g)If a payment made to a Lender under any Loan Document may be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such times reasonably requested by the Borrower ~~and~~or the Administrative Agent, (A) such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code), and (B) such other documentation reasonably requested by the Borrower ~~and~~or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment, or notify the Administrative Agent and the Borrower that such Lender is not in compliance with FATCA. Solely for purposes of this Section 2.15(g), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(h)If the Administrative Agent or a Lender (or an assignee) determines in its sole discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender (or assignee) is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrower, upon the request of the Administrative Agent or such Lender (or assignee), shall repay the amount paid over to the Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) within three Business Days after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(h) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential or privileged to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender (or assignee) be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender (or assignee) in a less favorable net after-tax position than the Administrative Agent or such Lender (or assignee) would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

(i)Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16Mitigation Obligations; Replacement of Lenders.

(a)Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall, if requested by the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b) or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b)Replacement of Lenders. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender delivers a notice described in Section 2.12(e), (iii) the Borrower is required to pay any additional amount to any Lender or any

Governmental Authority on account of any Lender pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders and which, in each case, has been consented to by the Required Lenders or (v) any Lender becomes a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to restrictions contained in Section 11.04; provided that the failure of such assigning Lender to execute an Assignment and Acceptance shall not affect the validity and effect of such assignment), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.12, 2.13 and 2.15) and obligations under this Agreement to an Eligible Assignee which shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided, that (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure any Default then ongoing, no Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest and any prepayment premium or penalty (if any) accrued to the date of such payment on the outstanding Loans of such Lender affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender hereunder (including any amounts under Sections 2.12 ~~and~~, 2.13, and 2.15); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.13(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender pursuant to clause (a) of this Section 2.16), or if such Lender shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.16(b).

(c)Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender,” and the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except that the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans shall be included for purposes of voting, and the calculation of voting, on the matters set forth in Sections 11.02(b)(i)-(viii) and 11.02(b)(xi)-(xii) (including the granting of any consents or waivers) only to the extent that any such matter disproportionately affects such Defaulting Lender; (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any optional prepayment of the Revolving Loans pursuant to Section 2.10(a) shall, if the Borrower so directs at the time of making such optional prepayment, be applied to the Revolving Loans of other Revolving Lenders in accordance with Section 2.10 as if such Defaulting

Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Revolving Loans pursuant to Section 2.10 shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans and Revolving Exposure of other Revolving Lenders (but not to the Revolving Loans and Revolving Exposure of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); (iii) the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans shall be excluded for purposes of calculating the Commitment Fee payable to Revolving Lenders pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Revolving Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. In the event that each of the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Defaulting Lender shall cease to be a Defaulting Lender, the Revolving Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Revolving Commitment; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

For purposes of this Agreement, (i) “Funding Default” shall mean, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Default Period” shall mean, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable; (b) with respect any Funding Default (other than any such Funding Default arising pursuant to clause (d) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Revolving Loan of such Defaulting Lender (such Revolving Loans being “Defaulted Loans”) or by the non-pro rata application of any optional or mandatory prepayments of the Revolving Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Commitment; and (c) the date on which the Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iii) “Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Revolving Loans of all Revolving Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by the Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.17Nature of Obligations.

(a)Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Loan Document, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans and all other Obligations pursuant to this Agreement and each other Loan Document (including all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Revolving Commitments) shall constitute the obligations of the Borrower. In addition to the direct obligations of the Borrower with respect to Obligations as described above, all such Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantees.

(b)The obligations of the Borrower with respect to the Obligations are independent of the obligations of the Guarantors under the Guarantees of such Obligations, and a separate action or actions may be brought and prosecuted against the Borrower and each Guarantor (in its capacity as a Guarantor), whether or not any Guarantor is joined in any such action or actions. The Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

(c)The Borrower authorizes the Administrative Agent, the Collateral Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to, to the maximum extent permitted by applicable law and the Loan Documents:

(i)exercise or refrain from exercising rights against any Guarantor or others or otherwise act or refrain from acting;

(ii)release or substitute endorsers, Guarantors or other obligors;

(iii)settle or compromise any of the Obligations of any other Loan Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

(iv)apply any sums paid by any other person, howsoever realized to any liability or liabilities of the Borrower or other person regardless of what liability or liabilities of such other Borrower or other person remain unpaid; and/or

(v)consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any person.

(d)It is not necessary for the Administrative Agent, the Collateral Agent or any Lender to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the obligations of the Borrower.

(e)The Borrower waives any right to require the Administrative Agent, the Collateral Agent or the Lenders to (a) proceed against any Guarantor or any other party, (b) proceed against or exhaust any security held from the Borrower, any Guarantor or any other party or (c) pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s or the Lenders’ power whatsoever. The Borrower waives any defense based on or arising out of suretyship or any impairment of security held from the Borrower, any Guarantor or any other party or on or arising out of any defense of any Guarantor or any other party other than payment in full in cash of the Obligations, including any defense based on or arising out of the disability of any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, in each case other than as a result of the payment in full in cash of the Obligations.

Section 2.18Increases of the Commitments.

(a)The Borrower may, from time to time after the Second Amendment Effective Date, but no later than thirty six (36) months after the Second Amendment Effective Date, request to increase the then effective aggregate principal amount of the Revolving Commitments and make additional Revolving Loans pursuant thereto (such Revolving Loans, “Incremental Revolving Loans” and such Revolving Commitments, the “Incremental Revolving Commitments”); provided that:

(i)the aggregate principal amount of all Incremental Revolving Commitment incurred pursuant to this Section 2.18 and the aggregate principal amount of Incremental Revolving Loans made pursuant thereto shall not exceed $250,000,000, and the aggregate principal amount of any requested increase shall be in a minimum amount of $10,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.18);

(ii)the Incremental Revolving Loans shall be used by the Borrower or any other Loan Party to acquire or finance one or more Additional Vessels;

(iii)the Incremental Revolving Commitments and Incremental Revolving Loans shall not exceed an amount equal to (x) in the case of Incremental Revolving Commitments and Incremental Revolving Loans incurred in connection with Additional Vessels less than five years of age on the applicable date such Incremental Revolving Commitments are made available to the Borrower (each such date, an “Incremental Commitment Date”), 55% of the Vessel Appraisal Value of such Additional Vessels, determined by the average of two appraisals by Approved Brokers dated no earlier than thirty (30) days prior to the applicable Incremental Commitment Date, (y) in the case of Incremental Revolving Commitments and Incremental Revolving Loans incurred in connection with Additional Vessels between five years of age and eight years of age on the applicable Incremental Commitment Date, 50% of the Vessel Appraisal Value of such Additional Vessels, determined by the average of two appraisals by Approved Brokers dated no earlier than thirty (30) days prior to the applicable Incremental Commitment Date or (z) in the case of Incremental Revolving Commitments and Incremental Revolving Loans incurred in connection with Additional Vessels older than eight years of age but not older than 10 years of age on the applicable Incremental Commitment Date, 45% of the Vessel Appraisal Value of such Additional Vessels, determined by the average of two appraisals by Approved Brokers dated no earlier than 30 days prior to the applicable Incremental Commitment Date;

(iv)the Borrower and the Guarantors shall execute and deliver such agreements, instruments and documents and take such other actions as may be reasonably requested by the Administrative Agent in connection with such increases and at the time of any such proposed increase;

(v)immediately after giving effect to any such increase of Revolving Commitments and/or the incurrence of any such Incremental Revolving Loans and the application of proceeds therefrom, the Borrower shall be in compliance with the Financial Covenants;

(vi)(x) no Default shall have occurred and be continuing or would occur after giving effect to such increase and the application of proceeds therefrom and (y) both immediately before and after giving effect to any such increase and the application of proceeds therefrom, each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such increase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date); and

(vii)the terms of any Incremental Revolving Commitments and the Incremental Revolving Loans thereunder shall be substantially identical to the terms of the Revolving Loans under this Agreement prior to the incurrence of such Incremental Revolving Commitments.

(b)Any request under this Section 2.18 shall be submitted by the Borrower in writing to the Administrative Agent (which shall promptly forward copies to the Lenders) or to any individual Lender. The Borrower may also specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to incur Incremental Revolving Commitments and make Incremental Revolving Loans pursuant thereto, which fees may be variable based upon the amount by which any such Lender is willing to incur Incremental Revolving Commitment and make Incremental Revolving Loans pursuant thereto. No Lender shall have any obligation, express or implied, to offer to incur Incremental Revolving Commitments or be deemed to have incurred any commitment to provide any such Incremental Revolving Commitment by virtue of providing Revolving Loans and Revolving Commitments hereunder as of the Second Amendment Effective Date. Only the consent of each Increasing Lender shall be required for an increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.18. No Lender which declines to increase the amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent.

(c)Each Increasing Lender shall as soon as reasonably practicable specify in writing the amount of the proposed increase of the Revolving Commitments, that it is willing to assume (provided that any Lender not so responding within twenty Business Days (or such shorter period as may be specified by the Administrative Agent) shall be deemed to have declined such a request). The Borrower may accept some or all of the offered amounts or designate new lenders that are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.18 (each such new lender being a “New Lender”), which New Lenders may assume all or a portion of the increase in the aggregate amount of the applicable Revolving Commitments. The Administrative Agent, in consultation with the Borrower, shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Revolving Commitments among Increasing Lenders and New Lenders.

(d)Subject to the foregoing, any increase requested by the Borrower shall be effective upon (A) delivery to the Administrative Agent of each of the following documents: (i) an originally executed copy of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (each, an “Incremental Joinder Agreement”) signed by a duly authorized officer of each New Lender (if any); (ii) a notice to the Increasing Lenders and/or New Lenders, as applicable, in form and substance reasonably acceptable to the Administrative Agent, signed by a Financial Officer of the Borrower; (iii) an Officer’s Certificate of the Borrower, in form and substance reasonably acceptable to the Administrative Agent; (iv) to the extent requested by any New Lender or Increasing Lender, executed Notes issued by the Borrower in accordance with Section 2.04(e); (v) an amendment (an “Incremental Revolving Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Guarantor, each Increasing Lender (if any), each New Lender (if any) and the Administrative Agent; and (vi) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, and (B) satisfaction on the effective date of the Incremental Revolving Amendment of (x) each of the conditions specified in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the effective date of the Incremental Revolving Amendment), and (y) such other conditions as the parties thereto shall agree. Any such increase shall be in an aggregate amount equal to (A) the amount that Increasing Lenders are willing to assume as increases to the amount of their Revolving Commitments, plus (B) the amount offered by New Lenders with respect to the Revolving Commitments, as adjusted by the Borrower and the Administrative Agent pursuant to this Section 2.18. Notwithstanding anything to the contrary in Section 11.02, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to amend the Loan Documents to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any increases pursuant to this Section 2.18.

Section 2.19Erroneous Payments.

(a)With respect to any payment that Administrative Agent makes to any Lender or other Secured Party as to which Administrative Agent determines that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Person under this clause (a) shall be conclusive, absent manifest error.

Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Secured Party, whether or not in respect of an Obligation due and owing by a Loan Party at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount was received by it to but excluding the date of payment to Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Person under this clause (b) shall be conclusive, absent manifest error. To the extent permitted by law, each Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(b)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document against any amount due to the Administrative Agent under immediately preceding clauses (a) or (b) under the indemnification provisions of this Agreement.

(c)The parties hereto agree that payment of a Rescindable Amount shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Rescindable Amount.

Section 2.20[Reserved]

Section 2.21Benchmark Replacement Setting

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, acting reasonably and upon prior consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent

will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of or continuation of SOFR Loans to be made or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or a conversion to ABR Loans.

Article III

REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Second Amendment Effective Date and upon each Credit Extension thereafter that:

Section 3.01Organization; Powers. Each Loan Party (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its property, except for such governmental licenses, authorizations, consents and approvals that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect, and (c) is registered, qualified, licensed and in good standing to do business in every jurisdiction where such qualification is required (except in such jurisdictions where the failure to so register, qualify, be licensed or be in good standing would not reasonably be expected to result in a Material Adverse Effect) and, if applicable qualification as a foreign maritime entity in such jurisdiction where such qualification is required for ownership of a Collateral Vessel.

Section 3.02Authorization; Enforceability. The Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03No Conflicts; No Default. The Loan Documents (a) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority or other person, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Loan Party, (c) will not violate or result in a default or require any consent or approval under any material indenture, instrument, agreement, or other document binding upon any Company or any of its property or to which any Company or any of its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, (d) will not violate any Legal Requirement, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (e) will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any property of any Company, other than the Liens created by the Security Documents. No Default or Event of Default has occurred and is continuing.

Section 3.04Financial Statements; Projections. (a) The Borrower has heretofore delivered to the Lenders (i) the audited consolidated balance sheets and related consolidated statements of operations, ~~stockholders~~shareholders’ equity and cash flows of Holdings and its Subsidiaries as of the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021 and (ii) the unaudited consolidated balance sheets and related consolidated statements of operations, ~~stockholders~~shareholders’ equity and cash flows of Holdings and its Subsidiaries, for the fiscal quarter ended March 31, 2022. Such financial statements, and all financial statements delivered pursuant to Sections 5.01(a) and (b), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, respectively, thereby and present fairly and accurately in all material respects the financial condition and results of operations and, if applicable, cash flows of Holdings, the Borrower and its Subsidiaries, in each case, as of the dates and for the periods to which they relate (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in such financial statements, as of the Second Amendment Effective Date, there are no liabilities of Holdings, the Borrower or any of their respective Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, that would reasonably be expected to have a Material Adverse Effect.

(b)The Borrower has heretofore delivered to the Lenders the forecasts of financial performance consisting of projected income statements, balance sheets and cash flows of Holdings and its Subsidiaries, for the fiscal years 2024-2026 (the “Projections”) and the assumptions upon which the Projections are based. The Projections have been prepared in good faith by the Borrower based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to the Lenders (it being understood by the parties that projections by their nature are inherently uncertain, no assurances are being given that the results reflected in such Projections will be achieved, that actual results may differ and that such differences may be material).

(c)Since December 31, 2021, there has been no event, change, effect, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.05Properties. (a) Each Loan Party has good and marketable title to, or valid leasehold interests in, all Collateral free and clear of all Liens and irregularities, deficiencies and defects in title except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and would not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The tangible property of the Loan Parties (x) taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted), but excluding, for purposes of this clause (i), the Collateral Vessels (which are covered by Section 5.16) and (ii) constitutes all the tangible property which is required for the business and operations of the Loan Parties as presently conducted and (y) with respect to Collateral Vessels, satisfies the requirements set forth in Section 5.16.

(b)Each Loan Party owns or has rights to use all of its tangible property and all rights with respect to any of the foregoing used in, necessary for or material to such Loan Party’s business as currently conducted, subject to Permitted Liens. The use by each Loan Party of its tangible property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person, other than any infringement that would not reasonably be expected to result in a Material Adverse Effect. No claim has been made upon any Loan Party and remains outstanding that any Loan Party’s use of any of its tangible property does or may violate the rights of any third party that has had, or would reasonably be expected to result in, a Material Adverse Effect.

Section 3.06[Reserved].

Section 3.07Equity Interests and Subsidiaries. (a) Schedule 3.07(a) sets forth, as of the Second Amendment Effective Date and after giving effect to the Transactions, a list of (i) each Company and each such Company’s jurisdiction of incorporation or organization, and (ii) the number of each class of each Company’s Equity Interests authorized, and the number outstanding, and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable, and (x) all Equity Interests of the Borrower are directly owned by Holdings and (y) all Equity Interests of each Subsidiary Guarantor are owned by the Borrower directly or indirectly through other Subsidiary Guarantors. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged or charged by (or purporting to be pledged or charged by) it under the Security Documents, free of any and all Liens, rights or claims of other persons, except any Permitted Liens that arise by operation of applicable Legal Requirements and are not voluntarily granted. As of the Closing Date, except as set forth in Schedule 3.07(a), there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).

(b)No consent of any person, including any general or limited partner, any other member or manager of a limited liability company, any shareholder, any other trust beneficiary or derivative counterparty, is necessary in connection with the creation, perfection or First Priority Lien status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged or charged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any Lender of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests as provided therein.

(c)A complete and accurate organization chart, showing the ownership structure of the Loan Parties as of the Second Amendment Effective Date, after giving effect to the Transactions, is set forth on Schedule 3.07(c).

(d)As of the Second Amendment Effective Date (or, with respect to clauses (I) and (II) of the parenthetical contained in clause (x) below, as of the date and/or for the period described therein), (x) the Subsidiaries of Holdings set forth on Schedule 3.07(a) are, in addition to the Borrower, the only direct Subsidiaries of Holdings and (y) other than with respect to the Borrower, (i) all such direct Subsidiaries, and all assets other than cash and Cash Equivalents directly held by Holdings, are either immaterial or non-operational and (ii) no such direct Subsidiary (I) owns or charters a vessel to or from a third party, (II) manages or operates a vessel or (III) is otherwise party to a vessel charter or hiring agreement with a third party, in each case, except in the capacity as agent for a Subsidiary (other than for purposes of accepting payments).

Notwithstanding anything in this Section 3.07 to the contrary, for purposes of the representations in this Section 3.07 with respect to any Affected Loan Party, representations made with reference to Schedule 3.07(a) and/or Schedule 3.07(c), as applicable, on and after the Redomiciliation Date for such Affected Loan Party shall be made with reference to such Schedule as supplemented by the schedules appended to each Redomiciliation Transaction Certificate on such Redomiciliation Date for such Affected Loan Party.

Section 3.08Litigation; Compliance with Legal Requirements. (a) There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against any Company or any business, property or rights of any Company (i) that purport to affect or involve any Loan Document or, as of the Closing Date, any of the Transactions or (ii) that have resulted, or would reasonably be expected to result, in a Material Adverse Effect.

(b)Each Company is in compliance with all Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09Agreements. No Company is a party to or has violated any agreement, instrument or other document to which it is a party, or is subject to any corporate or other constitutional restriction, or any restriction (including under its Organizational Documents) to which it is subject, that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Section 3.10Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing, buying or carrying Margin Stock.

(b)No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, Regulation U or X. The pledge and charge of the Securities Collateral pursuant to the Pledge Agreement and the Share Charge Agreement does not violate such regulations.

Section 3.11Investment Company Act; etc.. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Loans on and after the Second Amendment Effective Date for the Borrower’s general corporate and working capital purposes and to pay fees and expenses in connection with the Transactions contemplated by the Second Amendment.

(b)[Reserved].

(c)The Borrower will use the proceeds of any Incremental Revolving Loans in accordance with Section 2.18.

Section 3.13[Reserved].

Section 3.14Taxes. Each Company has (a) timely filed or caused to be timely filed all U.S. federal and material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except (i) material Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or (ii) Taxes the nonpayment of which would not reasonably be expected to result in a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Loan Party has knowledge of any proposed or pending tax assessments, deficiencies, audits or other proceedings and no proposed or pending tax assessments, deficiencies, audits or other proceedings have resulted, or would reasonably be expected to result in, a Material Adverse Effect. No Company has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). No Company is a party to any tax sharing or similar agreement.

Section 3.15No Material Misstatements. As of the Second Amendment Effective Date, the Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries are subject, and all other matters known to any Loan Party, that would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), including any Compliance Certificate or Sustainability Certificate, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward looking information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that any such projected financial information may vary from actual results and such variations could be material.

Section 3.16Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or would reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect.

Section 3.17Solvency. Immediately after the consummation of the Transactions to occur on the Second Amendment Effective Date and immediately following the making of each Credit Extension,

and after giving effect to the application of the proceeds of each Credit Extension, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 3.18Employee Benefit Plans. (a) None of the Companies or any of their ERISA Affiliates maintains, contributes to, or is obliged to contribute to (or during the preceding six years maintained, contributed to or had an obligation to contribute to) any Pension Plan that is subject to the provisions of Title IV of ERISA or any Multiemployer Plan.

(b)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Companies and each of their ERISA Affiliates are in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans, (ii) each Employee Benefit Plan complies, and is operated and maintained in compliance, with its terms and all applicable Legal Requirements, including the applicable provisions of ERISA and the Code and the regulations thereunder and (iii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (or an opinion letter or determination letter will be applied for during the applicable remedial amendment period) and nothing has occurred which is reasonably likely to prevent, or cause the loss of, such qualification.

(c)Except in relation to (i) any arrangement which provides benefits on death which are wholly insured and (ii) the UK Pension Plan, none of the Companies or their Affiliates is, or has at any time in the past six years been, an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) in relation to any UK registered occupational pension scheme (as defined in the Pension Schemes Act 1993) which is a defined benefit pension plan.

(d)No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.

(e)There are no actions, suits or claims pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to the knowledge of any Loan Party, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(f)There is no (i) ongoing investigation by the U.K. Pensions Regulator (and no warning notice has been issued by the U.K. Pensions Regulator to Holdings or any Subsidiary of Holdings) which may lead to the issue of a Financial Support Direction or a Contribution Notice or (ii) Financial Support Direction or Contribution Notice that has been issued, to Holdings or any Subsidiary of Holdings, imposing an aggregate liability with respect to the UK Pension Plan which has or would reasonably be expected to have a Material Adverse Effect.

(g)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Legal Requirements and has been maintained, where required, in good standing with applicable regulatory authorities and rules applicable thereto, including all funding requirements (including, but not limited to, Part 3 of the U.K. Pensions Act 2004) and the respective requirements of the governing documents in relation to any such Non-U.S. Plan, (ii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of any Loan Party, threatened against Holdings or any Subsidiary of Holdings in respect of any Non-U.S. Plan, and (iii) no Non-U.S. Plan has been terminated or wound-up and no actions or proceedings have been taken or instituted to terminate or wind-up such a Non-U.S. Plan.

Section 3.19 Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect:

(i)the Companies and their businesses, operations, Real Property and Vessels are in compliance with all applicable Environmental Laws, and none of the Companies have any material liability under, any applicable Environmental Law or relating to any Environmental Claim;

(ii)the Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and their ownership, lease, operation and use of any Real Property and Vessel, under all applicable Environmental Laws. The Companies are in compliance with the terms and conditions of such Environmental Permits, and all such Environmental Permits are valid and in good standing;

(iii)there has been no Release or threatened Release or any handling, management, generation, treatment, storage or disposal of Hazardous Materials by any Company or, to the knowledge of the Loan Parties, by any other person on, at, under or from any Real Property or Vessel, or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest, or at any other location that has resulted in, or is reasonably likely to result in an Environmental Claim against any of the Companies or otherwise related to any Real Property or the operation of any Vessel;

(iv)there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against any of the Companies relating to any Real Property or Vessel currently or formerly owned, leased or operated by any of the Companies or relating to the operations of any of the Companies, and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;

(v)no Real Property, Vessel or facility owned, operated or leased by the Companies and, to the knowledge of the Loan Parties, no Real Property or facility formerly owned, operated or leased by any of the Companies or any of their predecessors in interest is (i) listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List as defined in and promulgated pursuant to CERCLA or (ii) included on any similar list maintained by any Governmental Authority that indicates that any Company has or may have an obligation to undertake investigatory or remediation obligations under applicable Environmental Laws; and

(vi)no Lien has been recorded or threatened under any Environmental Law with respect to any Real Property, Vessel or any other vessel or property of the Companies.

Section 3.20 Insurance. Schedule 3.20 sets forth a true, complete and accurate description in reasonable detail of all Required Insurance. Each Loan Party (i) has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations and (ii) maintains the Required Insurance. All insurance (including Required Insurance) maintained by each Loan Party is in full force and effect, all premiums due have been duly paid, no Loan Party has received notice of violation, invalidity, or cancellation thereof. Each Collateral Vessel owned by a Loan Party and the use and operation thereof comply in all material respects with the Required Insurance, and there exists no material payment or other default under any such Required Insurance.

Section 3.21 Security Documents. (a)~~(i) The~~ Each of the Pledge Agreement and the Share Charge Agreement, in each case, upon execution and delivery thereof by the parties thereto, is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Pledge Agreement Collateral and ~~(x)~~the Share Charge Agreement Collateral, as applicable, and (x) with respect to the Pledge Agreement Collateral, when financing statements in appropriate form are filed in the relevant filing offices identified in the Pledge Agreement, Collateral with respect to which a security interest may be perfected by the filing of a financing statement or (y) upon the taking of possession or control by the Collateral Agent of the Pledge Agreement Collateral or the Share Charge Collateral, as applicable, with respect to which a security interest may be perfected only by possession or control (which possession or control has been given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by (i) the Pledge Agreement in such Pledge Agreement Collateral and (ii) the Share Charge Agreement in such Share Charge Agreement Collateral, in each case, shall constitute fully perfected First Priority Liens in each case subject to no Liens other than Permitted Liens.

(b)Each Account Control Agreement is effective to create “control” by the Collateral Agent over each Earnings Account held at the Collateral Agent.

(c)Each Collateral Vessel Mortgage is effective to create, in favor of the Security Trustee, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) a first priority preferred ship mortgage or first priority statutory mortgage, as applicable, Lien on the Collateral Vessel subject to such Collateral Vessel Mortgage and the proceeds thereof, subject only to Permitted Liens, and when the Collateral Vessel Mortgage is recorded or registered in accordance with the laws of the relevant Acceptable Flag Jurisdiction (or, in the case of any Collateral Vessel Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 5.10, when such Collateral Vessel Mortgage is recorded or registered in accordance with the laws of the relevant Acceptable Flag Jurisdiction), such Collateral Vessel Mortgage shall constitute a fully perfected preferred ship mortgage Lien on the Collateral Vessel subject to such Collateral Vessel Mortgage, in each case, subject to no Liens other than Permitted Liens.

(d)Each Security Document delivered pursuant to Sections 2.20, 5.10, 5.11 and 5.14 and the definition of “Permitted Redomiciliation Transaction” will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent (or, in the case of Collateral Vessel Mortgages, the Security Trustee), for the benefit of the Secured Parties, a legal, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law) Lien on, and security interest in, all of the Borrower’s and Subsidiary Guarantors’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Legal Requirements and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which such possession or control has been given to the Collateral Agent to the extent required by any Security Document), the Liens in favor of the Collateral Agent created under such Security Document will constitute perfected First Priority Liens on, and security interests in, all right, title and interest of the Borrower and the Subsidiary Guarantors in such Collateral, in each case subject to no Liens other than Permitted Liens.

Section 3.22Anti-Terrorism Law; Foreign Corrupt Practices Act.

(a)No Company, none of its directors or officers, and, to the knowledge of the Loan Parties, none of its Affiliates or employees, is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b)No Company, none of its directors or officers, and to the knowledge of the Loan Parties, no Affiliate, employee or broker or other agent of any Company, where such broker or agent is acting or benefiting solely in such capacity in connection with the Credit Extensions, is a person with whom dealings are restricted or prohibited under any Sanctions Laws (any such person, an “Embargoed Person”), either by (i) being designated on a sanctions list or for being owned or controlled (directly or indirectly) by such designated person, including U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or (ii) being included on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or any other sanctions list administered by any other Sanctions Authority provided such list imposes restrictions or prohibitions or (iii) being domiciled, operating, registered as located or having its main place of business in, or incorporated under the laws of a country, region or territory that is, or whose government is, the subject of Sanctions Law. No Company is in violation of any U.S. or other applicable Sanctions Laws and no Company has received notice of, or is aware of any enforcement proceedings, investigation, or inquiry by any Sanctions Authority or other Governmental Authority regarding any offense or alleged offense in violation of Sanctions Laws. The Borrower will not directly or indirectly use the proceeds of the Credit Extensions or lend, contribute or otherwise make available such proceeds to any person, for the purpose of financing activities (i) of or with any person or in any country or territory with whom dealings are restricted or prohibited under any Sanctions Laws administered by OFAC or any other applicable Sanctions Authority or (ii) otherwise in violation of Sanctions Laws, in each case if such activities would result in a violation of applicable Sanctions Laws by any party to this Agreement.

(c)No Company and, to the knowledge of the Loan Parties, no directors, officers, broker or other agent of any Company acting solely in any such capacity in connection with the Credit Extensions, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person or person described in Section 6.19, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any executive order or any laws or regulations administered and enforced by any Sanctions Authority, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or laws, regulations, and orders administered and enforced by any Sanctions Authority, in each case under this Section 3.22(c) if such activities would result in a violation of Sanctions Laws.

(d)No Company nor any director or officer of any Company, and to the knowledge of the Loan Parties, no agent, employee nor Affiliate of any Company, has, in the course of its actions for, or on behalf of, any Company, directly or indirectly, in violation of applicable Anti-Corruption Laws (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity or to influence official action, (ii) made or taken an act in furtherance of any unlawful payment to any foreign or domestic government official or employee, (iii) made or taken in an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any foreign or domestic government official or employee, (iv) is or has at any time within the past five years engaged in any activity, practice, or conduct proscribed under any provision of any Anti-Corruption Laws or (v) used the proceeds of any Loans in a manner or for a purpose prohibited by any Anti-Corruption Laws. The Borrower (x) has instituted and maintains policies and procedures designed to ensure compliance by each Company with the foregoing and (y) has and will maintain in place adequate procedures designed to prevent any person who, directly or indirectly, performs or has performed services for or on behalf of the Companies or any Company from undertaking any conduct in connection with providing such services to the Companies that would give rise to an offence under section 7 of the UKBA. No Company is or has in the last 5 years been notified or otherwise been made aware that it is the subject of any enforcement proceedings or any investigation or inquiry by any governmental, administrative, or regulatory body regarding any offense or alleged offense under any Anti-Corruption Laws, and, to the knowledge of any Loan Party, no such investigation, inquiry, or proceedings have been threatened or are pending.

(e)Each Company and, to the best of its knowledge, its Affiliates, directors, officers and employees has been in the last 10 years and is in compliance with Sanctions Laws.

(f)Each Loan Party has instituted and maintains policies and procedures designed to promote and achieve compliance by each member of the group with applicable Sanction Laws.

Section 3.23Concerning Collateral Vessels.

(a)The name, record owner (which record owner is a Loan Party), official number, jurisdiction of registration, build month and year and flag (which shall be an Acceptable Flag Jurisdiction) of each Collateral Vessel as of the Second Amendment Effective Date (after giving effect thereto) is set forth on Schedule 1.01(a). For purposes of the representation in this Section 3.23(a) with respect to any Affected Loan Party referred to on Schedule 1.01(a), representations made with reference to Schedule 1.01(a) on and after the Redomiciliation Date for such Affected Loan Party shall be made with reference to such Schedule as supplemented by the schedules appended to each Redomiciliation Transaction Certificate on such Redomiciliation Date for such Affected Loan Party. Each Collateral Vessel owned by a Loan Party is operated in compliance with all applicable Legal Requirements in all material respects.

(b)Each Loan Party which owns, charters by demise or operates one or more Collateral Vessels is qualified in all material respects to own, lease or operate such Collateral Vessels under the laws of its jurisdiction of incorporation and flag jurisdiction of such Collateral Vessel.

(c)Each Collateral Vessel is classed with an Approved Classification Society, free of any overdue recommendations, other than as permitted under the Collateral Vessel Mortgages related thereto.

(d)As of the Second Amendment Effective Date, there is no pending or, to the knowledge of any Loan Party, threatened condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, any Collateral Vessel.

(e)Each Collateral Vessel owned by a Loan Party is free and clear of all Liens other than Permitted Liens.

(f)The use of the Collateral Vessels is in compliance with the Russian Price Cap as set forth in Section 5.21.

(g)The AIS of each Collateral Vessel has been, for the six months prior to the Second Amendment Effective Date, and is operated in accordance with the Guidelines, which includes, without limitation, not manipulating, switching off or otherwise disabling such Collateral Vessel’s AIS other than in accordance with the Guidelines.

Section 3.24Form of Documentation; Citizenship.

No Loan Party is organized in any jurisdiction~~, and none~~ other than an Acceptable Flag Jurisdiction or, with respect to an Affected Loan Party, on and after the Redomiciliation Date with respect to such Affected Loan Party, Bermuda. None of the Collateral Vessels owned by any Loan Party is flagged in any jurisdiction other than an Acceptable Flag Jurisdiction, and none of the Security Documents is required to be filed or registered with any Governmental Authority outside the United States or such Acceptable Flag Jurisdiction to ensure the validity of the Security Documents (except for registration or recording of each Collateral Vessel Mortgage in accordance with the Acceptable Flag Jurisdiction of the relevant Collateral Vessel) and no stamp or similar tax is required to be paid in respect of the registration of any Security Document or perfection of any security interest in the Collateral pledged or otherwise secured thereunder.

Section 3.25Compliance with ISM Code, ISPS Code and MARPOL. Each Collateral Vessel owned, leased or operated by a Loan Party complies with the requirements of the ISM Code, the ISPS Code and MARPOL in all material respects, including the maintenance and renewal of valid certificates pursuant thereto.

Section 3.26Threatened Withdrawal of DOC, SMC, ISSC or IOPPC. There is no actual or, to the knowledge of the Loan Parties, threatened withdrawal of (a) any document of compliance (“DOC”) issued to an Operator in accordance with rule 13 of the ISM Code in respect of any of the Collateral Vessels (and, for these purposes, the “Operator” of a vessel shall mean the person who is concerned with the operation of such vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code), (b) safety management certificate (“SMC”) issued in respect of any of the Collateral Vessels in accordance with rule 13 of the ISM Code, (c) all other documents and data which are relevant to the safety management system and its implementation and verification or which are prepared or otherwise relevant to the compliance by the Collateral Vessel, its owner or Operator with the ISM Code which the Administrative Agent may require, (d) the international ship security certificate (“ISSC”) issued pursuant to the ISPS Code in respect of any of the Collateral Vessels and all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Administrative Agent may require, or (e) the international oil pollution prevention certificate (“IOPPC”) issued under MARPOL and all other documents and data which are relevant to MARPOL and its implementation and verification which the Administrative Agent may require.

Section 3.27No Immunity. No Loan Party or any of their respective properties have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.

Section 3.28Pari Passu or Priority Status. The claims of the Administrative Agent, the Collateral Agent and the Lenders against the Borrower and the other Loan Parties under this Agreement or the other Loan Documents will rank (a) at least pari passu with the claims of (i) all unsecured creditors of the Borrower or any other Loan Party, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred), and (ii) any other creditor of the Borrower and (b) senior in priority to the claims of any creditor of any Subsidiary Guarantor (other than claims of such creditors to the extent that they are statutorily preferred).

Section 3.29No Undisclosed Commission. There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Loan Party, their shareholders or directors in connection with the Revolving Facility or the Transactions as a whole other than as disclosed to the Administrative Agent in writing.

Article IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.01[Reserved].

Section 4.02Conditions to All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the Credit Extensions on the Second Amendment Effective Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested.

(b)No Default. At the time of, and after giving effect to the making of, any Credit Extension and the use of proceeds thereof, no Default shall have occurred and be continuing.

(c)Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date).

(d)Collateral Maintenance Tests. On the date of each Credit Extension and immediately after giving effect to the Loans incurred on such date, the Borrower shall be in compliance with Section 6.10(d), based on the most recent applicable Vessel Appraisal Value.

Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.

Article V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made), each Loan Party will, and each Loan Party will cause each of its Subsidiaries to:

Section 5.01Financial Statements, Reports, etc.. Furnish to the Administrative Agent for distribution to the Lenders:

(a)Annual Reports. Within 90 days after the end of each fiscal year of Holdings, (i) the audited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and related consolidated statements of operations, cash flows and ~~stockholders~~shareholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of an independent public accountant of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification or exemption), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP, and (ii) management’s discussion and analysis of the financial condition, results of operations and cash flows of Holdings and its Subsidiaries for such fiscal year, as compared to the previous fiscal year;

(b)Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and its Subsidiaries, (i) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal quarter and related consolidated statements of operations, cash flows and stockholders equity for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with (x) the consolidated balance sheet as of the end of the immediately preceding fiscal year and (y) the consolidated statements of operations, cash flows and stockholders equity for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a)(i) of this Section 5.01, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s analysis and discussion of the financial condition, results of operations and cash flows of Holdings and its Subsidiaries for such fiscal quarter and for the then elapsed portion of the fiscal year;

(c)Compliance Certificates. (i) Concurrently with any delivery of financial statements under Sections 5.01(a) and (b), a Compliance Certificate certifying that no Default exists or, if a Default does exist and is continuing, specifying in reasonable detail the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate setting forth (w) a list of all Collateral Vessels as of the end of such fiscal year or fiscal quarter, as the case may be, (x) computations in reasonable detail and reasonably satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenants as at the end of such fiscal year or fiscal quarter, as the case may be, and (y) the Vessel Appraisals required to be delivered pursuant to Section 5.13, and (iii) by no later than June 30 of each fiscal year, commencing with June 30, 2025, a Sustainability Certificate for the fiscal year ended immediately prior to such delivery setting forth the calculations required in the Sustainability Pricing Adjustment Schedule; provided that if the Borrower fails to deliver a Sustainability Certificate, the only consequence shall be an increase to the Applicable Margin as set forth in the definition of Applicable Margin and no Default or Event of Default will result from such failure to deliver the Sustainability Certificate;

(d)Beneficial Ownership Regulation. Promptly following any reasonable request by the Administrative Agent therefor, the Borrower shall provide necessary and customary information and documentation reasonably requested by the Administrative Agent or any Lender (which shall make such request through the Administrative Agent) for purposes of compliance with the Beneficial Ownership Regulation;

(e)Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(f)Budgets. No later than 45 days following the first day of each fiscal year of the Borrower, a budget (statements of operations), in form reasonably satisfactory to the Administrative Agent, prepared by the Borrower for each fiscal month of such fiscal year, and for the following (2) two fiscal years, prepared in detail of Holdings and its Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Financial Officer of the Borrower certifying that the budget is a reasonable estimate for the periods covered thereby;

(g)Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which any Company shall publicly file with the SEC or deliver to the holders (or any trustee, agent or other representative therefor) of Holdings’ or any of its Subsidiaries’ material Indebtedness pursuant to the terms of the documentation governing such Indebtedness, in each case, to the extent that any such information, proxy materials or reports are not independently delivered pursuant to this Agreement. Holdings shall timely file all reports required to be filed by it with the NYSE and the SEC or, if applicable, the NASDAQ or such other nationally recognized stock exchange as may be approved in writing by the Required Lenders;

(h)Environmental Information. At any time that any Company has breached the representation and warranty in Section 3.19, is not in compliance with Section 5.09(a) or has delivered a notice pursuant to Section 5.02(e), provide, at the Borrower’s sole expense and at the request of the Administrative Agent, either (a) an environmental site assessment report concerning the Real Property owned, leased or operated by such Company that is the subject of any such breach, noncompliance or notice, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, provided that if the Borrower fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same at any time thereafter if the Borrower is not diligently pursuing the completion of such report, the cost of which shall be borne by the Borrower, and in such case the respective Loan Party shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents reasonable access to such Real Property and specifically grant the Administrative Agent and the Lenders a license to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower; or (b) copies of the reports of the United States Coast Guard, Environmental Protection Agency and National Transportation Safety Board, and of any applicable state or foreign agency, if and when issued, concerning such breach, noncompliance or notice if related to a Collateral Vessel owned or operated by a Loan Party; and

(i)Other Information. Promptly, from time to time, such other customary information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act and the Beneficial Ownership Regulation, regarding the operations, business affairs and financial condition of Holdings and its Subsidiaries, or compliance with the terms of any Loan Document, or the environmental condition of any Vessel or Real Property, as the Administrative Agent, the Collateral Agent or any Lender may reasonably request. Each Lender acknowledges that the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to in this Section 5.01, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery (from the Administrative Agent) of or maintaining its copies of such documents.

(j)Russian Price Cap. By January 31st of each fiscal year, with reference to the period of twelve (12) months ending on the preceding December 31st, the Borrower shall provide to the Administrative Agent an attestation in the form set out in Exhibit P (or such other form as may be agreed by the Administrative Agent) duly signed by two of its directors or senior officers. The Administrative Agent shall provide such attestation to the Lenders as soon as such attestation is received from the Borrower. To the extent that the Russian Price Cap Framework requires any Secured Party to obtain attestations on a per-voyage basis, the Borrower shall provide such attestations to the Administrative Agent in a form reasonably acceptable to the Administrative Agent and the Lenders if reasonably requested by such party.

Documents required to be delivered pursuant to Section 5.01(a), 5.01(b), and/or 5.01(g) may be delivered electronically and, if so delivered shall be deemed furnished and delivered on the date such information (x) has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto and (y) other than with respect to documents to be delivered pursuant to Section 5.01(g), the Administrative Agent shall have been notified thereof, such notification which shall be deemed to be received by the Administrative Agent with respect to the documents required to be delivered pursuant to Section 5.01(a) and/or 5.01(b) upon delivery of the Compliance Certificate pursuant to Section 5.01(c); provided that upon request of the Administrative Agent (acting on the instructions of the Required Lenders), the Borrower shall deliver copies (by e-mail, telecopier or otherwise at Borrower’s election under Section 11.01) of such documents to the Administrative Agent until a written request to cease delivering copies is given by the Administrative Agent (acting on the instructions of the Required Lenders). Notwithstanding anything to the contrary herein, in every instance, the Borrower shall be required to provide copies of the Compliance Certificate required by Section 5.01(c) to the Administrative Agent and each of the Lenders and no such public filings shall be deemed to be a substitute therefor.

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Material Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. Holdings and the Borrower agree to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Material Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Material Non-Public Information with respect to Holdings, the Borrower, their respective Subsidiaries and their respective securities.

Section 5.02Litigation and Other Notices. Furnish to the Administrative Agent and each Lender written notice of the following promptly (and, in any event, within five Business Days of obtaining knowledge thereof):

(a)any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)the filing or commencement of, or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company that has had, or would reasonably be expected to result in, a Material Adverse Effect, (ii) with respect to any Loan Document or (iii) with respect to any of the other Transactions;

(c)any event, change, effect, development, circumstance, or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;

(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e)the receipt by any Company of any notice of any Environmental Claim, violation by any Company of Environmental Law, or knowledge by any Company that there exists a condition that has resulted, or would reasonably be expected to result, in an Environmental Claim or a violation of or liability under, any Environmental Law, except for Environmental Claims, violations, conditions and liabilities the consequence of which would not be reasonably expected to result in a Material Adverse Effect;

(f)(i) the incurrence of any Lien (other than Permitted Liens) on, or claim assessed against, all or any material portion of the Collateral or (ii) the occurrence of any other event which would reasonably be expected to materially and adversely affect all or a material portion of the Collateral;

(g)the occurrence of any Casualty Event in respect of any Collateral Vessel;

(h)any damage or injury caused by or to a Collateral Vessel in excess of $2,500,000;

(i)any material default or notices under any Permitted Charter; and

(j)in the event that Administrative Agent or any Lender reasonably believes that a Loan Party is in breach of Section 3.23(g) or Section 5.16(k), the Administrative Agent (or such Lender via the Administrative Agent) shall notify the Borrower and request an explanation of such apparent breach and the Borrower shall provide such explanation within seventy-two (72) hours of receipt of such request.

Section 5.03Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and all rights, franchises, licenses, privileges, permits and Governmental Approvals, except (x) as otherwise permitted under the Loan Documents (including, for the avoidance of doubt, in connection with a Permitted Redomiciliation Transaction) or (y) other than in the case of the legal existence of any Loan Party, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)Except as otherwise permitted under any Loan Document, do or cause to be done all things necessary to obtain, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material tangible properties used or useful in the business of the Loan Parties and from time to time will make, or cause to be made, all appropriate repairs, renewals and replacements thereof.

Section 5.04Insurance. (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance with financially sound and reputable insurers, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to the Collateral Vessels and other properties material to the business of the Loan Parties against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, or as otherwise required by any Legal Requirements; provided, however, in addition to the requirements set forth above in this sentence, the Loan Parties will at all times cause at least the Required Insurance to be maintained with respect to the Collateral Vessels.

(b)All general property insurance policies and general liability insurance policies, (except with respect to insurance related to the Collateral Vessels (which are covered by clause (c) below)) maintained by a Loan Party shall (i) provide that no cancellation, material reduction in amount or material reduction in coverage thereof shall be effective until at least 14 days (or 10 days in the case of non-payment of premium) after receipt by the Collateral Agent of written notice thereof (or if such provision is not customary in the insurance market, notice as soon as reasonably practicable), and (ii) name the Collateral Agent as loss payee (in the case of general property insurance) (or comparable language customary in the overseas insurance market) or additional insured on behalf of the Secured Parties (in the case of general liability insurance) (or comparable language customary in the overseas insurance market), as applicable; provided, however, that war risk insurance shall be subject to customary automatic termination of cover provisions in accordance with market practice.

(c)Cause the Insurance Deliverables Requirement to be satisfied at all times.

(d)Notify the Administrative Agent and the Collateral Agent as soon as reasonably practicable whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by (or on behalf of) any Loan Party; and promptly as soon as reasonably practicable deliver to the Administrative Agent and the Collateral Agent a copy of such policy or policies.

(e)To the extent practical, at least fourteen (14) days before any of the Collateral Vessel’s insurances are due to expire, the Administrative Agent and the Collateral Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such insurances and the amounts, risks and terms in, against and on which the insurances are proposed to be renewed.

(f)No Subsidiary Guarantor that is an owner of any Collateral Vessel will take any action that is reasonably likely to be the basis for termination, revocation or denial of any material insurance coverage required to be maintained under the Loan Documents in respect of any Collateral Vessel or that could reasonably be the basis for a defense to any material claim under any insurance policy maintained in respect of the Collateral Vessels, and the Subsidiary Guarantors shall otherwise comply in all material respects with all insurance policies in respect of the Collateral Vessels.

Section 5.05Obligations and Taxes. (a) Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.

(b)Timely and correctly file all federal, state, foreign and other material Tax Returns required to be filed by it.

(c)No Borrower intends to treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

(d)Pay, perform and observe all of the terms and provisions of its Indebtedness and other contractual obligations promptly and in accordance with their respective terms except to the extent any failure to pay, perform or observe any such Indebtedness or other contractual obligations either would not constitute a Default or would not be reasonably expected to result in a Material Adverse Effect.

Section 5.06Employee Benefits. (a) Comply with all applicable Legal Requirements, including the applicable provisions of ERISA, those relating to any Non-U.S. Plan and the Code, with respect to all Employee Benefit Plans and, as applicable, all Non-U.S. Plans, except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent, upon request, copies of (i) the most recent actuarial valuation report for each Non-U.S. Plan, (ii) all notices received by any Company or any of its Subsidiaries from any governmental agency concerning an ERISA Event, (iii) such other information, documents or governmental reports or filings related to any Non-U.S. Plan as the Administrative Agent shall reasonably request, (iv) any Financial Support Direction or Contribution Notice received by Holdings or a Subsidiary of Holdings, and (v) any warning notice or other document or letter received by Holdings or a Subsidiary of Holdings from the U.K. Pensions Regulator, that may lead to the issue of a Financial Support Direction or a Contribution Notice.

(b)Promptly upon becoming aware of it, notify the Administrative Agent of (i) any investigation or proposed investigation by the U.K. Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries in respect of the UK Pension Plan, (ii) the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries in respect of the UK Pension Plan, (iii) any notification by the trustees of the UK Pension Plan to it or any of its Subsidiaries that a debt has become, or will become, payable in respect of the UK Pension Plan pursuant to section 75 of the Pensions Act 1995, and (iv) any notification by the trustees of the UK Pension Plan to it or any of its Subsidiaries of any increase in the contributions due to the UK Pension Plan that has resulted, or would be reasonably likely to result in, a Material Adverse Effect.

(c)Ensure that neither it nor any of its Subsidiaries will take any action in relation to the UK Pension Plan that would reasonably be expected to have a Material Adverse Effect, including (without limitation) winding-up or causing the winding-up of the UK Pension Plan.

Section 5.07Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities (including accurate and complete records of its Pool Financing Receivables and all payments and collection thereon). Each Loan Party will permit any representatives designated by the Administrative Agent and the Collateral Agent upon two Business Days’ advance notice, during normal business hours, and not more than twice during any fiscal year of Holdings or the Borrower (unless an Event of Default exists) to visit and inspect the financial records and the property of such Loan Party and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent and the Collateral Agent to discuss the affairs, finances, accounts and condition of any Loan Party with the officers and employees thereof and advisors thereof (including independent accountants thereof); provided, however, nothing in this Section 5.07 either shall limit the rights of the Administrative Agent and the Collateral Agent, or the obligations of the Loan Parties, under Section 5.13.

Section 5.08Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

Section 5.09Compliance with Environmental Laws and other Legal Requirements.

(a)Comply, and use commercially reasonable efforts to cause all third party lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any remedial action required by Environmental Laws; provided, however, that no Company shall be required to take any of the foregoing actions in this Section 5.09 to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)Comply with all other Legal Requirements of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

(c)Ensure, and cause each other Loan Party to, ensure that any scrapping of a Collateral Vessel carried out while such Collateral Vessel is owned and controlled by the Borrower or such other Loan Party shall be conducted in compliance with Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance) and the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009, in each case, as supplemented with future guidelines in connection with such regulation or convention, as applicable, and to the extent required by laws of the Acceptable Flag Jurisdiction of registry of such Collateral Vessel. Each Subsidiary Guarantor that owns a Collateral Vessel shall use reasonable efforts to obtain and to maintain a class-approved Inventory of Hazardous Materials from an Approved Classification Society.

Section 5.10Additional Vessel Collateral: Additional Vessel Subsidiary Guarantors. With respect to (x) any Additional Vessel acquired after the Second Amendment Effective Date by any Subsidiary Guarantor and (y) any property constituting Equity Interests of the Borrower or a Subsidiary Guarantor which acquires such Additional Vessel and not already subject to the Lien created by any of the Security Documents, shall (i) on the date of the acquisition of such Additional Vessel and (ii) promptly, but in any event within 30 days after the acquisition of such Equity Interests (as such date may be extended by the Administrative Agent in its sole discretion): (A) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to this Agreement to provide a Guarantee and/or to such relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, (B) grant to the Security Trustee a security interest in and Collateral Vessel Mortgage on such Additional Vessel (which shall be registered in an Acceptable Flag Jurisdiction), (C) deliver all such documentation reasonably satisfactory in form and substance to the Administrative Agent and Security Trustee and satisfy the Vessel Collateral Requirements, (D) deliver opinions of counsel to the Loan Parties in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (E) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be necessary or otherwise reasonably requested by the Administrative Agent or the Collateral Agent.

Section 5.11 Security Interests; Further Assurances. (a) Promptly upon the reasonable request of the Administrative Agent or the Collateral Agent, at the sole cost and expense of the Loan Parties, (i) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents necessary or appropriate (or, upon the reasonable request of the Administrative Agent or the Collateral Agent or any Lender, desirable) for the continued validity, enforceability, perfection and priority of the Liens on the Collateral intended to be covered by the Security Documents, subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith and (ii) without limiting the generality of the foregoing, execute, if required, and file, or cause to be filed, such financing or continuation statements under the UCC, or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain the Liens granted by such Collateral Vessel Mortgages), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent or the Collateral Agent may reasonably require (subject to any limitations that may be set forth in the Security Documents), to protect and preserve the Liens granted or purported to be granted by the Security Documents.

(b)At the reasonable written request of any counterparty to a Bank Product Agreement entered into after the Initial Borrowing Date, the applicable Loan Party shall promptly execute an amendment to each Collateral Vessel Mortgage confirming that the obligations under such Bank Product Agreement are Secured Obligations under each Collateral Vessel Mortgage, and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.12Certain Information Regarding the Loan Parties. Furnish 30 days prior (or such shorter period acceptable to the Administrative Agent in its sole discretion) written notice to the Administrative Agent of any change (a) in any Loan Party’s legal name, (b) in the location of any Loan Party’s chief executive office, (c) in any Loan Party’s organizational structure, (d) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any, (e) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), or (f) any change in the Acceptable Flag Jurisdiction of a Collateral Vessel to a different Acceptable Flag Jurisdiction. Each Loan Party agrees not to effect any change referred to in the immediately preceding sentence unless, within five Business Days after such change (or such longer period acceptable to the Administrative Agent in its sole discretion), all filings have been made under the UCC or otherwise that are required (i) for the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, and (ii) in the case of a Collateral Vessel, to ensure that the Vessel Collateral Requirements remain satisfied with respect to such Collateral Vessel. Each Loan Party shall promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the first sentence of this Section 5.12.

Section 5.13Vessel Appraisals. The Borrower agrees that the Collateral Agent and the Administrative Agent (and their respective agents, representatives and consultants) shall be permitted to obtain from time to time Vessel Appraisals by Approved Brokers of the Collateral Vessels (and related assets); provided, that (i) the Borrower shall deliver Vessel Appraisals on a semi-annual basis with the Compliance Certificates delivered in connection with the fiscal quarters ending on or nearest to June 30 and December 31 of each fiscal year of Holdings and dated no earlier than 30 days prior to the date on which such Compliance Certificates are delivered, (ii) the Collateral Agent and the Administrative Agent shall only be permitted to obtain four Vessel Appraisals in the aggregate for each Collateral Vessel at the Borrower’s expense in any 12 month period and (iii) during the existence and continuation of an Event of Default, there shall be no limit on the number of additional Vessel Appraisals of each Collateral Vessel that the Collateral Agent and the Administrative Agent may obtain at the Borrower’s expense in any 12 month period.

None of the Collateral Agent, the Administrative Agent and the Lenders shall have any duty to any Loan Party to make any appraisal, nor to share any results of any such appraisal or report with any Loan Party. Each of the Loan Parties acknowledges that all appraisals and reports described in this Section 5.13 are obtained by the Collateral Agent, the Administrative Agent and the Lenders for their purposes and the Borrower shall not be entitled to rely upon them.

Section 5.14Earnings Accounts. Each Loan Party will cause the earnings derived from or other amounts payable in respect of each of the Collateral Vessels, to the extent constituting Earnings and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into an Earnings Account held with the Collateral Agent (it being understood that, absent an Event of Default, the Borrower shall have full control of the funds within the Earnings Accounts). Without limiting any Loan Party’s obligations in respect of this Section 5.14, each Loan Party agrees that in the event such Loan Party receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited into an account other than an Earnings Account, it shall immediately deposit all such proceeds into the Earnings Account. Without limiting any Loan Party’s obligations in respect of this Section 5.14, each Loan Party agrees that (A), the Borrower shall be entitled to designate existing accounts held with the Collateral Agent as Earnings Accounts so long as the Borrower uses commercially reasonable efforts to transition payment of all hires, freights pool income and other sums payable in respect of the Collateral Vessels to the Earnings Accounts set forth on Schedule F to the Pledge Agreement (such scheduled accounts, the “Pledged Earnings Accounts”) at the earliest opportunity after the Initial Borrowing Date, but not to exceed 180 days (or, with the consent of the Administrative Agent, 365 days) after the Initial Borrowing Date and (B) in the event such Loan Party receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited into an account other than a Pledged Earnings Account, it shall immediately deposit all such proceeds into the Pledged Earnings Accounts. For the avoidance of doubt, no Account Control Agreement shall be required to be entered into over any Earnings Account other than the Pledged Earnings Accounts.

Section 5.15~~Post-Closing Matters~~[Intentionally omitted]~~. Not later than June 15, 2024 (which date may be extended by the Administrative Agent, acting reasonably), the Borrower shall have (a) acquired, directly or indirectly through a Loan Party, each Acquisition Vessel and (b) caused each Acquisition Vessel to become a Collateral Vessel and subject to a Collateral Vessel Mortgage by execution and delivery of the documents and other conditions set forth on Schedule 5.15.~~

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Section 5.16Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels.

(a)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will remain qualified in all material respects to own and operate such Collateral Vessel under the laws of the Acceptable Flag Jurisdiction in which such Collateral Vessel is registered.

(b)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will (i) comply with and satisfy all applicable Legal Requirements of the applicable Acceptable Flag Jurisdiction in order that such Collateral Vessel shall continue to be registered pursuant to the laws of such Acceptable Flag Jurisdiction or flag (including but not limited to the ISM Code, the ISPS Code and MARPOL) and (ii) not do or allow to be done anything whereby such registration is or would reasonably be expected to be forfeited.

(c)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will ensure that each Collateral Vessel is in all respects seaworthy and fit for its intended service and maintains its classification in effect as of the Second Amendment Effective Date with an Approved Classification Society free of any overdue conditions or recommendations affecting class, unless the failure to maintain such seaworthiness or to remain fit for its intended service or obtain such classification or the existence of any overdue conditions or recommendations affecting class would not result in any suspensions, discontinuances or withdrawal of class.

(d)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will submit such Collateral Vessel to such surveys as may be required for classification purposes and, upon the reasonable written request of the Administrative Agent, supply to the Administrative Agent copies of all such survey reports and classification certificates issued in respect thereof.

(e)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims (other than Permitted Liens) enforceable against, such Collateral Vessel other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Collateral Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(f)Each Subsidiary Guarantor which owns or operates a Collateral Vessel will maintain a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for any Collateral Vessel and such other similar certificates as may be required in the course of the operations of any Collateral Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements (including the ISM Code, the ISPS Code and MARPOL).

(g)Each Subsidiary Guarantor will, after the next statutory dry docking of its Collateral Vessel after the Initial Borrowing Date, procure that the Collateral Vessel owned by it maintains and carries on board a IHM, or equivalent document acceptable to the Administrative Agent.

(h)In connection with any Permitted Charter having an indicated duration exceeding thirty six (36) months (including any optional extensions), the applicable Subsidiary Guarantor shall use commercially reasonable efforts to, at its own cost and expense, promptly and duly execute and deliver to the Collateral Agent an assignment of such charter contract, and the charterer under such contract a notice of assignment of charters in respect of such charter contract (if permitted thereunder) substantially in the form set forth in the General Assignment Agreement, and will use its commercially reasonable efforts to cause the charterer under such charter contract to execute and deliver to the Collateral Agent a consent to such assignment in form and substance reasonably satisfactory to the Administrative Agent.

(i)On and after the Initial Borrowing Date, the Borrower will use commercially reasonable efforts to cause each Acceptable Third Party Technical Manager to execute a manager’s undertaking in a form consistent with market practice in ship finance transactions in favor of the Collateral Agent in a form and substance reasonably acceptable to the Collateral Agent (the “Manager’s Undertaking”). On and after the Second Amendment Effective Date, the Borrower will use commercially reasonable efforts to cause each Acceptable Third Party Technical Manager with respect to each Vessel which becomes a Collateral Vessel on or after the Second Amendment Effective Date to execute a Manager’s Undertaking.

(j)Upon the reasonable request of a Subsidiary Guarantor, the Security Trustee shall enter into with such charterer, a quiet enjoyment agreement substantially in the form of Exhibit K together with such additional terms reasonably requested by such charterer, subject to the Security Trustee’s consent, such consent not to be unreasonably withheld or delayed; provided that no more than five quiet enjoyment agreements (or such higher number as may be approved by the Required Lenders) shall be outstanding at any time during the term of this Agreement.

(k)Each Collateral Vessel’s AIS will be operated in accordance with the Guidelines and the Borrower and each Subsidiary Guarantor shall require that each owner, charterer and sub-charterer of a Collateral Vessel shall operate the Collateral Vessel’s AIS in accordance with the Guidelines, in each case, including, without limitation, not manipulating, switching off or otherwise disabling the Collateral Vessel’s AIS other than in accordance with the Guidelines.

Section 5.17Material Agreements. Comply with all contracts (including any charter contracts) and other agreements to which any Company is a party, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.18Collateral Vessel Management. Cause all Collateral Vessels owned by the Subsidiary Guarantors to be managed by the Borrower or any Subsidiary or Affiliate of the Borrower (other than Holdings), V Ships UK Limited, any other Affiliate of V Ships UK Limited, or any other Acceptable Third Party Technical Manager.

Section 5.19Agent for Service of Process.

The Borrower shall cause to be maintained at all times International Seaways Ship Management LLC or another agent reasonably acceptable to the Administrative Agent, as its and the other Loan Parties’ agent for service of process in the State of New York and shall cause any other such agent to execute and deliver to the Borrower and the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent, accepting such agency, prior to or concurrently with such other agent’s acceptance of its appointment as agent for service of process for the Loan Parties.

Section 5.20  Poseidon Principles. The Borrower shall, upon the request of any Lender which is a signatory to the Poseidon Principles at the time of such request, on or before 31 July in each calendar year, supply or procure the supply to the Administrative Agent (for transmission to all Lenders) the Average Efficiency Ratio (AER) and Vessel Carbon Intensity Certificate prepared by a Recognized Organization (as defined in the Sustainability Pricing Adjustment Schedule) and relevant Statement(s) of Compliance in order for such Lender to comply with its obligations under the Poseidon Principles in respect of the preceding calendar year, in each case relating to each Collateral Vessel for the preceding calendar year, provided that no Lender shall publicly disclose such information with the identity of the relevant Collateral Vessel without the prior written consent of the Borrower and, for the avoidance of doubt, such information shall be confidential information for purposes of Section 11.12 but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the applicable Lender’s portfolio climate alignment.

Section 5.21Sanctions Laws. (a) The Borrower and Subsidiary Guarantors shall:

(i)Comply with Sanctions Laws on an ongoing basis;

(ii)not fund all or part of any payment under this Agreement out of proceeds derived from business or transactions with an Embargoed Person or from any action which would be prohibited by Sanctions Laws or would otherwise cause any Lender, the Administrative Agent, the Security Trustee, the Collateral Agent or any Loan Party to be in breach of Sanctions Laws;

(iii)ensure that any Collateral Vessel owned and controlled by it shall not be used by or for the benefit of any Embargoed Person in violation of Sanctions Laws or in any manner that will cause the Secured Parties to be in breach of Sanctions Laws;

(iv)ensure that such Collateral Vessel shall not be used in trading in violation of Sanctions Laws;

(v)ensure that such Collateral Vessel shall not be used in trading in any manner which breaches the sanctions limitation or exclusion clause (or similar clause) in the Required Insurance relating to such Collateral Vessel,

(vi)use commercially reasonable efforts to ensure that each charter in respect of such Collateral Vessel entered into after the Closing Date shall contain, for the benefit of the relevant Company, language which gives effect to the provisions of this Section 5.21 and permits refusal of employment or voyage orders which would result in a violation of Sanctions Law,

(vii)Ensure that each Loan Party institutes and maintains policies and procedures designed to promote and achieve compliance with Sanctions Laws.

(a)The Borrower and the Guarantors shall not engage in any significant transaction involving, or use, cause or permit the Collateral Vessels to be used (i) by or for the benefit of a Embargoed Person, (ii) in any country which would result in the violation, by the Borrower or Guarantors, of any Sanctions Laws or (iii) in any other way (including ship to ship transfers) that, in each case of the foregoing, would result in a violation of:

(i)the provisions of Article 3n of Council Regulation (EU) No 833/2014, the UK Russia (Sanctions) (EU Exit) Regulations 2019 (as amended) (including Chapter 4IA of Part 5), and US Executive Order 14071 and determinations and implementation guidance thereunder), in each case related to the Russian oil price cap (the “Russian Price Cap Framework”);

(ii)the Stop Harboring Iranian Petroleum (SHIP) Act; or

(iii)any other restrictions under Sanctions Laws on condensate, oil, petroleum or petrochemical products of Russian Federation origin (“Russian Oil Products”) or of Islamic Republic of Iran origin by the Borrower or any Guarantor, in each case under sub-paragraphs (i) through (iii), by the Borrower or any of the Secured Parties.

(b)The Borrower shall, upon the reasonable request of the Administrative Agent or any Lender, supply or procure the supply to the Administrative Agent (for transmission to all Lenders) of all information as the Administrative Agent or such Lender may reasonably require for such Lender to satisfy any record-keeping obligations applicable to it under the Russian Price Cap Framework or such other information or requirements as the Administrative Agent on behalf of the Lenders may reasonably request in writing (i) regarding the Loan Parties’ compliance with the Russian Price Cap Framework or (ii) regarding such other requirements in respect to changes to any of the Russian Price Cap Framework or the introduction of similar measures relating to Russian Oil Products or changes to any guidance, application, or interpretation by applicable authority in respect of the Russian Price Cap Framework.

Article VI

NEGATIVE COVENANTS

Holdings and each other Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, on and after the Closing Date (or, with respect to Sections 6.02, 6.10, 6.11 and 6.12, on and after the Initial Borrowing Date) and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made), Holdings and each other Loan Party will not, nor will any Loan Party cause or permit any of its Subsidiaries to:

Section 6.01Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)Indebtedness of Holdings and its Subsidiaries incurred under this Agreement and the other Loan Documents;

(b)Indebtedness of Holdings and its Subsidiaries outstanding on the Closing Date and listed on Schedule 6.01(b);

(c)Indebtedness of Holdings and its Subsidiaries under Hedging Obligations under Permitted Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes; provided, that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness (including, for purposes of this paragraph (c), any undrawn commitments relating to such Indebtedness) to which such Hedging Obligations relate;

(d)Indebtedness of Holdings and its Subsidiaries arising from Investments permitted by Section 6.04;

(e)Indebtedness of Holdings and its Subsidiaries in respect of Purchase Money Obligations, so long as (i) immediately before and after giving pro forma effect to the incurrence of such additional Indebtedness, no Event of Default then exists or would result therefrom, and (ii) if such Indebtedness is incurred by the Borrower or a Subsidiary Guarantor, the aggregate principal amount of such Indebtedness does not exceed $2,000,000 for such Collateral Vessel and $25,000,000 in the aggregate for all Collateral Vessels;

(f)Indebtedness of Holdings and its Subsidiaries in respect of bid, performance, customs or surety bonds issued for the account of any Person in the ordinary course of business, including guarantees or obligations of any Person with respect to letters of credit supporting such bid, performance, customs or surety obligations (in each case other than for an obligation for borrowed money), so long as if such bid, performance, customs or surety bonds are in respect of the Collateral Vessels or incurred by the Borrower or a Subsidiary Guarantor, such Indebtedness shall not exceed an aggregate amount not to exceed $30,000,000 at any time outstanding;

(g)Contingent Obligations (i) of Holdings in respect of Indebtedness of any Subsidiary of Holdings and (ii) of any Subsidiary of Holdings in respect of Indebtedness of Holdings or any other Subsidiary of Holdings, in each case, to the extent that such Indebtedness is otherwise permitted to be incurred pursuant to this Section 6.01 (other than clause (b) of this Section 6.01); provided that (A) Contingent Obligations of Holdings, the Borrower or any Subsidiary Guarantor of Indebtedness of any Subsidiary of Holdings which is not a Loan Party shall be subject to compliance with Section 6.04(e), (B) if a Subsidiary of Holdings which is not a Loan Party provides a guarantee of Indebtedness of a Loan Party in accordance with this clause (i), Holdings will cause such Subsidiary to guarantee the Obligations pursuant to the Guarantee, and (C) if the Indebtedness to be guaranteed is subordinated to the Obligations, then the guarantees permitted under this clause (i) shall be subordinated to the Obligations to the same extent and on the same terms as the Indebtedness so guaranteed is subordinated to the Obligations;

(h)Indebtedness of Holdings and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that in the case of any such Indebtedness of a Loan Party, such Indebtedness is extinguished within five Business Days of incurrence;

(i)Indebtedness of Holdings and its Subsidiaries arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j)Indebtedness of Holdings and its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

(k)other Indebtedness of Holdings and its Subsidiaries (other than the Subsidiary Guarantors); provided that immediately before and after giving effect on a Pro Forma Basis to the incurrence of such additional Indebtedness, (i) no Event of Default then exists or would result therefrom and (ii) Holdings and its Subsidiaries shall be in compliance with the Financial Covenants; and

(l)Indebtedness consisting of Pool Financing Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding (which amount, for the avoidance of doubt, shall include the principal amount of all Indebtedness of the Borrower or any of its Subsidiaries in respect of such Pool Financing Indebtedness for which it is liable, whether on a several basis, or on a joint and several basis with any other Person).

Section 6.02Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Collateral, whether now owned or hereafter acquired by it, except the following (collectively, the “Permitted Liens”):

(a)inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, ~~which~~that are immaterial or being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, ~~which~~provided that such proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)Liens in respect of property of any Loan Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business), and (i) which do not in the aggregate materially and adversely affect the value of the property subject to such Lien, and do not materially impair the use thereof in the operation of the business of the respective Loan Party, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Loan Party shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(d)Liens (x) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness) or (y) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that (i) such tenders, obligations, bonds, contracts or premiums relate to the business of the Subsidiary Guarantors or the Collateral Vessels, (ii) such Liens do not relate to the incurrence of Indebtedness for borrowed money, and (iii) such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(e)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(f)Liens granted pursuant to the Loan Documents to secure the Secured Obligations;

(g)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (ii) in the ordinary course of business for dry-docking, maintenance, repairs and improvements to Collateral Vessels, crews’ wages, salvage (including contract salvage and general average) and (iii) maritime Liens (other than in respect of Indebtedness) for amounts not yet due and payable or more than 30 days delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, up to an aggregate amount at any time not to exceed $1,000,000 for such Collateral Vessel and $20,000,000 in the aggregate for all Collateral Vessels;

(h)with respect only to Collateral Vessels, Liens arising by operation of law and fully covered (in excess of permitted deductibles) by the Required Insurance, such coverage to be confirmed upon the request of the Collateral Agent by the marine insurance broker placing the applicable Required Insurance;

(i)Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(j)Liens arising pursuant to a Permitted Charter; and

(k)Liens on Pool Financing Receivables and the proceeds thereof securing Pool Financing Indebtedness.

Any reference in any of the Loan Documents to a Permitted Lien is not intended to and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

Section 6.03Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction unless, immediately before and after giving effect on a Pro Forma Basis to such Sale and Leaseback Transaction, (i) no Event of Default then exists or would result therefrom and (ii) the Borrower shall be in compliance with the Financial Covenants; provided that if such Sale and Leaseback Transaction is in respect of a Collateral Vessel, the Borrower shall have made a prepayment in accordance with Section 2.10(b).

Section 6.04Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)Investments of Holdings and its Subsidiaries outstanding on the Closing Date and identified on Schedule 6.04(a);

(b)Holdings and its Subsidiaries may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c)Hedging Obligations of Holdings and its Subsidiaries permitted pursuant to Section 6.01(c);

(d)loans and advances to directors, employees and officers of the Borrower and its Subsidiaries for bona fide business purposes and to purchase Equity Interests of Holdings, in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(e)Investments by (i) Holdings or any other Loan Party in Holdings or any such Loan Party, (ii) any Subsidiary of Holdings that is not a Loan Party in a Loan Party, (iii) any Subsidiary of Holdings that is not a Loan Party in any other Subsidiary of Holdings that is not a Loan Party and (iv) Holdings or any Loan Party in any Subsidiary of Holdings that is not a Loan Party; provided, that any Investment in the form of a loan or advance shall be evidenced by an Intercompany Note and shall be subject to the terms of the Intercompany Subordination Agreement and, in the case of a loan or advance by Holdings to any Loan Party or by the

Borrower or Subsidiary Guarantor, each such Intercompany Note shall be pledged by such Loan Party as Collateral pursuant to the Security Documents;

(f)Investments of Holdings and its Subsidiaries in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(g)mergers, amalgamations and consolidations in compliance with Section 6.05;

(h)Investments made by any Loan Party as a result of consideration received in connection with a disposition of property made in compliance with Section 6.06;

(i)acquisitions of property in compliance with Section 6.07 (other than Section 6.07(a));

(j)Dividends in compliance with Section 6.08;

(k)Investments of any person that becomes a Subsidiary of the Borrower after the Closing Date pursuant to a Permitted Acquisition or other Investment permitted hereunder; provided, that (i) such Investments exist at the time such person becomes a Subsidiary or is acquired, (ii) such Investments are not made in anticipation or contemplation of such person becoming a Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Loan Parties or any of their respective assets, other than to the person that becomes a Subsidiary;

(l)other Investments by Holdings and its Subsidiaries, so long as, immediately before and after giving effect on a Pro Forma Basis to such Investment (x) no Event of Default then exists or would result therefrom and (y) the Borrower shall be in compliance with the Financial Covenants;

(m)to the extent constituting an Investment, payments to the Borrower permitted pursuant to Section 6.09(d);

(n)other Investments by the Borrower or any of its Subsidiaries to the extent that the consideration therefor, in whole or in part, is Qualified Capital Stock of Holdings; provided that all consideration in respect of such any such Investment other than in the form of Qualified Capital Stock of Holdings is expressly permitted pursuant to another clause of this Section 6.04~~. and~~ ;

(o)Investments made with respect to Substitution Vessels made during the Reinvestment Period from the proceeds of any Collateral Vessel Disposition.; and

(p)Investments made in connection with any Permitted Redomiciliation Transaction.

Section 6.05Mergers and Consolidations. Wind up, liquidate or dissolve its affairs, or enter into any transaction of merger, amalgamation or consolidation, except that the following shall be permitted:

(a)dispositions of assets in compliance with Section 6.06 (other than Sections 6.06(d), (e) and (f));

(b)Permitted Acquisitions;

(c)any solvent Subsidiary of Holdings (other than the Borrower) may merge, amalgamate or consolidate with or into the Borrower or a Subsidiary Guarantor (so long as (i) in the event the Borrower is a party to such merger, amalgamation or consolidation, the Borrower shall be the surviving person, and (ii) in any other case, a Subsidiary Guarantor shall be the surviving person and shall remain, directly or indirectly, a Wholly Owned Subsidiary of the Borrower); provided, that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable;

(d)any Subsidiary of Holdings that is not a Loan Party may merge or amalgamate into any other Subsidiary of Holdings that is not a Loan Party; ~~and~~

(e)any Subsidiary of Holdings that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not reasonably be expected to be disadvantageous to the Agents and the Lenders in any material respect.; and

(f)Permitted Redomiciliation Transactions.

To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral not otherwise permitted under this Agreement, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to another Loan Party), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as the Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.

Section 6.06Asset Sales. Effect any disposition of any property, except that the following shall be permitted:

(a)dispositions of surplus, worn out or obsolete property (other than Collateral Vessels) by Holdings or any of its Subsidiaries in the ordinary course of business that is, in the reasonable good faith judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and its Subsidiaries taken as a whole;

(b)dispositions by any Loan Party of any Collateral Vessel or of Equity Interests of a Subsidiary Guarantor which directly or indirectly owns such Collateral Vessel; provided, that (i) no Event of Default then exists or would result therefrom, (ii) Holdings and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such disposition, with the Financial Covenants set forth in Section 6.10 for the most recently ended fiscal quarter of Holdings as if such disposition occurred on the last day of such fiscal quarter, (iii) such dispositions are made for Fair Market Value and on an arms-length commercial basis, (iv) the Borrower shall have made a prepayment in accordance with ~~Section 2.10(b)(iv) or~~Section 2.10(b)(~~v~~iv)~~, as applicable~~, and (v) at least (x) in the case of dispositions involving Collateral Vessels, 75% and (y) in the case of all other dispositions, 75%, in each case, of the consideration payable in respect of such disposition of property is in the form of cash or Cash Equivalents and is received at the time of the consummation of any such disposition;

(c)leases of, or charter contracts in respect of, real or personal property (other than Sale and Leaseback Transactions of the Collateral Vessels) by Holdings and its Subsidiaries in the ordinary course of business and, in the case of any such lease or charter contracts in respect of the Collateral Vessels or other Collateral, in accordance with the applicable Security Documents;

(d)Investments by Holdings and its Subsidiaries in compliance with Section 6.04;

(e)Dispositions by Holdings and its Subsidiaries consisting of mergers, amalgamations and consolidations in compliance with Section 6.05;

(f)Dividends by Holdings and its Subsidiaries in compliance with Section 6.08;

(g)dispositions by Holdings and its Subsidiaries made in the ordinary course of business (excluding dispositions of Collateral Vessels or other Collateral) and dispositions of cash and Cash Equivalents in the ordinary course of business;

(h)any disposition by Holdings or its Subsidiaries of property that constitutes a Casualty Event; provided that if such Casualty Event is a Total Loss with respect to a Collateral Vessel, the Borrower shall have made a prepayment in accordance with Section 2.10(b)(iv) or 2.10(b)(v), as applicable;

(i)any disposition of property by (i) Holdings or any Subsidiary of Holdings to Holdings, the Borrower or any other Loan Party and (ii) any Subsidiary of Holdings that is not a Loan Party to another Subsidiary of Holdings that is not a Loan Party; provided, that if the transferor of such property is a Loan Party, the transferee thereof must be Loan Party;

(j)sales, forgiveness or other dispositions by Holdings and its Subsidiaries without recourse in the ordinary course of business of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof but not as part of any financing transaction; and

(k)dispositions of other property of Holdings and its Subsidiaries (including Vessels (other than Collateral Vessels) and Equity Interests in any Subsidiary of Holdings (other than the Borrower or a Subsidiary Guarantor)); provided, that (i) no Event of Default then exists or would result therefrom and (ii) Holdings and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such disposition, with the Financial Covenants set forth in Section 6.10 for the most recently ended fiscal quarter of Holdings as if such disposition occurred on the last day of such fiscal quarter.

To the extent the requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral not otherwise permitted under this Agreement, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Loan Party), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as the Borrower shall have previously provided to the Administrative Agent and the Collateral Agent such certifications or documents as the Administrative Agent and/or the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.

Section 6.07Acquisitions. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property (whether tangible or intangible) of any person except that the following shall be permitted:

(a)Investments in compliance with Section 6.04;

(b)Capital Expenditures by the Borrower and its Subsidiaries;

(c)purchases and other acquisitions of inventory, materials, equipment and intangible property by the Borrower and its Subsidiaries in the ordinary course of business;

(d)leases or licenses of real or personal property in the ordinary course of business and in accordance with this Agreement and, to the extent involving Collateral, the applicable Security Documents;

(e)advances for working capital to a Shipping Pool;

(f)Permitted Acquisitions;

(g)mergers, amalgamations and consolidations in compliance with Section 6.05; ~~and~~

(h)Dividends in compliance with Section 6.08; and

(i)Permitted Redomiciliation Transactions.

provided, that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 ~~or~~, Section 5.11 or the definition of “Permitted Redomiciliation Transaction”, as applicable.

Section 6.08Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to Holdings and its Subsidiaries (including pursuant to any Synthetic Purchase Agreement) or incur any obligation (contingent or otherwise) to do so or make other distributions (including for the avoidance of doubt, stock buy-backs), except that the following Dividends shall be permitted:

(a)Dividends by Holdings, subject the following conditions at the time of declaration and of payment of such Dividend and immediately after giving effect thereto:

(i)no Event of Default has occurred and is continuing at the time of such declaration or payment or would occur as a consequence of the declaration or payment of a Dividend; and

(ii)Holdings and its Wholly Owned Subsidiaries shall have Unrestricted Cash and Cash Equivalents of not less than $25,000,000 in excess of the Minimum Liquidity Threshold.

(b)any Subsidiary of Holdings may authorize, declare and pay Dividends to Holdings or any other Subsidiary of Holdings which owns such Subsidiary.

Section 6.09Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Loan Party (other than between or among the Borrower and the Subsidiary Guarantors to the extent otherwise permitted under this Agreement), other than on terms and conditions at least as favorable to such Loan Party as would reasonably be obtained by such Loan Party at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)Dividends permitted by Section 6.08;

(b)Investments permitted by Section 6.04;

(c)reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements; and

(d)Affiliate transactions to the extent set forth on Schedule 6.09(d).

Section 6.10Financial Covenants.

(a)Holdings and its Wholly Owned Subsidiaries will not permit, at any time, commencing on the Second Amendment Effective Date, Unrestricted Cash and Cash Equivalents to be an amount less than the greater of (x) $50,000,000 or (y) an amount equal to 5% of the Consolidated Indebtedness of Holdings and its Wholly Owned Subsidiaries, taken as a whole (such level, the “Minimum Liquidity Threshold”).

(b)Holdings and its Consolidated Subsidiaries will not permit the Maximum Leverage Ratio to be greater than 0.60 to 1.00 at any time. The Maximum Leverage Ratio shall be tested on the last day of any Test Period, commencing with the Test Period ending June 30, 2022.

(c)Holdings and its Consolidated Subsidiaries will not permit (a) Current Assets minus (b) Current Liabilities, to be less than $0 at any time. For purposes of this calculation, (i) “Current Assets” means the amount of the current assets of Holdings and its Consolidated Subsidiaries as shown in the latest financial statements delivered pursuant to Section 5.01(a) and (b), and (ii) “Current Liabilities” means the amount of the current liabilities of Holdings and its Consolidated Subsidiaries (which, for purposes of this Section 6.10(c) shall not include Indebtedness of Holdings and its Consolidated Subsidiaries maturing within twelve (12) months of the relevant testing date) as shown in the latest financial statements delivered pursuant to Section 5.01(a) and (b).

(d)Holdings and its Consolidated Subsidiaries will not permit, at all times, the aggregate Fair Market Value of the Collateral Vessels that are subject to a Collateral Vessel Mortgage to be less than 135% of the aggregate principal amount of the outstanding Revolving Loans (but not to include, for the avoidance of doubt, any unutilized Revolving Commitment) (the “Collateral Maintenance Test”); provided that any non-compliance with this Section 6.10(d) shall not constitute an Event of Default (but shall constitute a Default), so long as within thirty (30) days of the occurrence of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay Loans under the Revolving Facility (and permanently reduce the Revolving Commitments for any Revolving Loans repaid) in an amount sufficient to cure such non-compliance. For purposes of this clause (d), the Fair Market Value of a Collateral Vessel at any time shall be the Vessel Appraisal Value most recently delivered to the Administrative Agent pursuant to Section 5.13.

Section 6.11Prepayments of Other Indebtedness; Modifications of Organizational Documents and Certain Other Documents, etc. Directly or indirectly:

(a)make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change in control or similar event of, any Subordinated Indebtedness;

(b)amend or modify, or permit the amendment or modification of, any provision of any documents related to Subordinated Indebtedness in any manner that is, or would reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender; or

(c)(x) terminate, amend, modify (including electing to treat any Securities Collateral as a “security” under Section 8-103 of the UCC) or change any of its Organizational

Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ or shareholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than (i) in connection with any Permitted Redomiciliation Transaction or (ii) any such amendments, modifications or changes or such new agreements which are not, and would not reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender, or (y) amend or modify any tax sharing or similar agreement without the consent of the Administrative Agent (such consent not to unreasonably withheld or delayed).

Section 6.12Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary of the Borrower to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Loan Party, or pay any Indebtedness owed to any Loan Party, (ii) make loans or advances to any Loan Party or (iii) transfer any of its properties to any Loan Party, except for such encumbrances, restrictions or conditions existing under or by reason of:

(a)applicable mandatory Legal Requirements;

(b)this Agreement and the other Loan Documents;

(c)[reserved];

(d)Indebtedness of Subsidiaries of Holdings (other than the Loan Parties);

(e)customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries;

(f)customary provisions restricting assignment of any agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(g)customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property pending the consummation of such sale; provided, that

(i)such restrictions and conditions apply only to the property to be sold, and (ii) such sale or other disposition is permitted hereunder;

(h)any encumbrances, restrictions or conditions imposed by any amendments that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (d) above; provided, that such amendments are not materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment; or

(i)any agreement in effect at the time a person becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower and such restriction does not apply to any Loan Party other than such Subsidiary;

Section 6.13Limitation on Issuance of Capital Stock.

(a)With respect to the Borrower, issue any Equity Interest that is Disqualified Capital Stock.

(b)With respect to any Subsidiary of the Borrower, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of the Borrower or any of its

Subsidiaries in any class of the Equity Interests of such Subsidiary and (ii) Subsidiaries of the Borrower formed or acquired after the Initial Borrowing Date in accordance with this Agreement may issue Equity Interests to the Borrower, a Wholly Owned Subsidiary of the Borrower which is to own such Equity Interests and, in the case of a Subsidiary of the Borrower that is not a Loan Party, to other persons which are to own such Equity Interests to the extent otherwise permitted hereunder. All Equity Interests issued to a Loan Party in accordance with this Section 6.13(b) shall, to the extent required by Section 5.10 and Section 5.11 or any Security Document, be delivered to the Collateral Agent for pledge or charge pursuant to the applicable Security Document. Notwithstanding anything to the contrary in this Section 6.13(b), issuances, exchanges, conversions, reclassifications, or other changes in Equity Interests necessary or advisable in order to effect a Permitted Redomiciliation Transaction that is consummated in compliance with this Agreement shall be permitted.

Section 6.14Business. (a) With respect to Holdings, engage in any business activities or have any properties, other than (i) its ownership of the Equity Interests of (A) the Borrower or any other Subsidiary listed on Schedule 3.07(c), Affiliates, or other Persons and other immaterial and non-operational assets to the extent owned as of the Initial Borrowing Date or permitted to be received by it from the Borrower after the Initial Borrowing Date in accordance with the applicable provisions of Section 6.08, and (B) Affiliates and other Persons, (ii) the holding of any cash and Cash Equivalents permitted to be received by it from the Borrower after the Initial Borrowing Date in accordance with the applicable provisions of Section 6.08 or reasonably incidental to the issuance by Holdings of its Equity Interests or incurrence by Holdings of Indebtedness, (iii) incurring Indebtedness under the Loan Documents, (iv) incurring Indebtedness and other liabilities otherwise not restricted by this Agreement, (v) maintaining its existence in compliance with applicable law and (vi) special purpose holding company activities reasonably incidental to the foregoing clauses (i) through (v), inclusive. At no time on or after the Initial Borrowing Date shall Holdings directly own or charter any Vessel.

(b)With respect to the Borrower and its Subsidiaries, engage (directly or indirectly) in any businesses other than those businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date (or which are substantially related thereto or are reasonable extensions thereof).

Section 6.15Operation of Collateral Vessels. The Borrower will not, and will not permit any Subsidiary Guarantor to:

(a)without giving prior written notice thereof to the Collateral Agent, change the registered owner, name, official or patent number, as the case may be, the home port or class of any Collateral Vessel; and

(b)without the prior consent of the Administrative Agent (acting on instructions of the Required Lenders) (or, in the case of the registry, each Lender) (such consent not to be unreasonably withheld), change the registered flag, registry or classification society of any Collateral Vessel unless the change is to an Acceptable Flag Jurisdiction (and the Vessel Collateral Requirements have been satisfied) or to an Approved Classification Society.

Section 6.16Fiscal Periods. Change its fiscal year-end to a date other than December 31, or its fiscal quarters to a date other than March 31, June 30, September 30 and December 31.

Section 6.17No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens (other than Liens permitted under Section 6.02(f)) on the properties encumbered thereby; (c) [reserved]; (d) any prohibition or limitation that (i) exists pursuant to applicable Legal Requirements, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property pending the consummation of such sale; provided, that (x) such restrictions apply only to such property to be sold or disposed of, and (y) such sale is permitted hereunder, (iii) consists of customary restrictions on the assignment of leases, licenses and other contracts entered into in the ordinary course of business, (iv) [reserved], (v) consists of customary prohibitions or limitations in joint venture agreements, pooling agreements and other similar agreements restricting the pledge, charge or assignment thereof or (vi) consists of other contractual restrictions on pledges, charges or assignments in agreements entered into in the ordinary course of business solely to the extent such restrictions would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Legal Requirement (including the Bankruptcy Code) or principles of equity; and (e) covenants in documents creating Liens that secure Pool Financing Indebtedness prohibiting Liens on Pool Financing Receivables.

Section 6.18Anti-Terrorism Law; Anti-Money Laundering. (a) Directly or indirectly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22 that would result in a violation of Sanctions Laws, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law in violation of Sanctions Laws, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Companies’ compliance with this Section 6.18).

(b)Cause or permit any of the funds of such Loan Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Legal Requirements.

Section 6.19Embargoed Person. Cause or permit (a) any of the funds or properties of any Company that are used to repay the Loans or other Credit Extensions to constitute property of any Embargoed Person (individual or entity) (i) with whom dealings are restricted or prohibited under United States or any other applicable Sanctions Laws, or (ii) that is identified on the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or any other similar list maintained by any Sanctions Authority, or 50% or greater owned by any such designated individual or entity, where use of such funds relating to parties in (i) or (ii) above would result in a violation of Sanctions Laws, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in any Company, with the result that the investment in any Company (whether directly or indirectly) is prohibited by applicable Legal Requirements or the Credit Extensions are in violation of applicable Legal Requirements.

Section 6.20Restrictions on Chartering. (i) Let a Collateral Vessel on demise charter for any period or (ii) enter into any charter in respect of a Collateral Vessel other than (x) a Permitted Charter or (y) with the prior written consent of the Administrative Agent (with such consent not to be unreasonably withheld).

Section 6.21Additional Covenants. Holdings will not (i) directly or indirectly, take any action that would result in a Change in Control, (ii) create, incur, assume or suffer to exist any Lien on the Equity Interests of the Borrower other than Permitted Liens of the type described in clauses (a) and (f) of Section 6.02, (iii) directly or indirectly, wind up, liquidate or dissolve its affairs or (iv) dispose of any Equity Interest of the Borrower or any Subsidiary Guarantor except as otherwise provided in this Agreement.

Section 6.22Employee Benefits. (a) None of the Companies nor any ERISA Affiliate will maintain or contribute to (or have an obligation to contribute to) a Pension Plan that is subject to the provisions of Title IV of ERISA or a Multiemployer Plan.

(b)Except in relation to (i) any arrangement which provides benefits on death which are wholly insured and (ii) the UK Pension Plan, none of the Companies nor any of their Affiliates will be an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) in relation to any UK registered occupational pension scheme (as defined in the Pension Schemes Act 1993) which is a defined benefit pension plan.

Article VII

GUARANTEE

Section 7.01The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not as sureties, to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of, premium (if any) and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under Title 11 of the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes, if any, held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and, to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full in cash of the Guaranteed Obligations). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents; or

(e)the release of any other Guarantor pursuant to Section 7.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy ~~or~~, liquidation, winding-up, reorganization or otherwise.

Section 7.04Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness or other Obligation of any Loan Party to a Guarantor shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Subordination Agreement.

Section 7.05Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08General Limitation on Guarantee Obligations. In any action or proceeding involving any state or foreign corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, liquidation, winding-up, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Sections 7.04 and 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09Release of Guarantors. (a) If, in compliance with the terms and provisions of the Loan Documents, a Collateral Vessel, or all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons (other than any Loan Party), or a Withdrawn Vessel is withdrawn pursuant to a Collateral Vessel Release Election, such Transferred Guarantor or the Subsidiary Guarantor which owns such Withdrawn Vessel (and, in each case, any Lien on its Equity Interests) shall, upon the consummation of such sale, transfer, withdrawal or designation, be released from its obligations under this Agreement (including under Section 11.03) and its obligations to pledge, charge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor or a Collateral Vessel Release Election, the pledge and charge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and so long as the Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take, and the Lenders hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

(b)The Lenders hereby irrevocably authorize the Collateral Agent to release a Subsidiary Guarantor and any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) that is sold or otherwise disposed of (to Persons other than any other Loan Party) upon the sale or other disposition thereof in compliance with Section 6.06 or withdrawn pursuant to a Collateral Vessel Release Election and (ii) with respect to the Collateral Vessels (and the Subsidiary Guarantors that own such Collateral Vessels and Equity Interests in such Subsidiary Guarantor), upon the payment in full in cash of the Revolving Facility, if applicable, and the expiration and termination of all

Commitments thereunder (whether at the Maturity Date or pursuant to a prepayment according with Section 2.10).

(c)The Borrower may, in its discretion, following the release of any Liens pursuant to clauses (a) and (b) of this Section 7.09, wind up, liquidate or dissolve the affairs of any Transferred Guarantor and/or Subsidiary Guarantor.

Section 7.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to any Secured Party, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 7.11 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under Section 7.01 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under Section 7.01, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until a discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article VIII

EVENTS OF DEFAULT

Section 8.01Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether optional or mandatory) thereof or by acceleration thereof or otherwise;

(b)default shall be made in the payment of any interest on any Credit Extension or any Fee or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether optional or mandatory) or by acceleration or demand thereof or otherwise and such default shall continue unremedied for a period of three (3) Business Days;

(c)any representation or warranty made or deemed made by any Loan Party in (or in connection with) any Loan Document, or in any certificate, financial statement or other instrument furnished in connection with or required to be given or delivered by any Loan Party pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or so furnished;

(d)default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a) (as it relates to a Loan Party), Section 5.04, Section 5.08, Section 5.10, Section 5.13, Section 5.14, Section 5.16, Section 5.18 or in Article VI;

(e)default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above) and such default shall continue unremedied or shall not have been waived (i) in the case of the Agency Fee Letter, for a period of five Business Days, and (ii) in the case of any other covenant, condition or agreement for a period of 30 days after the earlier of (x) any Loan Party obtaining knowledge thereof and (y) written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)any Company shall (i) fail to pay any principal, premium or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided, that it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) equals or exceeds $25,000,000 at any one time;

(g)an Insolvency Proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company or of a substantial part of the property of any Company, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company for a substantial part of the property of any Company; or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an Order approving or ordering any of the foregoing shall be entered;

(h)any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any Insolvency Proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company or for a substantial part of the property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except to the extent permitted by Section 6.05, wind up or liquidate; or (viii) take any action for the purpose of effecting any of the foregoing;

(i)one or more Orders for the payment of money in an aggregate amount of $25,000,000 or more that are not covered by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least A- (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such Order;

(j)one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, or any event similar to the foregoing shall have occurred or exists with respect to a Non-U.S. Plan, including, but not limited to, the issue of a Financial Support Direction and/or a Contribution Notice or the winding-up of the Non-U.S. Plan, in any such case that would reasonably be expected to result in a Material Adverse Effect;

(k)any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected First Priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on and security interest in, all of the Collateral (other than an immaterial portion) thereunder) in favor of the Collateral Agent, or shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, First Priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on and security interest in the Collateral (other than an immaterial portion) covered thereby;

(l)(x) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, (y) a proceeding shall be commenced by or on behalf of any Loan Party or any Affiliate thereof, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or (z) any Loan Party (directly or indirectly) shall repudiate, revoke, terminate or rescind (or purport to do any of the foregoing) or deny any portion of its liability or obligation for the Obligations;

(m)there shall have occurred a Change in Control;

(n)Holdings at any time fails to cause its common Equity Interests to remain listed on the NYSE or, if applicable, the NASDAQ Stock Market or another nationally recognized stock exchange approved in writing by the Required Lenders;

(o)it becomes unlawful or impossible (i) for any Loan Party to discharge any liability under the Loan Documents or to comply with any other obligation which the Required Lenders consider material under the Loan Documents or (ii) for the Administrative Agent, the Collateral Agent and the Lenders to exercise or enforce any material right under, or to enforce any security interest created by the Loan Documents; or

(p)An event or series of events occurs which, in the reasonable opinion of the Required Lenders constitutes a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding; and (iii) exercise (and/or direct the Collateral Agent to exercise) any and all of its (or the Collateral Agent’s) other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.

In addition, without limiting the foregoing, in the event of a foreclosure (or other similar exercise of remedies) by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent, the Administrative Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition and, in addition, the Collateral Agent or the Administrative Agent, as agent for and representative of all of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

Section 8.02Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and Fees and all payments on account of principal of the Loans owing by them that shall have become due otherwise than by acceleration (with interest on principal and Fees and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.02, then upon the written consent of the Required Lenders (which may be given or withheld in their sole discretion) and written notice to the Borrower, the termination of the Commitments or the acceleration of the Loans and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the other Secured Parties to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Article IX

APPLICATION OF COLLATERAL PROCEEDS

Section 9.01Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, pursuant to the exercise by the Collateral Agent of its remedies, or from any mortgagee’s interest insurance required pursuant to Section 5.04, shall be applied, in full or in part, together with any other sums then held by or distributed or paid to the Collateral Agent or the Administrative Agent pursuant to this Agreement or any other Loan Document (including as a result of any exercise of any right or remedy hereunder or thereunder), promptly by the Collateral Agent as follows:

(a)First, to the indefeasible payment in full in cash of all reasonable and documented out-of-pocket costs and expenses, and all fees, commissions and taxes of such sale, collection or other realization (including compensation to the Administrative Agent, the Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and/or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent or Collateral Agent are entitled to indemnification pursuant to the provisions of any Loan Document), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)Second, to the indefeasible payment in full in cash of all other reasonable costs and expenses of such sale, collection or other realization (including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest constituting Obligations, in each case, equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (c), all interest will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(d)Fourth, without duplication of amounts applied pursuant to clauses (a) through

(c) above, to the indefeasible payment in full in cash, pro rata, of principal and other amounts constituting Obligations, in each case, equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (d), all amounts described herein will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(e)Fifth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (d), to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Secured Obligations (other than principal), and any fees, premiums, interest and scheduled periodic payments due under Bank Product Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(f)Sixth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (e), to the indefeasible payment in full in cash, pro rata, of the principal amount of the Secured Obligations (including principal on any Bank Product Obligations then due and owing);

(g)Seventh, to the indefeasible payment in full in cash, pro rata, to any other Secured Obligations then due and owing with any balance to be paid to the Administrative Agent, for the ratable benefit of the Bank Product Providers, as cash collateral;

(h)Eighth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct;

provided, that in each case, for the avoidance of doubt, in no event shall the proceeds of any Collateral pledged or charged by a Guarantor or any payment made by a Guarantor be applied to payment of any Excluded Swap Obligations of such Guarantor.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a)through (h) of this Section 9.01, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Article X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 10.01Appointment. (a) Each Lender hereby irrevocably designates and appoints (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably designate and appoint) each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents and each of the Administrative Agent and the Collateral Agent hereby accepts such appointment. Each Lender irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents, the Lenders, and the Bank Product Providers, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of their respective Subsidiaries.Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)Each Lender irrevocably appoints each other Lender, and the Collateral Agent irrevocably appoints the Administrative Agent, as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Lender (other than, to the extent a Lender, the Collateral Agent or the Security Trustee) obtain possession or control of any such Collateral, such

Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. The Lenders hereby acknowledge and agree (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge and authorize) that the Collateral Agent may act as the Collateral Agent for the Secured Parties.

Section 10.02Agent in Its Individual Capacity. Each person serving as an Agent hereunder, to the extent (and for so long as) such Agent is also a Lender hereunder, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or any Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.

Section 10.03Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, regardless of whether a Default has occurred and is continuing (i) no Agent shall be subject to any fiduciary or other implied duties, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary rights and powers expressly contemplated hereby or by the other Loan Documents, except as directed in writing by, or with the written consent of, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be fully protected and entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided, that no Agent shall be required to risk its own funds or take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if the Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

(b)No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 or Section 11.02 or otherwise as expressly required herein) or in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until written notice (in accordance with Section 11.01(a)) thereof describing such Default is given to such Agent by the Borrower or a Lender. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any

Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or the sufficiency of any Collateral or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Administrative Agent and/or the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent and/or the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Neither any Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders or the Loan Parties for any action taken or omitted by any Agent under or in connection with any of the Loan Documents. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(c)No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders or the Borrower for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d)No Agent shall be liable for interest on any money received by it except as agreed in writing with the Borrower or Lender.

(e)Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, no Agent shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. An Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the applicable Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters (y) failing to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any person with respect to any Collateral.

(f)For the avoidance of doubt, nothing in this Agreement or any other Loan Document shall require the Collateral Agent to file financing statements or continuation statements or be responsible for maintaining the security interests, or perfection thereof, purported to be created as described herein, and such responsibility shall be solely that the Borrower and the other Loan Parties, and the Collateral Agent shall only be responsible for the safe custody of any Collateral in its possession consistent with customary practices of other financial institutions acting in such capacity and in accordance with the preceding clause (d).

(g)The Agents reserve the right to reasonably conduct an environmental audit prior to foreclosing on any Collateral Vessel Mortgage. Each Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk due to environmental factors.

Section 10.04Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless each Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

Section 10.05Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply, without limiting the foregoing to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 10.06Successor Agent. Each Agent may resign as such at any time upon at least 10 days’ prior notice to the Lenders and the Borrower and without notice to the Bank Product Providers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, so long as no Event of Default shall have then occurred and be continuing, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent satisfactory to the Required Lenders, which successor shall be a commercial banking institution or other finance or trust company organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus at least $200,000,000 and otherwise reasonably satisfactory to the Required Lenders (it being understood that such combined capital and surplus shall not be required to be in excess of $500,000,000); provided, that if such retiring Agent is unable to find a commercial banking institution or other finance or trust company that is willing to accept such appointment and which meets the qualifications set forth above, and the Required Lenders so agree (which agreement shall not be unreasonably withheld) the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retired Agent shall continue to hold such collateral security until such time as a successor Agent is appointed), and the Lenders shall assume and perform all of the duties of the Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor agent is appointed). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 10.07Non-Reliance on Agent and Other Lenders. Each Lender and Bank Product Provider expressly acknowledges that no Agent has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Agent to any Lender or Bank Product Provider as to any matter, including whether such Agent has disclosed material information in their (or their Affiliates’) possession. Each Lender and Bank Product Provider acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender (and each Bank Product Provider) also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 10.08Name Agents. The parties hereto acknowledge that the Mandated Lead Arrangers, the Co-Arranger, the Coordinator and the Bookrunners hold their titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

Section 10.09Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by the Borrower or the Guarantors and without limiting the obligation of the Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have been terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE

NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder and the termination of the Commitments.

Section 10.10Withholding Taxes. To the extent required by any applicable Legal Requirements, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding ~~tax~~Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 10.11Lender’s Representations, Warranties and Acknowledgements. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Companies in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Companies. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party or any Affiliate of a Loan Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.

(b)Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(c)[Reserved].

Section 10.12Security Documents and Guarantees.

(a)Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantees, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Bank Product Obligations with respect to any Bank Product Agreement. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented or (ii) release any Guarantor from the Guarantees pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented.

(b)Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon written instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)(i)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition expressly permitted by the Loan Documents (other than a disposition to any Loan Party of any Subsidiary, Affiliate or family member thereof) to the extent necessary to permit the consummation of such disposition in accordance with the Loan Documents.

(ii)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations (other than Secured Obligations in respect of any Bank Product Agreement and contingent indemnification obligations for which no claim or demand has been made) have been paid in full, in cash, and all Commitments have terminated or expired, upon written request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Obligations in respect of Bank Product Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(iii)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations (other than Secured Obligations in respect of any Bank Product Agreement and contingent indemnification obligations for which no claim or demand has been made) under the Revolving Facility have been paid in full, in cash (whether at the Maturity Date or pursuant to a prepayment according with Section 2.10), and all Revolving Commitments have terminated or expired, upon written request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreement) take such actions as shall be required to release its security interest in all Collateral Vessels, all other Collateral granted by the Subsidiary Guarantors that directly own such Collateral Vessels, and all Securities Collateral granted in the Equity Interests of the Subsidiary Guarantors that directly own such Collateral Vessels and to release all guarantee obligations of such Subsidiary Guarantors provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Obligations in respect of Bank Product Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(iv)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and the Collateral Agent, as applicable, may (without notice to, or vote or consent of, any Lender, or other Secured Party), in connection with any Permitted Redomiciliation Transaction, execute, deliver, acknowledge, file and record any agreements, instruments, certificates, notices and UCC (or equivalent) filings (including any amendments, supplements, confirmations, assignments, continuations, replacements, releases and terminations, and any new or replacement Security Documents or Guarantees) as the Administrative Agent or the Collateral Agent, as applicable, reasonably deems necessary or advisable to effect, give effect to or reflect a Permitted Redomiciliation Transaction, including to (A) evidence changes in legal name, organizational form or jurisdiction, (B) release and re-grant, confirm or continue Liens and security interests and (C) acknowledge the substitution or succession of any Loan Party, in each case, solely to the extent contemplated by, and required to consummate, such Permitted Redomiciliation Transaction and to maintain the continuity, validity, perfection and priority of the Liens and the Guarantees.

(d)The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. No Agent shall be liable for any defect or failure in a Guarantor’s title to Collateral, regardless of whether such defect or failure was known to the Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.

Section 10.13Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Sections 2.05 and 10.03) allowed in such judicial proceeding; and

(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.14Ship Mortgage Trust. Each Lender hereby irrevocably designates and appoints the Security Trustee as security trustee of such Lender under this Agreement and the other Loan Documents solely for the purpose of holding the Collateral Vessel Mortgages of the Collateral Vessels and certain other Collateral, and the Security Trustee hereby accepts such appointment. The Security Trustee agrees and declares, and each of the other Secured Parties acknowledges, that, subject to the terms and conditions of this Section 10.14, the Security Trustee holds the Trust Property in trust for the Secured Parties absolutely. Each of the other Secured Parties agrees that the obligations, rights and benefits vested in the Security Trustee shall be performed and exercised in accordance with this Section

10.14. For the avoidance of doubt, the Security Trustee shall have the benefit of all of the provisions of this Agreement (including exculpatory and indemnification provisions) benefiting it in its capacity as Collateral Agent for the Secured Parties. In addition, the Security Trustee and any attorney, agent or delegate of the Security Trustee may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Trustee or any other such person by or pursuant to the Collateral Vessel Mortgages or in respect of anything else done or omitted to be done in any way relating to the Collateral Vessel Mortgages. The Security Trustee shall, at all times, be the same institution as the Person acting as the Administrative Agent and the Collateral Agent under this Agreement.

Article XI

MISCELLANEOUS

Section 11.01Notices.

(a)Notices and other communications provided for herein shall, except as provided in Section 11.01(b), be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:

(i)	if to any Loan Party, to the Borrower at:

International Seaways Operating Corporation

c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Attention:    Jeffrey D. Pribor, Senior Vice President, Chief Financial Officer

Telephone:  +1-212-578-1947

Email: jpribor@intlseas.com

Legaldepartment@intlseas.com

Treasury@intlseas.com

(ii)	if to the Administrative Agent, to it at:

Nordea Bank Abp, New York Branch

1211 Avenue of the Americas

New York, NY 10036

Attention: Shipping, Offshore and Oil Services

Email:  agency.soosid@nordea.com and

dlny_ny_CADLoan@nordea.com

(iii)if to a Lender, to it at its address (or facsimile number) set forth on Annex I or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto;

Notice and other communications to the Lenders hereunder may (subject to Section 11.01(b)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Any party hereto may change its address, facsimile number or e-mail address for notice and other communications hereunder by notice to the other parties hereto. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b)Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, including any such communication that (i) relates to a request for a Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder or (v) is required to be delivered to satisfy any covenant hereunder or under any other Loan Document (all such communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent (it being understood that .pdf format is acceptable) at the e-mail address(es) provided to the Borrower by the Administrative Agent from time to time, other electronic communication in such other form, or in any other manner, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

(c)To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(d)Each Loan Party and the Administrative Agent and the Collateral Agent further agree that the Administrative Agent and the Collateral Agent shall make the Communications available to the other Agents or the Lenders by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent have any liability to any Loan Party, any Lender or any other person for damages of any kind, whether or not based on strict liability and including direct or indirect, punitive, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through the Internet (including the Platform). Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(f)Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(g)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to Holdings, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 11.02Waivers; Amendment. (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any

Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)Subject to Sections 2.16(c), 2.18(d), 11.02(d) and 11.02(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided, that no such agreement shall:

(i)increase or extend the expiry date of any Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or an extension of the expiry date of any Commitment of any Lender for purposes of this clause (i));

(ii)reduce the principal amount or premium, if any, of any Loan or reduce the rate of interest thereon (including, for the avoidance of doubt, the Applicable Margin) (other than waiver of any increase in the rate of interest pursuant to Section 2.06(b)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;

(iii)postpone or extend the maturity of any Loan or any date for the payment of any interest, premium or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(b)), or postpone the scheduled date of expiration or reduction of any Commitment without the written consent of each Lender directly affected thereby;

(iv)change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender directly affected thereby (provided that any amendment that clarifies any ambiguity or defect in the definition or use of Disqualified Institutions shall require only the consent of the Required Lenders and the Loan Parties);

(v)change Section 2.10(d), Section 2.10(e), Section 2.14(b), Section 2.14(c) or Section 9.01 or other corresponding sections of any other Loan Document in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender directly affected thereby;

(vi)change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender;

(vii)release any Guarantor from its Guarantees, or limit its liability in respect of such Guarantee or release the Borrower from its obligations under the Loan Documents, without the written consent of each Lender;

(viii)except as expressly permitted in this Agreement or any Security Document, release any Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Secured Obligations equally and ratably with the other Secured Obligations), in each case, without the written consent of each Lender;

(ix)[reserved];

(x)subordinate the Obligations under the Loan Documents to any other Indebtedness without the written consent of each Lender;

(xi)(x) amend or otherwise modify Section 6.10 (or for the purposes of determining compliance with Section 6.10, any defined terms used therein), or (y) waive or consent to any Default resulting from a breach of Section 6.10 without the written consent of each Lender;

(xii)amend or otherwise modify the definitions of Permitted Redomiciliation Transaction, Sanctions Law, Sanctions Authority or Anti-Terrorism Law or Section 3.22, Section 5.21, Section 6.18, or Section 6.19 without the written consent of each Lender.;

provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Collateral Agent) if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (3) Section 2.16(b) is complied with.

(c)Without the consent of any other person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or assets so that the security interests therein comply with applicable Legal Requirements.

(d)Notwithstanding the foregoing, if, following the Closing Date, the Administrative Agent and the Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).

(e)Further, notwithstanding the foregoing, any provision of this Agreement and the other Loan Documents may be amended to effect any Incremental Revolving Amendment as, and to the extent, provided in Section 2.18.

(f)In relation to each Lender, the provisions in Sections 3.22, 5.21, 6.18, and 6.19 shall only apply for the benefit of that Lender to the extent that such benefit and the exercise of any rights based on such Sections will not result in a violation of, or conflict with or liability under any provision of Council Regulation (EC) 2271/96. In connection with any amendment, waiver, determination or direction relating to any part of Sections 3.22, 5.21, 6.18 or 6.19 of which a Lender does not have the benefit, the Commitments of that Lender will be disregarded for all purposes when determining whether the consent of the Required Lenders (or all Lenders, if applicable) has been obtained or whether the determination or direction by the Required Lenders (or all Lenders, if applicable) has been made.

Section 11.03Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i)all reasonable and documented out-of-pocket costs and expenses incurred by the Mandated Lead Arrangers, the Co-Arranger, the Coordinator, the Bookrunners, the Sustainability Coordinator the Administrative Agent and the Collateral Agent, (including (i) the reasonable and documented fees, disbursements and other charges of Advisors for the Mandated Lead Arrangers, the Co-Arranger, the Coordinator, the Bookrunners, the Sustainability Coordinator, the Administrative Agent and the Collateral Agent), in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions and Commitments (including with respect to the establishment and maintenance of a Platform and including the reasonable fees and disbursements of counsel as may be necessary or appropriate in the judgment of the Agents, and the charges of IntraLinks, SyndTrak or a similar service), the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii)all out-of-pocket costs and expenses incurred by the Mandated Lead Arrangers, the Co-Arranger, the Coordinator, the Bookrunners, the Sustainability Coordinator, the Administrative Agent, the Collateral Agent, any other Agent or any Lender (including the fees, charges and disbursements of Advisors for any of the foregoing) incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; provided that, in the case of charges of outside counsel, such payment shall be limited to the fees, disbursements and charges of (x) one primary counsel for the Agents and the Lenders (collectively with the Agents, taken as a group), (y) one local counsel and foreign counsel in each relevant jurisdiction for each of the Agents and the Lenders (collectively with the Agents, taken as a group) and (z) one maritime counsel in each relevant jurisdiction for each of the Agents and the Lenders (collectively with the Agents, taken as a group) (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of similarly affected persons), (B) one local counsel and/or foreign counsel for each affected person (or group of similarly affected persons) in any relevant jurisdiction and

(C) one maritime counsel for each affected person (or group of similar affected persons) in each relevant jurisdiction); and

(iii)all Other Taxes in respect of the Loan Documents.

(b)The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented expenses (including reasonable and documented fees, disbursements and other charges of one counsel for all Indemnitees and, if necessary, one maritime counsel, local and foreign counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions for all Indemnitees (and, in the case of an actual or potential conflict of interest of another firm of counsel (and maritime counsel and one firm of local and foreign counsel in each appropriate jurisdiction) for such affected Indemnitee))) and any and all claims, damages, losses and liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable Advisors fees, charges and disbursements (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, relating to or in connection with (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any property (A) owned, leased or operated by any Company or (B) formerly owned, leased or operated by any Company at the time of its ownership, lease or operations, (v) any Environmental Claim or threatened Environmental Claim against any of the Companies relating to any Real Property, Collateral Vessel or other property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of any of the Companies, (vi) any non-compliance with, or violation of, applicable Environmental Laws or Environmental Permits by any of the Companies or any of their businesses, operations, Real Property, Collateral Vessels and other properties, (vii) the imposition of any environmental Lien encumbering Real Property or Collateral Vessels owned, leased or operated by any Company, (viii) the consummation of the Transactions (including the syndication of the Loans and the Commitments) and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or other proceeding or preparation of a defense in connection with any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of their respective subsidiaries, affiliates or shareholders or otherwise, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses or other Claims are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from (i) the gross negligence or willful misconduct of such Indemnitee or any of its Related Persons, (ii) a material breach by such Indemnitee or any of its Related Persons of any of its or their respective obligations under the Loan Documents or (iii) any claims brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent or any other Agent in its capacity as such) not arising out of any act or omission by any Loan Party or any Affiliate thereof.

(c)The Loan Parties agree, jointly and severally, that, without the prior written consent of the Agents and any affected Lender (such consent not to be unreasonably withheld), the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of Section 11.03(b) and asserted against an Indemnitee unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all Indemnitees and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(d)The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, the removal or resignation of any Agent, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.03 shall be accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e)To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents under clause (a) or (b) of this Section 11.03 in accordance with Section 10.03, each Lender severally agrees to pay to the Agents, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided, that the unreimbursed Claim was incurred by or asserted against any of the Agents in its capacity as such. For purposes of this clause (e), a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Total Revolving Exposure at the time.

(f)To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, exemplary, consequential or punitive damages (including any loss of profits, business or anticipated savings as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided, that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties to the extent such special, punitive, indirect or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under this Section 11.03. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(g)All amounts due under this Section 11.03 shall be payable no later than 10 Business Days after written demand (accompanied by an invoice or other reasonable documentation) therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final and non-appealable judicial determination of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 11.03.

Section 11.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than in connection with a Permitted Redomiciliation Transaction that is consummated in accordance with this Agreement, the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, which consent may be withheld in their respective sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void ab initio). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent expressly provided in clause (e) of this

Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that:

(i)[reserved];

(ii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000 (unless such fee is waived by the Administrative Agent in its sole discretion); provided, however, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments;

(iii)the assignee, if it shall not then be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iv)the assignee shall represent and warrant to the Borrower and the Administrative Agent that it is an Eligible Assignee; and

(v)the Administrative Agent must give its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the consent of the Administrative Agent shall only be subject to the completion of the conditions in clauses (b)(ii) and (b)(iii) and the delivery to the Administrative Agent of customary information and documentation reasonably requested by the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations;

Subject to acceptance and recording thereof pursuant to Section 11.04(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided, that any liability of the Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by the Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its office in New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders ~~may~~shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral

Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04(b) and any written consent to such assignment required by Section 11.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.04(d). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(e).

(e)Any Lender shall have the right at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any other person to sell participations to any person (other than any Company or any Affiliate thereof, a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii) or (iii) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.04(b). To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a “non-fiduciary” agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the ~~amount~~principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents, and terms of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version).

(f)A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or the greater payment results from a Change in Law after the date the participation was sold to the Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless such Participant agrees to comply with ~~Section 2.15(f)~~Section 2.15(f) as though it were a Lender (it being understood that the documentation required in ~~Section 2.15(f)~~Section 2.15(f) shall be delivered to the participating Lender).

(g)Any Lender may at any time pledge, charge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, charge  or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge, charge or assignment of a security interest; provided, that no such pledge, charge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee, chargee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other person, collaterally assign, charge or pledge all or any portion of its rights under this Agreement, including the Loans and the Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(h)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar laws domestic or foreign, federal, state, provincial or otherwise, based on or analogous or similar to the Uniform Electronic Transactions Act.

(i)Any assignor Lender of all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Acceptance or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. None of the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. Upon request by any Lender or prospective Lender, the Administrative Agent shall be permitted to disclose to such Lender or prospective Lender the identity of the Disqualified Institutions.

Section 11.05Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as any Obligation is outstanding and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12, 2.13, 2.15, 11.03, 11.05, 11.09, 11.10 and 11.12 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Revolving Commitments or the termination of this Agreement or any provision hereof.

Section 11.06Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act. This Agreement, the Agency Fee Letter and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or other Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement initially became effective on the Closing Date.

Section 11.07Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.08Right of Setoff; Marshalling; Payments Set Aside. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. None of any Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Collateral Agent or any Lender (or to the Administrative Agent or the Collateral Agent, on behalf of the Lenders), or any Agent or any Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action

(whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, and governed by, the law of the State of New York.

(b)Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, located in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise, however, shall affect any right that the Administrative Agent, the Collateral Agent, any other Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each Loan Party hereby irrevocably and unconditionally appoints International Seaways Ship Management LLC, with an office for service of process delivery on the date hereof at 600 Third Avenue, 39th Floor, New York, New York 10016, and its successors (the “Process Agent”), as its agent to receive on behalf of such Loan Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Loan Party in the State of New York. Such service may be made by mailing or delivering a copy of such process to any Loan Party in care of the Process Agent at the address specified above for the Process Agent, and such Loan Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the applicable Loan Party, or failure of the applicable Loan Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Loan Party, or of any judgment based thereon. Each Loan Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each Loan Party hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

ANY LOAN DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

Section 11.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Mandated Lead Arrangers, the Co-Arranger, the Coordinator, the Bookrunners, the Sustainability Coordinator and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees, financing sources, partners, trustees, agents, advisors, insurers, reinsurers, insurance brokers, reinsurance brokers, credit risk insurer and other representatives, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof, and any failure of such persons acting on behalf of the Administrative Agent, the Collateral Agent, an Arranger, a Co-Arranger, the Coordinator, a Bookrunner, the Sustainability Coordinator or a Lender to comply with this Section 11.12 shall constitute a breach of this Section 11.12 by the Administrative Agent, the Collateral Agent, such Arranger, such Co-Arranger, the Coordinator, such Bookrunner, the Sustainability Coordinator or such Lender, as applicable), (b) to the extent (i) requested by any regulatory authority or any self-regulatory authority (such as (but not limited to) the National Association of Insurance Commissioners and the SEC) or (ii) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process or in connection with any charge, pledge or assignment made pursuant to Section 11.04(g), provided that, solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, such disclosing entity shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding, (c) to any other party to this Agreement, (d) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its respective obligations, or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party, (f) with the consent of the Borrower, (g) to an investor or prospective investor in securities issued by an Approved Fund of any Lender that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by an Approved Fund of any Lender or to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund of any Lender in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by such Approved Fund (it being agreed that the persons to whom such disclosure is made will be informed of the confidential nature of such Information) or (h) to the extent such Information (a) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12 or (b) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary of Holdings. In addition, the Agents and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agents and the Lenders in connection with the administrative and management of this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Administrative Agent and the Lenders (and each of their respective employees, representatives, or other agents) may disclose to taxing authorities, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. For the purposes of this Section 11.12, “Information” shall mean all non-public information received from Holdings and the Borrower relating to Holdings and the Borrower or any of their respective Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Holdings and the Borrower. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information.

Section 11.13Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 11.14Assignment and Acceptance. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Acceptance duly executed by such Lender, the Borrower (if the Borrower’s consent to such assignment is required hereunder) and the Administrative Agent.

Section 11.15Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 11.16Waiver of Defenses; Absence of Fiduciary Duties. (a) Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII).

(b)Each of the Loan Parties agrees that in connection with all aspects of the transactions contemplated hereby or by the other Loan Documents and any communications in connection therewith, the Loan Parties and their respective Affiliates, on the one hand, and each Lender and each Agent, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of any Lender or any Agent or any of their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

(c)Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.17Patriot Act; Beneficial Ownership Regulation Notice. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it may be required to obtain, verify and record information that identifies the Loan Parties and Responsible Officers thereof, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party and Responsible Officers in accordance with the Patriot Act and the Beneficial Ownership Regulation, and each Loan Party agrees to provide such information from time to time to any Lender.

Section 11.18Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting. The Administrative

Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed the Administrative Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to the Collateral Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that the Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, the Administrative Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to the Administrative Agent as to the amounts that are due and owing to it and such written certification is received by the Administrative Agent a reasonable period of time prior to the making of such distribution. The Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, the Administrative Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to the Administrative Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). The Borrower may obtain Bank Products from any Bank Product Provider, although the Borrower is not required to do so. The Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

Section 11.19EXCLUDED SWAP OBLIGATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, (I) ANY EXCLUDED SWAP OBLIGATIONS SHALL BE EXCLUDED FROM (X) THE DEFINITION OF “SECURED OBLIGATIONS” (OR ANY EQUIVALENT DEFINITION) CONTAINED HEREIN OR IN ANY SECURITY DOCUMENT AND (Y) THE DEFINITION OF “GUARANTEED OBLIGATIONS” (OR ANY EQUIVALENT DEFINITION) IN THE GUARANTEE OR IN ANY OTHER GUARANTEE OF THE GUARANTEED OBLIGATIONS; (II) NO LIEN GRANTED PURSUANT TO ANY SECURITY DOCUMENT SHALL SECURE ANY EXCLUDED SWAP OBLIGATIONS; AND (III) NO EXCLUDED SWAP OBLIGATIONS SHALL BE GUARANTEED PURSUANT TO THE GUARANTEE OR ANY OTHER GUARANTEE OF THE GUARANTEED OBLIGATIONS.

Section 11.20[Reserved].

Section 11.21Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Loan Party jointly and severally covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c)For purposes of determining any rate of exchange for this Section 11.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 11.22Waiver of Sovereign Immunity. Each of Holdings, the Borrower, the Subsidiary Guarantors, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, the Marshall Islands or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, the Marshall Islands or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 11.22 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 11.23Acknowledgment and Consent to Bail-In. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.24Certain ERISA Matters. Notwithstanding anything to the contrary in any Loan Document:

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Pension Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, any Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitment and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, any Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements, Interest Rate Protection Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this ~~Section 11.23~~Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(Signature Pages Follow)

ANNEX II-A

Exhibit Q to Credit Agreement

[Attached]

DATED                               2025

(1)THE PARTIES LISTED IN COLUMN A OF APPENDIX A

(2)NORDEA BANK ABP, NEW YORK BRANCH

CHARGE IN RESPECT OF SHARES OF THE COMPANIES LISTED IN APPENDIX A

REF: KK/TS/N0328.A05007

CLAUSE	PAGE
1. DEFINITIONS AND INTERPRETATION	2
2. REPRESENTATION AND WARRANTIES	4
3. COVENANT TO PAY	5
4. SECURITY	5
5. RIGHTS IN RESPECT OF CHARGED PROPERTY	6
6. PRESERVATION OF SECURITY	7
7. ENFORCEMENT OF SECURITY	10
8. APPOINTMENT OF A RECEIVER	12
9. POWERS OF A RECEIVER	12
10. FURTHER ASSURANCES	13
11. INDEMNITIES	13
12. POWER OF ATTORNEY	14
13. RELEASE	15
14. NOTICES	15
15. ASSIGNMENTS	16
16. CHARGEE AS TRUSTEE	16
17. SET-OFF	16
18. SUBSEQUENT SECURITY INTERESTS	16
19. EXPENSES	16
20. MISCELLANEOUS	17
21. LAW AND JURISDICTION	17
SCHEDULE 1	3
SCHEDULE 2	4
SCHEDULE 3	5
SCHEDULE 4	7

THIS SHARE CHARGE is made on                          2025

BETWEEN

(1)	THE PARTIES listed in Column A of Appendix A (each a “Chargor” and together the “Chargors”); and
(2)

NORDEA BANK ABP, NEW YORK BRANCH, as collateral agent and security trustee (in such capacities, together with any successor collateral agent or security trustee), for the benefit of the Secured Parties (as defined below) (the “Chargee”).

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION
1.1

In this Charge, unless the context otherwise requires, words and expressions which are capitalised but not defined herein shall have the same meanings as are given to them in the Credit Agreement (as defined below). In addition, the following definitions shall apply:

“BMA” means the Bermuda Monetary Authority.

“Charge” means this share charge.

“Charged Property” means the Charged Shares and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Charged Shares including:

(a)	all dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Charged Shares;
(b)

all shares, securities, rights, monies or other property whether certificated or uncertificated accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any Charged Shares (including but not limited to proceeds of sale); and

(c)	all certificates or other evidence of title to any of the Charged Shares now and from time to time hereafter deposited with the Chargee.

“Charged Shares” means:

(a)	all the shares of each Company set out in Column C of Appendix A;
(b)	any shares acquired in respect of the Charged Shares by reason of a division or combination of shares, share dividend, reclassification or otherwise; and
(c)	all other shares in any Company from time to time legally and/or beneficially owned by a Chargor.

“Companies” and each a “Company” means the companies and each company listed in Column B of Appendix A.

“Companies Act” means the Companies Act 1981 (as amended) of Bermuda.

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“Continuance” means, in respect of each Company, the continuation of that Company to Bermuda effective upon the issuance by the Registrar of Companies of a Certificate of Continuance pursuant to section 14 and section 132C(4)(d) of the Companies Act.

“Conveyancing Act” means the Conveyancing Act 1983 (as amended) of Bermuda.

“Credit Agreement” means the US$750,000,000 credit agreement originally dated 20 May 2022 between, amongst others, International Seaways, Inc. as holdings [(“Holdings”)]1, [International Seaways Operating Ltd.]2 (f/k/a International Seaways Operating Corporation) as borrower, the various lenders from time to time party thereto, the Chargee, as administrative agent, collateral agent and security trustee, and the other persons party thereto from time to time (as amended, modified, restated and/or supplemented from time to time, including as amended on 10 March 2023, 26 April 2024 and [Date] October 2025).

“Event of Default” has the meaning ascribed to such term in the Credit Agreement.

“Loan Documents” has the meaning given to such term in the Credit Agreement.

“Parties” means the parties to this Charge.

“Permitted Liens” has the meaning given to it in the Credit Agreement.

“Register of Directors and Officers” means the register of directors and officers of each Company maintained by such Company in accordance with section 92A of the Companies Act.

“Register of Members” means the register of members of each Company (including any applicable branch register) maintained by such Company in accordance with section 65 of the Companies Act.

“Registrar of Companies” means the Registrar of Companies of Bermuda appointed under section 3 of the Companies Act.

“Secured Obligations” has the meaning ascribed to such term in the Credit Agreement.

“Secured Parties” has the meaning given to such term in the Credit Agreement.

“Security Interest” means:

(a)

a mortgage, charge, pledge, lien, assignment by way of security or other encumbrance or security arrangement (including any hold back or “flawed asset” arrangement) securing any obligation of any person;

(b)

any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(c)	any other type of arrangement having a similar effect; or
(d)	agreements to create the foregoing.

1 Note: To be included in the Share Charge to be entered into by Holdings.

2 Note: New legal name and timing of Borrower’s redomiciliation to be confirmed.

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“Security Period” means the period commencing on the date of execution of this Charge and ending on the date on which the Chargee is satisfied that all Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

1.2

The provisions of clause 1.03 (Terms Generally) of the Credit Agreement shall apply to this Charge as though they were set out in full in this Charge, except that references to the Credit Agreement will be construed as references to this Charge.

1.3	In construing this Charge, unless otherwise specified:
(a)	an Event of Default is “continuing” if it has not been remedied or waived; and
(b)	this Charge is a “Security Document” and a “Loan Document” under the terms of the Credit Agreement.
2.	REPRESENTATION AND WARRANTIES
2.1	Each Chargor hereby represents and warrants to the Chargee (for the benefit of each Secured Party) on the date of this Charge that:
(a)	it has been duly incorporated (or continued) and registered in its jurisdiction of incorporation or formation or continuance;
(b)	it has the power to own its assets and carry on its business as it is being conducted;
(c)

it is the sole legal and beneficial owner of the Charged Property owned by it free from any Security Interest (other than that created by the Pledge Agreement and this Charge) or other interest and any options or rights of pre-emption (other than, in each case, in respect of any Permitted Liens);

(d)	the Charged Shares represent 100 percent of the issued shares of each Company (as applicable) (except as otherwise specified in Column C of Appendix A);
(e)	the Charged Shares are, or will be when charged, duly authorised, validly issued, fully paid and freely transferable and constitute shares in the capital of a Bermuda exempted company;
(f)

the Charged Shares are freely transferable on the books of each Company (as applicable) and no consents or approvals are required in order to register a transfer of the Charged Shares other than consents or approvals required by the Loan Documents;

(g)	there are no covenants, agreements, conditions, interests, rights or other matters whatsoever which adversely affect the Charged Property;
(h)	it has not received any notice of an adverse claim by any person in respect of the ownership of the Charged Property or any interest in the Charged Property;
(i)	it has full power and authority to:
(i)	execute and deliver this Charge and the other Loan Documents to which it is a party;
(ii)	be the legal and beneficial owner of the Charged Property owned by it; and

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(iii)	comply with the provisions of, and perform all its obligations under this Charge and the other Loan Documents to which it is a party;
(j)

this Charge is effective to create a valid and enforceable first priority equitable Charge and first priority fixed charge upon the Charged Property in favour of the Chargee ranking in priority to the interests of any of its creditors or any liquidator (or similar officer) appointed in respect of it.

2.2

Each Chargor also represents and warrants to and undertakes with the Chargee that the foregoing representations and warranties will be true and accurate throughout the continuance of this Charge with reference to the facts and circumstances subsisting from time to time.

3.	COVENANT TO PAY
3.1

Each Chargor hereby covenants with the Chargee as primary obligor and not merely as surety that it will pay and discharge the Secured Obligations when due in accordance with the terms of the Loan Documents.

4.	SECURITY
4.1

As a continuing security for the discharge and/or payment of the Secured Obligations, each Chargor as legal and beneficial owner hereby charges in favour of the Chargee, by way of a first fixed charge, all of its right, title and interest in and to the Charged Property owned by it including all benefits, present and future, actual and contingent accruing in respect of the Charged Property owned by it.

4.2

Each Chargor hereby agrees to deliver, or cause to be delivered, to the Chargee within a reasonable time and in any event within three Business Days of the Continuance in the case of paragraphs (a)-(f) only, and promptly upon the receipt in the case of paragraph (g):

(a)	the corporate documents, resolutions and authorities of such Chargor required to authorise the execution of this Charge;
(b)

executed but undated share transfer forms in respect of the Charged Shares in favour of the Chargee or its nominees (as the Chargee shall direct) in the form set out in Schedule 1 to this Charge and any other documents which from time to time may be requested by the Chargee in order to enable the Chargee or its nominees to be registered as the owner or otherwise obtain legal title to the Charged Shares;

(c)

share certificates (if any) representing the Charged Shares, a certified copy of the Register of Members of each Company showing the applicable Chargor as registered owner of the applicable Charged Shares and a certified copy of the Register of Directors and Officers of the Chargor;

(d)

an executed and dated irrevocable proxy and power of attorney made in respect of the Charged Shares in favour of the Chargee in respect of all general meetings and written resolutions of each Company respectively in the form set out in Schedule 2 to this Charge;

(e)

executed but undated letters of resignation and release together with letters of authority to date the same from each of the directors and officers of each Company in the forms set out in Parts I and II of Schedule 3 to this Charge;

(f)	an executed and dated irrevocable deed of undertaking and confirmation from each Company to the Chargee in the form set out in Schedule 4 to this Charge; and

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(g)

a copy of a letter to the BMA (as stamped by the BMA or confirmation of approval by the BMA that is satisfactory to the Chargee) under paragraph A, part III of the BMA’s general permissions to the public of 1 June 2005.

4.3

Each Chargor will deliver, or cause to be delivered, to the Chargee immediately upon the issue of any further Charged Shares to it, the items listed in Clauses 4.2(b) and 4.2(c) in respect of all such further Charged Shares.

4.4

Each Chargor will deliver or cause to be delivered to the Chargee immediately upon the appointment of any further director or officer of any relevant Company, the items listed in Clause 4.2(e) (with respect to each newly appointed director or officer).

4.5

Each Chargor will deliver or cause to be delivered to the Chargee immediately upon the resignation of any director of such Chargor who executed any item listed in Clauses 4.2(b) and 4.2(d) (including any documents delivered pursuant to Clause 4.4 above), the items listed in Clauses 4.2(b) and 4.2(d) executed by another duly appointed director of such Chargor, together with a certified copy of the updated Register of Directors and Officers of such Chargor.

4.6	Immediately after execution of this Charge:
(a)

[Holdings shall effect registration or assist the Chargee in effecting registration of this Charge with the Registrar of Companies pursuant to section 61 of the Companies Act by assisting the Chargee in making the required filing in the approved form with the Registrar of Companies; and][3]

(b)

each Chargor that is incorporated, continued or established in Bermuda shall effect registration, or assist the Chargee in effecting registration of this Charge with the Registrar of Companies pursuant to section 55 of the Companies Act by assisting the Chargee in making the required filing in the approved form with the Registrar of Companies.

4.7

Each Chargor shall, immediately on receipt, deliver or procure to be delivered to the Chargee, the certificate of registration of charge issued by the Registrar of Companies evidencing that the requirements of Part V of the Companies Act as to registration have been complied with.

5.	RIGHTS IN RESPECT OF CHARGED PROPERTY
5.1	Unless and until the occurrence of an Event of Default which is continuing:
(a)

each Chargor shall be entitled to exercise all voting and consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge or the other Loan Documents; and

(b)	each Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof.
5.2

Each Chargor shall pay all calls, instalments or other payments and shall discharge all other obligations, which may become due in respect of any of the Charged Property. The Chargee may at any time after an Event of Default, if it thinks fit make such payments or discharge such obligations on behalf of any Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.3	The Chargee shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or

3 Note: To be included in the Share Charge to be entered into by Holdings.

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collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

6.	PRESERVATION OF SECURITY
6.1	It is hereby agreed and declared that:
(a)

the security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;
(c)

no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(d)	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.
6.2

Any settlement or discharge under this Charge between the Chargee and any Chargor shall be conditional upon no security or payment to the Chargee by any Company or any Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from each Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred the payment of which amounts shall, for the avoidance of doubt, form part of the Secured Obligations.

6.3

The rights of the Chargee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including, and whether or not known to or discoverable by any Company, any Chargor, the Chargee or any other person:

(a)	any time or waiver granted to or composition with any Company, any Chargor or any other person;
(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any Company, any Chargor or any other person;
(c)	any legal limitation, disability, incapacity or other circumstances relating to any Company, any Chargor or any other person;
(d)	any amendment or supplement to any Loan Document or other document or security (including any amendment the effect of which is to change the nature or amount of any

7

facilities made available thereunder or to change the nature or extent of any obligations thereunder);

(e)	the dissolution, liquidation, amalgamation, reconstruction or reorganisation of any Company, any Chargor or any other person; or
(f)	the unenforceability, invalidity or frustration of any obligations of any Company, any Chargor or any other person under any Loan Document or any other document or security.
6.4

Until the expiry of the Security Period, the Chargors shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Charge or any Loan Document or by virtue of any relationship between or transaction involving any Chargor and/or any Company (whether such relationship or transaction shall constitute any Chargor a creditor of any of the Companies, a guarantor of the obligations of any of the Companies or in part subrogated to the rights of others against any of the Companies or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)	exercise any rights of subrogation against a Company or any other person in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;
(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;
(c)	exercise any right of set-off or counterclaim against a Company or any such co-surety;
(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from a Company or any such co-surety; or
(e)

unless so directed by the Chargee (when the relevant Chargors will prove in accordance with such directions), claim as a creditor of any of the Companies or any such co-surety in competition with the Chargee.

The relevant Chargors shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5

Until the expiry of the Security Period, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations or any other amount owing or payable under the Loan Documents; provided that the Chargee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Chargee in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

6.6	The Chargors shall not, without the prior written consent of the Chargee:
(a)	cause or permit any rights attaching to the Charged Property to be varied or abrogated;
(b)	cause or permit any of the Charged Property to be consolidated, sub-divided or converted or the capital of any of the Companies to be re-organised, exchanged or repaid; or

8

(c)	cause or permit anything to be done which may depreciate, jeopardise or otherwise prejudice the value of the security hereby given.
6.7

Each Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Charged Property currently owned by it (subject to the Security Interests hereby created) and that it will not (other than as permitted in the Credit Agreement):

(a)

create or suffer the creation of any Security Interests (other than those created by this Charge) or any other interest on or in respect of the whole or any part of the Charged Property or any of its interest therein; or

(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property without the prior consent in writing of the Chargee.
6.8

Each Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by any of the Chargors to perform its obligations in respect thereof.

6.9

Each Chargor shall ensure that it shall not, without the prior written consent of the Chargee, use its voting rights to permit any of the Companies to amend its memorandum of continuance or bye-laws in a way which could be expected to adversely affect the interests of the Chargee or any of the Secured Parties.

6.10	The Chargors shall procure that no Company shall:
(a)	create or permit to subsist any Security Interest upon the whole or any part of its assets, except as permitted by the Loan Documents;
(b)	register any transfer of the Charged Shares to any person (except to the Chargee or its nominees pursuant to the provisions of this Charge);
(c)	issue any share certificate or replacement share certificates in respect of any of the Charged Shares;
(d)	continue its existence under the laws of any jurisdiction other than Bermuda;
(e)	do anything which might prejudice its status as a Bermuda exempted company;
(f)	issue, allot or grant warrants or options with respect to any additional shares;
(g)	exercise any rights of forfeiture over any of the Charged Shares; or
(h)	purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the Charged Property,

during the Security Period without the prior written consent of the Chargee.

6.11	The Chargors shall procure that each Company irrevocably waives in favour of the Chargee:
(a)	any lien; and
(b)	any rights of forfeiture,

which it may have over the Charged Shares.

9

6.12

The Chargors shall procure that each Company shall irrevocably consent to any transfer of the Charged Shares by the Chargee or its nominee to any other person pursuant to the exercise of the Chargee’s rights under this Charge.

6.13

The Chargors shall procure that each Company shall comply with its memorandum of continuance and bye-laws and otherwise conduct its affairs in a way which does not prejudice the Chargee’s legal and economic interests in relation to the Charged Property.

6.14

No Chargor shall, without the prior written consent of the Chargee, participate in any vote concerning a members’ liquidation or compromise in respect of any Company pursuant to section 201 of the Companies Act.

7.	ENFORCEMENT OF SECURITY
7.1

At any time after the occurrence of an Event of Default which is continuing the security hereby constituted shall become immediately enforceable, and the power of sale and other powers specified in section 30 of the Conveyancing Act (applied in respect of personal property) as varied or amended by this Charge shall be immediately exercisable, and the rights of enforcement of the Chargee under this Charge shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing the Chargee without further notice to any Chargor may, whether acting on its own behalf or through a receiver or an agent:

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargee may think fit;
(b)

date and present to any or all of the Companies or any other person any undated documents provided to it pursuant to Clause 4 or any other provision of this Charge, including to remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge to appoint such persons as directors and officers of any or all of the Companies as it shall deem appropriate;

(c)

receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Chargee, as additional security charged under and subject to the terms of this Charge and any such dividends, interest and other moneys or assets received by any Chargor after such time shall be held in trust by such Chargor for the Chargee and paid or transferred to the Chargee on demand;

(d)

take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner (including by selling the Charged Property to itself) and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of including by way of changing the ownership of the Charged Shares as shown on the Register of Members;

(e)	borrow or raise money either unsecured or on the security of the Charged Property (either in priority to the Charge or otherwise);
(f)

settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of any Chargor or relating to the Charged Property;

10

(g)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Property or any business of any Chargor;
(h)	redeem any security (whether or not having priority to the Charge) over the Charged Property and to settle the accounts of any person with an interest in the Charged Property;
(i)

exercise and do (or permit any Chargor or any nominee of any Chargor to exercise and do) all such rights and things as the Chargee would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Property;

(j)

do anything else it may think fit for the realisation of the Charged Property or incidental to the exercise of any of the rights conferred on the Chargee under or by virtue of any document to which any of the Chargors is party; and

(k)	exercise all rights and remedies afforded to it under this Charge and applicable law.
7.2

The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

7.3

Upon any sale of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4	Any money received or realised under the powers conferred by this Charge shall be paid or applied in the order as set out in clause 9.01 of the Credit Agreement.
7.5

The Chargee may, at any time after demand and until the irrevocable and unconditional payment to the Chargee of all Secured Obligations, place and keep to the credit of a suspense account any money received or realised by the Chargee by virtue of this Charge. The Chargee shall have no intermediate obligation to apply such money in or towards the discharge of any Secured Obligations. Amounts standing to the credit of any such suspense account shall bear interest at a rate considered by the Chargee in good faith to be a fair market rate.

7.6

Until all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Chargee may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

7.7

Neither the Chargee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of fraud, negligence, breach in bad faith of this Charge, dishonesty or wilful default.

7.8

The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as chargee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a chargee-in-possession might be liable.

7.9	The Chargors hereby waive the entitlement conferred by section 29 of the Conveyancing Act (to the extent applicable) and agree that section 31 of the Conveyancing Act (to the extent applicable)

11

shall not apply to the security created by this Charge. For the avoidance of doubt, the powers of the Chargee by virtue of this Charge shall not be limited to those specified in section 30 of the Conveyancing Act. For the purpose of all powers conferred by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof.

8.	APPOINTMENT OF A RECEIVER
8.1	At any time after:
(a)	the occurrence of an Event of Default which is continuing; or
(b)	a request has been made by a Chargor to the Chargee for the appointment of a receiver over its assets or in respect of such Chargor,

then notwithstanding the terms of any other agreement between the Chargors and any person, the Chargee may (unless precluded by law) appoint in writing any person or persons to be a receiver or receiver and manager of all or any part of the Charged Property as the Chargee may choose in its entire discretion.

8.2	Where more than one receiver is appointed, the appointees shall have power to act jointly or separately unless the Chargee shall specify to the contrary.
8.3	The Chargee may from time to time determine the remuneration of a receiver.
8.4

The Chargee may remove a receiver from all or any of the Charged Property of which they are the receiver and after the receiver has vacated office or ceased to act in respect of any of the Charged Property, appoint a further receiver over all or any of the Charged Property in respect of which they shall have ceased to act.

8.5	Such an appointment of a receiver shall not preclude:
(a)	the Chargee from making any subsequent appointment of a receiver over all or any Charged Property over which a receiver has not previously been appointed or has ceased to act; or
(b)	the appointment of an additional receiver to act while the first receiver continues to act.
8.6	The receiver shall be the agent of the Chargors (which shall be solely liable for the receiver’s acts, defaults and remuneration). The receiver shall not at any time become the agent of the Chargee.
9.	POWERS OF A RECEIVER
9.1

In addition to those powers conferred by law (including the rights and powers conferred on a receiver under the Conveyancing Act) a receiver shall have and be entitled to exercise in relation to each Chargor all the powers set out below:

(a)	to exercise all rights of the Chargee under or pursuant to this Charge including all voting and other rights attaching to the Charged Property;
(b)	to make any arrangement or compromise with others as they shall think fit;
(c)	to appoint managers, officers and agents for the above purposes at such remuneration as the receiver may determine;

12

(d)

to redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the relevant Chargors and the money so paid shall be deemed an expense properly incurred by the receiver;

(e)	to pay the proper administrative charges in respect of time spent by their agents and employees in dealing with matters raised by the receiver or relating to the receivership of any Chargor; and
(f)

to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property or the value thereof.

10.	FURTHER ASSURANCES
10.1

Each Chargor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Chargee may specify and in such form as the Chargee may reasonably require in order to:

(a)

perfect or protect the security created or intended to be created under or evidenced by this Charge (which may include the execution of a legal mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Charge) or for the exercise of any rights, powers and remedies of the Chargee provided by or pursuant to this Charge, the Loan Documents or by law;

(b)

confer on the Chargee security over any property and assets of each Chargor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Charge; or

(c)	following an Event of Default, facilitate the realisation of the assets which are, or are intended to be, the subject of this Charge.
10.2

Without limiting the other provisions of this Charge, each Chargor shall at its own expense take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Chargee by or pursuant to this Charge.

11.	INDEMNITIES
11.1

Each Chargor will jointly and severally indemnify and save harmless the Chargee, any receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;
(b)	in the preservation or enforcement of the Chargee’s rights under this Charge or the priority thereof;
(c)	on the release of any part of the Charged Property from the security created by this Charge; or
(d)	arising out of any breach by any of the Chargors of any term of this Charge,

13

and the Chargee or such receiver, agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts suffered, incurred or paid by the Chargee or such receiver, agent or attorney or any of them shall be recoverable on a full indemnity basis provided that nothing in this Clause 11.1 shall require any Chargor to indemnify and save harmless the Chargee or any such receiver, agent or attorney from and against any expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee or such receiver, agent or attorney as a result of the Chargee’s or such receiver’s, agent’s or attorney’s gross negligence, breach in bad faith of this Charge, dishonesty or wilful default.

11.2

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against any of the Chargors or the bankruptcy or liquidation of any of the Chargors or for any other reason any payment under or in connection with this Charge is made or fails to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the applicable rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargors, as a separate and independent obligation, shall indemnify and hold harmless the Chargee against the amount of such shortfall. For the purposes of this Clause 11.2, “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

11.3

All payments to be made to the Chargee under this Charge shall be made free and clear of and without deduction for or on account of tax unless the Chargors are required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by such Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

12.	POWER OF ATTORNEY
12.1

Each Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Chargee and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact:

(a)

to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting the Chargee’s title to, for vesting any of the assets and property hereby charged in the Chargee or its nominees or in any purchaser or for any of the purposes contemplated in Clause 7.1 hereof;

(b)

to give effectual discharges for payments, to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the relevant Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged;

(c)	to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;
(d)

so as to enable the Chargee to carry out in the name of the relevant Chargor any obligation imposed on such Chargor by this Charge (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Property

14

and the exercise of all the Chargors’ rights and discretions in relation to the Charged Property);

(e)

so as to enable the Chargee and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Charge or by law (including the exercise of any right of a legal and beneficial owner of the Charged Property); and

(f)

generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

12.2	Notwithstanding any other provision of Clause 12.1, such power shall not be exercisable by or on behalf of the Chargee as the case may be until:
(a)	an Event of Default has occurred and is continuing; or
(b)	any of the Chargors has failed to comply with Clause 10.
12.3

The power hereby conferred shall be a general power of attorney and each Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

13.	RELEASE
13.1

Subject to Clause 13.2, upon the expiry of the Security Period, the Chargee shall (at the request and cost of the Chargors) execute such documents and do all such reasonable acts as may be necessary to release the Charged Property from the security constituted by this Charge. Such release shall not prejudice the rights of the Chargee under Clause 11.

13.2

If the Chargee considers in good faith that any amount received in payment or purported payment of the Secured Obligations is capable of being avoided or reduced by virtue of any insolvency or other similar laws:

(a)	the liability of each of the Chargors under this Charge and the security constituted by this Charge shall continue and such amount shall not be considered to have been irrevocably paid; and
(b)

the Chargee may keep any security held by it in respect of the Chargors’ liability under the Loan Documents in order to protect the Secured Parties against any possible claim under insolvency law. If a claim is made against a Secured Party prior to the discharge of any such security, the Chargee may keep the security until that claim has finally been dealt with.

14.	NOTICES
14.1	Any notice or other communication given or made under or in connection with the matters contemplated by this Charge shall be in accordance with the provisions of clause 11.01 of the Credit Agreement.

15

15.	ASSIGNMENTS
15.1

This Charge shall be binding upon and shall enure to the benefit of the Chargors, the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

15.2	No Chargor may assign or transfer all or any part of its rights and/or obligations under this Charge.
15.3	The Chargee may not assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee except in accordance with the Credit Agreement.
16.	CHARGEE AS TRUSTEE
16.1

The Parties hereby acknowledge and agree that the Chargee holds the benefit of this Charge (and any other security created in its favour pursuant to this Charge) on trust for and on behalf of the Secured Parties in its capacity as security agent and trustee under and pursuant to the terms of the Credit Agreement. The retirement of the person for the time being acting as Collateral Agent and the appointment of a successor shall be effected in the manner provided for in the Credit Agreement.

17.	SET-OFF
17.1

Each Chargor authorises the Chargee (but the Chargee shall not be obliged to exercise such right), after the occurrence of an Event of Default to set-off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Chargee to any Chargor.

18.	SUBSEQUENT SECURITY INTERESTS
18.1

If the Chargee at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of this Charge, all payments thereafter by or on behalf of any Chargor to the Chargee shall be treated as having been credited to a new account of the Chargors and not as having been applied in reduction of the Secured Obligations as at the time when the Chargee received such notice.

19.	EXPENSES
19.1

The Chargors jointly and severally shall pay to the Chargee on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Chargee or for which the Chargee may become liable in connection with:

(a)	the negotiation, preparation and execution of this Charge;
(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;
(c)	any variation of, or amendment or supplement to, any of the terms of this Charge;
(d)	any consent or waiver required from the Chargee in relation to this Charge,

and in the case referred to in Clauses (c) and (d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

19.2	The Chargors jointly and severally shall pay promptly all registration, stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the

16

Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of any Chargor to pay any such duties or taxes.

20.	MISCELLANEOUS
20.1

The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to any Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

20.2

If any of the clauses, conditions, covenants or restrictions (the “Provision”) of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

20.3

This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

20.4

Each document, instrument, statement, report, notice or other communication delivered in connection with this Charge shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Chargee and the Secured Parties shall be entitled to rely.

20.5	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.
20.6	The Parties intend that this Charge takes effect as a deed notwithstanding the fact that the Chargee may only execute it under hand.
20.7	Nothing in this Charge shall constitute or be deemed to constitute a partnership between any of the Secured Parties and the Chargee.
20.8

Unless expressly provided to the contrary in this Charge, a person who is not a party to this Charge shall not have any rights under The Contracts (Rights of Third Parties) Act 2016 (as amended) (the “CRTP Act”) to enforce or to enjoy the benefit of any term of this Charge.

20.9	Any other Secured Party may enforce and enjoy the benefit of any term of this Charge in accordance with the CRTP Act.
21.	LAW AND JURISDICTION
21.1

This Charge shall be governed by and construed in accordance with the laws of Bermuda and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda, provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Charge against any Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

17

21.2	Each Chargor agrees that the process by which any proceedings in Bermuda are begun may be served on it by being delivered to the process agent referred to below.
21.3	[Without prejudice to any other mode of service allowed under any relevant law:
(a)

Holdings irrevocably appoints [Insert] as its agent for service of process in relation to any proceedings before the Bermuda courts in connection with this Charge and confirms that such agent for service of process has duly accepted such appointment; and

(b)	agrees that failure by the process agent to notify Holdings of the process will not invalidate the proceedings concerned.
21.4

If the appointment of the person mentioned in Clause 21.3 ceases to be effective, Holdings shall immediately appoint another person in Bermuda to accept service of process on its behalf. If Holdings fails to do so, the Chargee shall be entitled to appoint such a person by notice to Holdings. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.][4]

IN WITNESS whereof this Deed has been executed as a deed and is delivered on the day and year first above written.

[Signature Page to follow]

4 Note: To be included in the Share Charge to be entered into by Holdings.

18

EXECUTED AS A DEED for and on behalf of [INSERT].	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

EXECUTED AS A DEED for and on behalf of [INSERT]	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

EXECUTED AS A DEED for and on behalf of NORDEA BANK ABP, NEW YORK BRANCH:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

SCHEDULE 1

[COMPANY NAME]

(THE “COMPANY”)

SHARE TRANSFER FORM

SHARE TRANSFER FORM dated                                                        (the “Transferor”) does hereby transfer to                                                        (the “Transferee”)                                                        (the “Shares”) of a par value of                       each in the Company.

EXECUTED AS A DEED for and on behalf of	)
[TRANSFEROR NAME]:	)
) Duly Authorised Signatory
)
) Name:
)
) Title:
And I/we do hereby agree to take the Shares.

EXECUTED AS A DEED for and on behalf of	)
[TRANSFEREE NAME]:	) Duly Authorised Signatory
)
) Name:
)
) Title:

3

SCHEDULE 2

[COMPANY NAME]

IRREVOCABLE APPOINTMENT OF PROXY AND POWER OF ATTORNEY

We, [Chargor Name], hereby irrevocably appoint [Chargee Name] as our:

1.

proxy to vote at meetings of the Shareholders of [Company Name] (the “Company”) in respect of any existing or further shares in the Company which may have been or may from time to time be issued and/or registered in our name (the “Shares”); and

2.	duly authorised representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of any Shares.

This proxy and this power of attorney are irrevocable by reason of being given for valuable consideration (the receipt and sufficiency of which is hereby acknowledged by [Chargor Name]).

IN WITNESS whereof this Deed has been executed as a deed and is delivered on [Date].

EXECUTED AS A DEED for and on behalf of	)
[CHARGOR NAME]:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

4

SCHEDULE 3

PART I

LETTER OF RESIGNATION FROM DIRECTOR AND/ OR OFFICER

[LEFT UNDATED]

Board of Directors

[Company Name]

[Company Address]

Bermuda

Dear Directors

LETTER OF RESIGNATION RE: [COMPANY NAME] (THE “COMPANY”)

I hereby irrevocably resign as [a Director][an Officer] of the Company and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever arising, but to the extent that I may have any such claim, I hereby irrevocably waive the same.

This resignation is to be effective as at the date hereof.

This letter shall be governed by and construed in accordance with the laws of Bermuda.

Yours faithfully

[Name]
[Director][Title of Officer]

5

PART II

LETTER OF AUTHORISATION FROM DIRECTOR AND/ OR OFFICER

[Date]

[Chargee Name]

Dear Chargee

SHARE CHARGE BETWEEN, AMONGST OTHERS, [CHARGOR NAME] AND [CHARGEE NAME] DATED [DATE] (THE “CHARGE”) IN RESPECT OF SHARES IN [, AMONGST OTHERS,] [COMPANY NAME] (THE “COMPANY”)

I refer to my executed but undated letter of resignation as [a Director][an officer] of the Company provided in accordance with the Charge.

I hereby irrevocably authorise you to date, deliver, and give full effect to and otherwise complete (as you see fit) the resignation letter referred to above in the event of an Event of Default (as defined in the Charge).

I hereby irrevocably authorise you to send such resignation letter to the Company’s secretary thereby terminating my directorship of the Company without compensation for loss of office. I acknowledge and agree that your discretion to act in this regard is to be exercised solely in the interests of the Chargee relating to the Charge executed over shares in the Company in your favour.

I hereby irrevocably confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Chargee in relation to the charge granted or to be granted over shares in the Company.

Yours faithfully

[Name]
[Director][Title of Officer]

6

SCHEDULE 4

DEED OF UNDERTAKING AND CONFIRMATION FROM EACH COMPANY TO THE CHARGEE

[COMPANY NAME]

[Date]

[Chargee Name] (the “Chargee”)

Dear Chargee

[COMPANY NAME] (THE “COMPANY”)

We refer to the equitable share charge over Shares of, amongst others, the Company dated [Date] between [Chargor Name] and the other Chargors named therein as Chargor (the “Chargors”) and the Chargee whereby, inter alia, the Chargors granted a charge over the Charged Property in favour of the Chargee (the “Charge”).

Capitalised words and expressions used in this deed poll which are not expressly defined herein have the meanings ascribed to them in the Charge.

This deed of undertaking and confirmation is given pursuant to the Charge. For valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes to register in the Register of Members any and all share transfers to the Chargee or its nominee in respect of the relevant Charged Shares submitted to the Company by the Chargee.

[The Company hereby irrevocably waives in favour of the Chargee any lien or right of forfeiture that may arise at any time during the Security Period under the memorandum of continuance or bye-laws of the Company or otherwise in relation to the Charged Shares.]

This deed poll shall be governed by and construed in accordance with the laws of Bermuda.

THIS DEED POLL has been executed and delivered as a Deed Poll on the day and year first above written.

EXECUTED AS A DEED for and on behalf of	)
[COMPANY NAME]:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Address:

7

APPENDIX A

COLUMN A	COLUMN B	COLUMN C
Chargors	Companies	Shares and Shareholding
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in

Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge
[Chargor Name] [Address]	[Company Name] [Company Address]	[Number] ordinary shares of US$[Amount] each, constituting [100] percent of the issued share capital of the Company set out in Column B opposite as at the date of this Charge

ANNEX II-B

Exhibit R to Credit Agreement

[Attached]

[Date]	Our Ref: KK/js/N0328-A05007

Addressees listed in Schedule 5

Dear Addressees

THE COMPANIES LISTED IN SCHEDULE 4

We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in relation to the Document (as defined in Schedule 1) being entered into by the companies listed in Schedule 4 (collectively the “Companies” and each a “Company”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Document nor upon matters of fact or the commercial terms of the transactions contemplated by the Document.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we give the following opinions in relation to the matters set out below.

1.	Each of the Companies is an exempted company duly continued under the Companies Act 1981 (as amended) (the “Companies Act”) and validly exists as a company limited by shares in Bermuda.

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2.	Each of the Companies has full corporate power and authority to execute and deliver the Document and to perform its obligations under the Document.
3.

The Document has been duly authorised and executed by the Companies and, when delivered by each of the Companies, will constitute the legal, valid and binding obligations of each Company enforceable in accordance with its terms.

4.

Assuming that the Document has been duly authorised and executed by Holdings (as defined in Schedule 1), the Document will, when delivered by Holdings, constitute the legal, valid and binding obligations of Holdings enforceable in accordance with its terms.

5.

The execution, delivery and performance of the Document, the consummation of the transactions contemplated thereby and the compliance by each of the Companies with the terms and provisions thereof do not:

(a)	contravene any law, or public rule or regulation of Bermuda applicable to each of the Companies which is currently in force; or
(b)	contravene the Memorandum and Bye-laws (as defined in Schedule 1).
6.	Neither:
(a)	the execution, delivery or performance of the Document; nor
(b)	the consummation or performance of any of the transactions contemplated thereby by each of the Companies,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Bermuda governmental or judicial authority.

7.	The law (if any) chosen in the Document to govern its interpretation would be upheld as a valid choice of law in any action on the Document in the courts of Bermuda (the “Courts” and each a “Court”).
8.

The Document creates a valid security interest over the property intended to be secured by the Document (the “Collateral”) in favour of the Collateral Agent (as defined in Schedule 1) and the Courts will recognise such security interest.

9.

It is not necessary under the laws of Bermuda that the Document be registered or recorded in any public office or elsewhere in Bermuda in order to ensure the validity or enforceability of the Document. However, in respect of any security interests created by the Document (the “Security”):

(a)

each of the Companies and the Collateral Agent (as defined in Schedule 1) has the option of making an application to register the Security in the register of charges held by the Registrar of Companies (the “Registrar”) for each Company (the “Register of Charges”) in Bermuda by filing an application, specifying the prescribed particulars of the Security, in the approved form. If the Registrar is satisfied that the requirements of the Companies Act as to registration have been complied with will register the Security in the Register of Charges and issue a certificate of registration in respect of the Security (the “Certificate”); and

(b)

if an application is made to the Registrar as described in paragraph (a) above, and a Certificate is issued by the Registrar in respect of the Security, the Certificate is conclusive proof that the requirements of the Companies Act as to registration have been complied with and that the Security referred to in the Certificate was registered on the date stated in the Certificate.

If the Security is registered as described in paragraphs (a) and (b) above, the Security will in respect of the Collateral have priority over any security interests which are subsequently registered in the Register of Charges and any unregistered charges in respect of the Collateral.

10.

Although the making of an application to register the Security in the Register of Charges is not a legal requirement, for the purposes of providing notice to anyone who searches the register and enhancing the priority of the Security, it is advisable that this be done.

11.	[As the Charged Shares (as defined in Schedule 1) constitute “Bermuda property”, the Document is capable of registration in Bermuda against Holdings.][1]
12.

There are no stamp duties, registration taxes or similar documentary duties, taxes or charges now imposed, or which under the present laws of Bermuda could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Document or on any payment to be made by any of the Companies or any other person pursuant to the Document.

13.	All payments of interest due from any of the Companies under the Document may be made without withholding or deduction for or on account of any Bermuda taxes.
14.

None of the parties to the Document is or will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, delivery, performance or enforcement of the Document.

1 Note: To be included in the Opinion covering the Share Charge to be entered into by Holdings.

15.	It is not necessary under the laws of Bermuda:
(a)	in order to enable any party to the Document to enforce their rights under the Document; or
(b)	solely by reason of the execution, delivery and performance of the Document,

that any party to the Document should be licensed, qualified or otherwise entitled to carry on business in Bermuda or any other political subdivision thereof.

16.	Based solely on a search of:
(a)

the entries and filings shown in respect of each of the Companies on the files of such Company maintained in the Register of Companies (the “Register”) at the office of the Registrar conducted on the Registry Search Date (as defined in Schedule 1); and

(b)	the records in respect of each Company in the Court Database (as defined in Schedule 1) conducted on the Court Search Date (as defined in Schedule 1) (the “Supreme Court Search”),

(together the “Searches”), there are no judgments, actions, suits or proceedings pending against any of the Companies before the Courts and the Searches do not reveal any steps having been taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of any of the Companies made to the Courts for a receivership order (to the extent that such steps would result in a filing with the Registrar or the Courts and such filing has been made).

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

We agree that a copy of this opinion may be disclosed on a non-reliance basis to:

(a)	any person to whom disclosure is required to be made (i) by applicable law or court order or (ii) pursuant to the rules or regulations of any supervisory or regulatory body;
(b)

any person in connection with any actual or potential judicial proceedings relating to the Transactions (as defined in the Credit Agreement (as defined in Schedule 1)) to which any addressee of this opinion is a party;

(c)	the directors, officers, employees, auditors and professional advisers of any addressee;

(d)	any affiliate of any addressee and the directors, officers, employees, auditors and professional advisers of such affiliate;
(e)

any person, not otherwise an addressee of this opinion, who (i) becomes a lender in accordance with the Credit Agreement or (ii) is a potential transferee or assignee of a lender, and their respective directors, officers, employees, auditors and professional advisers or (iii) is or becomes a sub-participant or is a potential sub-participant of any lender;

(f)

any person not otherwise an addressee of this opinion, who is or becomes a credit risk insurer or reinsurer or a potential credit risk insurer or reinsurer of any lender or any such insurer in relation to the Transactions, or is an insurance broker acting on behalf of any lender or any such insurer for the purpose of placing any such credit risk insurance, and their respective directors, officers, employees, auditors and professional advisers; and

(g)	any internationally recognised credit rating agency.

This opinion shall be construed in accordance with the laws of Bermuda.

Yours faithfully

WALKERS (BERMUDA) LIMITED

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

For each Company, copies of the Certificate of Continuance (bearing the date specified in Schedule 4), the Memorandum of Continuance (as registered on the date specified in Schedule 4, each the “Memorandum”), the Bye-laws (as adopted on the date specified in Schedule 4, each the “Bye-laws” and together the “Memorandum and Bye-laws”), the Register of Members and the Register of Directors and Officers (together the “Company Records”).

2.	The public records of each Company on the Register, examined on [Date] 2025 (the “Registry Search Date”).
3.

The records of proceedings appearing in the Supreme Court Cause and Judgment Book (the “Book”), and available for inspection at the Registry of the Supreme Court (the “Court Registry”), as set out in a database of issued proceedings maintained by us for the period from 1 January 2017 to [Date] 2025 (the “Court Database”), examined on [Date] 2025 (together, the “Court Search Date” and the Court Search Date and the Registry Search Date each a “Search Date”).

4.	A copy of the Foreign Exchange Letter issued by the Bermuda Monetary Authority in relation to each Company, each bearing the date specified in Schedule 4.
5.	A copy of the Tax Assurance Certificate issued by the Registrar for the Minister of Finance in relation to each Company, each bearing the date specified in Schedule 4.
6.

A copy of executed [written resolutions][minutes of a meeting] of the board of directors of each of the Companies, each bearing the date specified in Schedule 4 [setting out the resolutions adopted at such meeting] (the “Resolutions”).

7.

A copy of the credit agreement originally dated 20 May 2022 between, amongst others, International Seaways, Inc. as holdings [(“Holdings”)][2], [International Seaways Operating Ltd.][3] (f/k/a International Seaways Operating Corporation) as borrower, the various lenders from time to time party thereto, Nordea Bank ABP, New York Branch, as administrative agent, collateral agent and security trustee (the “Collateral Agent”), and the other persons party thereto from time to time (as amended, modified, restated and/or supplemented from time to time, including as amended on 10 March 2023, 26 April 2024 and [Date] October 2025) (the “Credit Agreement”).

8.	An executed copy of a Bermuda law charge in respect of shares dated [Date] 2025 (the “Document”) granted by [insert] [and Holdings][4] as chargors in favour of the Collateral Agent as chargee.

The shares of each Company that are subject to the security interests created by the Document are referred to in this opinion as the “Charged Shares”.

2 Note: To be included in the Opinion covering the Share Charge to be entered into by Holdings.

3 Note: New legal name and timing of Borrower’s redomiciliation to be confirmed.

4 Note: To be included in the Opinion covering the Share Charge to be entered into by Holdings.

SCHEDULE 2

ASSUMPTIONS

1.

There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Document and, insofar as any obligation expressed to be incurred under the Document is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Document is within the capacity and power of, and has been or will be duly authorised, executed and delivered by, each of the parties thereto (other than each of the Companies).
3.

The Document constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than Bermuda).

4.

The choice of the laws of the jurisdiction selected to govern the Document has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than Bermuda).

5.

All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Document outside Bermuda to ensure the legality, validity and enforceability of the Document have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.	All conditions precedent, if any, contained in the Document have been or will be satisfied or waived.
7.

On the date of execution of the Document, no party to the Document was resident in, or was engaged in or carrying on any trade or business in or from, Bermuda (subject, in the case of any of the Companies, to the exceptions listed in section 129(1)(e)(i)-(viii) of the Companies Act).

8.	No director of any of the Companies has an interest in, other than as disclosed in the Resolutions:
(a)	the Document; or
(b)	any person that is a party to the Document.
9.

The board of directors of each of the Companies considers (acting honestly and in good faith) the execution of the Document and the transactions contemplated thereby to be in the best interests of such Company.

10.	Each transaction entered into pursuant to the Document is entered into in good faith and for full value and will not have the effect of preferring one creditor over another.
11.

There is no matter affecting the authority of the directors of any of the Companies to effect entry by such Company into the Document, not disclosed by the Memorandum and Bye-laws or the Resolutions, which would have an adverse implication in relation to the opinions expressed herein.

12.

Each Company was on the date of execution of the Document able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by the Document is made in good faith and for valuable consideration and at the time of each disposition of property by each of the Companies pursuant to the Document such Company will be able to pay its debts as they become due from its own moneys.

13.	Any floating charge created by the Document was created when the Companies were solvent.
14.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Document are genuine and are those of a person or persons given power to execute the Document under the Resolutions or any power of attorney given by any of the Companies to execute the Document. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate. The Document conforms in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, has been marked up to indicate all changes to the Document.

15.	Any documents or certificates executed as a deed were executed as a single physical document (whether in counterpart or not) in full and final form.
16.	The Memorandum and Bye-laws reviewed by us are the memorandum of association and bye-laws of each Company and are in force at the date hereof.
17.

The Certificates of Compliance and the results of the Searches are complete, true and accurate as at the date of this opinion and, furthermore, such Searches were complete, true and accurate as at the relevant Search Date and disclose:

(a)	in the case of the Register, all matters which have been filed for registration in respect of each Company at the offices of the Registrar; and
(b)	in the case of the Courts, all actions, suits and proceedings pending against each Company before the Courts.
18.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Bye-laws to be recorded therein are completely and accurately so recorded.
19.

There are no records of any of the Companies (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Document or restrict the powers and authority of the directors of such Company in any way or which would affect any opinion given herein.

20.

The Resolutions were duly adopted at duly convened[ and quorate] meeting[s] of the board of directors of each of the Companies and such meeting[s] [were][was] held and conducted in accordance with the Memorandum and Bye-laws.

21.

The Resolutions have been duly executed (and whereby a corporate entity such execution has been duly authorised if so required) by or on behalf of each director of each of the Companies, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

22.	The Resolutions [and any power of attorney given by any Company to execute the Document] remain in full force and effect and have not been revoked or varied.
23.

No resolution voluntarily to wind up any of the Companies has been adopted by the members of such Company and no event of a type which is specified in the Memorandum and Bye-laws as giving rise to the winding up of such Company (if any) has in fact occurred.

24.	As a matter of all relevant laws (other than the laws of Bermuda), any power of attorney given by any Company to execute the Document has been duly executed by the relevant Company and constitutes the persons named therein as the duly appointed attorney of such Company with such authority as is specified therein.

25.	None of the Companies is a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.
26.	The Collateral exists as described in, and is owned and held in accordance with the terms of, the Document.
27.	As a matter of all relevant laws (other than the laws of Bermuda) including, without limitation, the lex situs of the Collateral and the governing law of the Document:
(a)

the Collateral is capable of assignment or transfer whether by way of sale or security, free of any condition, by means of agreement in the form of the Document, and such agreement is effective to create the intended security interest over the Collateral;

(b)	the Document creates in favour of the Collateral Agent a valid security interest over the Collateral;
(c)	no further steps are required to perfect the security interests intended to be created under the Document or to regulate the ranking of its priority; and
(d)	the priority of any security interest intended to be created by the Document will be as contemplated in the Document.
28.

That the Collateral Agent will be deemed to be “licensed bank” or other “licensed lending institution” in an Approved Jurisdiction in accordance with the policies of the Bermuda Monetary Authority made under the Exchange Control Act 1972 and regulations thereunder and that any subsequent transfer of the Charged Shares upon enforcement of the charge will be to a licensed bank or other licensed lending institution in an Approved Jurisdiction.

SCHEDULE 3

QUALIFICATIONS

1.

The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Document are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with its terms. In particular:

(a)

enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)

enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;
(d)

where obligations are to be performed in a jurisdiction outside Bermuda, they may not be enforceable in Bermuda to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)

in the case of an insolvent liquidation of any of the Companies, it is likely that the liquidator will convert such Company’s liabilities into the principal currency in which the Company conducts its business at the exchange rate prevailing on the date on which the winding up petition is filed;

(f)

to the extent that any provision of the Document is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Document that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the Document would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;
(h)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and
(i)

the effectiveness of terms in the Document excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.

A certificate, determination, calculation or designation of any party to the Document as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

3.

If any provision of the Document is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

4.	We express no opinion upon any provisions in the Memorandum and Bye-laws or any document which contains a reference to any law or statute that is not a Bermuda law or statute.
5.	We express no opinion upon the effectiveness of any clause of the Document which provides that the terms of the Document may only be amended in writing.
6.

Notwithstanding any purported date of execution in the Document, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Document may provide that it has retrospective effect as between the parties thereto alone.

7.	The obligations of each Company may be subject to restrictions pursuant to United Nations sanctions and/or measures extended to Bermuda by statutory instrument.
8.

Under the laws of Bermuda, persons (other than beneficiaries under properly constituted trusts or persons acting pursuant to powers contained in a deed poll) who are not party to a document governed by Bermuda law have no direct rights or obligations under such document unless such document expressly provides in writing that such persons may in their own right enforce a term of such document under the Contracts (Rights of Third Parties) Act 2016.

9.

Our opinion as to good standing is based solely upon receipt of the Certificates of Compliance, which confirms only that each of the Companies has neither failed to make any filing with any Bermuda governmental authority nor failed to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register.

10.	Searches of the Register at the offices of the Registrar and of the Book at the Court Registry are not conclusive and it should be noted that the Register and the Book do not reveal:
(a)

details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar or the Court Registry would have or should have been disclosed on the public file or the Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file or the Book;

(b)

details of matters which should have been lodged for filing or registration with the Registrar or at the Court Registry but have not been lodged for filing or registration at the date the search is concluded;

(c)

whether an application to the Supreme Court of Bermuda for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Book at the date and time the search is concluded;

(d)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or
(e)

whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act.

11.	All powers of attorney granted by any of the Companies in the Document must be duly executed as deeds or under seal by persons authorised to do so if governed by the laws of Bermuda.
12.

We render no opinion as to the specific enforcement as against any of the Companies of covenants granted by such Company to do or to omit to do any action or other matter which is reserved by applicable law or such Company’s constitutional documents to the members of the relevant Company or to any other person.

13.

To the extent that the Document contains provisions the intention of which is to restrict the ability of certain parties to, inter alia, petition for or take any other step in relation to the winding up of any of the Companies, the Courts would hear any petition to wind up any of the Companies brought in breach of any such non-petition provisions. However, subject to any applicable provisions of the Document to the contrary, such Company could seek to restrain a threatened breach of such provision by way of an application to the Courts for an injunction. An injunction is, however, a discretionary remedy, the grant of which is subject to a number of factors, including whether such grant would be contrary to public policy.

14.

Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Courts, a Court may decline to accept jurisdiction in any matter where:

(a)	it determines that some other jurisdiction is a more appropriate or convenient forum;
(b)	another court of competent jurisdiction has made a determination in respect of the same matter; or
(c)	litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in Bermuda if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

15.

Where a document provides for an exclusive jurisdiction clause submitting to the jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in Bermuda:

(a)	decline to stay proceedings issued in contravention of such provision; or
(b)	grant leave to serve Bermudian proceedings out of Bermuda.
16.	The priority and extent of security over the assets of any of the Companies may be affected by a merger, amalgamation or consolidation of such Company.
17.	We express no opinion on and our opinions are subject to the effect, if any, of any provisions of the Document that relies upon financial or numerical computation.
18.	In respect of the Document, you should note the following:
(a)

A Court would not necessarily recognise or enforce foreclosure (meaning the assumption by the Collateral Agent of beneficial ownership of the Collateral and the extinction of the security provider’s equity of redemption therein) against the Collateral in the absence of a court order obtained pursuant to foreclosure proceedings. This qualification relates only to mortgages and only to foreclosures; it does not apply to the exercise of powers of sale under mortgages or charges.

(b)

We express no opinion as to the nature of the security created by the Document (whether fixed or floating) - for example the Courts may treat a purported fixed charge over assets as a floating charge if such company has sufficient authority to deal with its assets in the course of its business and/or if the holder of security does not exercise sufficient control over the relevant assets.

(c)

In the case of a winding up of a Bermuda company in a jurisdiction other than Bermuda, the priority of any security granted by or over the assets of that Bermuda company may be affected by any provision of the laws of that jurisdiction as to the priority of claims in a winding up.

(d)

To the extent that the Collateral is held in Bermuda or has its lex situs in Bermuda or is otherwise governed by or constituted according to the laws of Bermuda (“Bermuda Collateral”), failure to comply with any restrictions or provisions applicable to the granting of security over any such Bermuda Collateral or the transfer thereof, whether arising under Bermuda law generally or pursuant to specific documentation relating to such Bermuda Collateral, may invalidate any purported security interest intended to be granted under the Document, invalidate any purported transfer of the Bermuda Collateral intended to be effected pursuant to the Document or impede any future transfer of the same upon enforcement of any security interest effectively or purportedly granted under the Document.

19.	The priority of security under the laws of Bermuda is subject to a number of factors, in particular:
(a)

Under the Companies Act charges created prior to 1 July 1983 (the “Commencement Date”) shall continue to rank in the order in which they would have ranked had section 55 of the Companies Act not come into force, and, where they would have taken priority over a charge created on or after the Commencement Date, they shall continue to take such priority after the Commencement Date. Charges created on or after the Commencement Date which are not registered shall rank among themselves in the order in which they would have ranked had section 55 of the Companies Act not come into force.

(b)

The general principle that an earlier interest takes priority over a later one and the principle that a legal interest takes priority over an equitable interest apply only where the equities are equal. Fraud or negligence may prevent a person from relying on the priority of their interest, as will the giving of authorisation to create further interests.

(c)

In the case of security over a debt or other chose in action, the priority and perfection of such security will be decided according to the law of the relevant debt or the law governing the creation of the chose in action. To the extent any debt or chose in action is constituted according to Bermuda law, the priority as between successive assignees or chargees with interests in unregistered security will be determined based on the English decision in Dearle v Hall (1828) 3 RUSS 1, subject to exceptions, according to the order in which notice is given to the debtor or obligor in respect of the debt or other chose in action.

(d)

A mortgage or charge over certain assets of a person (the “Encumbered Assets”) which secures all obligations owed by such person (the “First Security”) will not necessarily rank in priority to a mortgage or charge over the Encumbered Assets which is later granted by such person to or in favour of another person (the “Later Security”). Where the beneficiary of the First Security has made a further advance to the person at a time when it has notice of the Later Security, the First Security may rank behind the Later Security in respect of such further advance.

20.	In respect of security taken over shares in a Bermuda company, you should note the following:

(a)

It does not necessarily follow that, as a matter of Bermuda conflict of laws rules, priorities of competing interests in the shares in a Bermuda company will be determined according to Bermuda domestic rules as the jurisdiction of incorporation of a Bermuda company.

(b)

Under the Companies Act, the entry of the name of a person in the Register of Members of a Bermuda company as a holder of a share in that Bermuda company is prima facie evidence that legal title in the share rests in that person. Accordingly, a failure to effect such an entry in the Register of Members may restrict the ability of the chargee to enforce its rights over the shares in a Bermuda company in respect of the legal title thereto or realise its security by selling the legal title of such shares to third parties. If the Bermuda company refuses to enter the chargee or its nominee in the Register of Members following enforcement of such security over shares in a Bermuda company it may be necessary to obtain a court order to compel such action. In addition, section 166(1) of the Companies Act provides that in a winding-up by the Court, any disposition of the property of a Bermuda company, including things in action, and any transfer of shares, or alteration in the status of the members of a Bermuda company, made after the commencement of the winding up, shall, unless the Court otherwise orders, be void. Further, section 205 of the Companies Act provides that any transfer of shares, not being a transfer made to or with the sanction of the liquidator, and any alteration in the status of the members of a Bermuda company, made after the commencement of a voluntary winding up, shall be void. Depending on the circumstances, such provisions could affect the ability of the chargee to enforce the security created over the shares in the Bermuda company.

(c)

A Bermuda company may treat the registered holder of its shares as the only person entitled to receive distributions or dividends, exercise any voting or other rights, or receive notices in respect of such shares.

(d)

The registered holder of the shares in a Bermuda company would have the power, as a matter of Bermuda law, to alter the bye-laws of such Bermuda company to introduce provisions which may restrict the ability of the chargee to enforce security created in its favour over the shares in such Bermuda company.

(e)

The Bermuda Monetary Authority has given general permission for the charging of shares of Bermuda exempted companies (such as the Companies) to a “licensed bank or other licensed lending institution in an “Approved Jurisdiction” which we have assumed the Collateral Agent to be. However, in the case of a sale of all or part of the Charged Shares by the Collateral Agent, it will be necessary to obtain prior permission of the Bermuda Monetary Authority to transfer the Charged Shares if the transferee is not a licensed bank or other licensed lending institution in an “Approved Jurisdiction”.

21.

We express no opinion as to the enforceability of any provision of the Document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of any of the Companies.

22.

A receiver or manager of any of the Companies appointed pursuant to the Document is required to give notice to the Registrar of Companies in Bermuda within seven days of the date of order or appointment in accordance with section 60 of the Companies Act and in the form provided by the Companies Forms Rules 1982. On payment of the appropriate fee, the Registrar of Companies shall enter the fact of this appointment in the register of charges maintained pursuant to Part V of the Companies Act. Such a receiver or manager must be duly qualified pursuant to and comply with the provisions of Part XIV of the Companies Act.

23.

The powers granted to a receiver or manager under the Document will be ineffective or limited to the extent that they conflict with or purport to give the receiver or manager powers which are by statue reserved exclusively to the board of directors of any of the Companies or the members of such Company, such as the power to use the common seal and power to change the registered office. The exercise of such powers will also be subject to the discretion of the Courts which is wide and exercisable on general equitable grounds.

24.

Pursuant to the Corporate Income Tax Act 2023, any Tax Assurance Certificate issued (i) prior to 1 January 2024 is subject to the application of the Corporate Income Tax Act 2023 and the imposition of any tax pursuant thereto and (ii) after 1 January 2024 shall not apply to the imposition of any tax pursuant to the Corporate Income Tax Act 2023.

SCHEDULE 4

COMPANY DETAILS

Company Name	Date of the Certificate of Continuance	Date of the Memorandum of Continuance	Date of the Bye-laws	Date of the Foreign Exchange Letter	Date of the Tax Assurance Certificate	Date of the Resolutions
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025
[Company Name]	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025	[Date] 2025

SCHEDULE 5

ADDRESSEES

Nordea Bank Abp, New York Branch

1211 Avenue of the Americas

New York, NY 10036

As Administrative Agent and Collateral Agent

[Addressee Name

Addressee Address]

ANNEX II-C

Exhibit S to Credit Agreement

[Attached]

EXHIBIT S

[FORM OF] PERMITTED REDOMICILIATION TRANSACTION CERTIFICATE

                                   , 2025

Reference is made to (i) that certain $750 Million Credit Agreement, dated as of May 20, 2022, among, inter alios, International Seaways, Inc. (“INSW”), the Company (as defined below), Nordea Bank ABP, New York Branch, as administrative agent, collateral agent and security trustee, each lender party thereto and each of the other credit parties party thereto (as amended by that certain First Amendment to Credit Agreement, dated as of March 10, 2023, that certain Second Amendment to Credit Agreement, dated as of April 26, 2024 and that certain Third Amendment to Credit Agreement, dated as of October 3, 2025 the “Credit Agreement”) and (ii) that certain notice delivered to the Administrative Agent on [•], 2025 (“Redomiciliation Notice”) with respect to the Affected Loan Parties referred to therein (as used herein, the “Applicable Affected Loan Parties”) which are the subject of a Permitted Redomiciliation Transaction on the date hereof (such date, the “Applicable Redomiciliation Date”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

I, [[•], [•]] of International Seaways Operating Corporation [Ltd.], a [Marshall Islands][Bermuda] corporation (the “Company”), do hereby certify, on behalf of the Company in such capacity and not individually, as follows:

1.Subject to paragraphs 4 and 5 below, each of the representations and warranties made by any Loan Party (including the applicable Affected Loan Parties) set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Applicable Redomiciliation Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date);

2.No Default or Event of Default shall have occurred and be continuing or would occur immediately upon giving effect to the Permitted Redomiciliation Transaction on the Applicable Redomiciliation Date;

3.All conditions to the Applicable Redomiciliation Date set forth in the definition of “Permitted Redomiciliation Transaction” in the Credit Agreement have been satisfied concurrently with the Applicable Redomiciliation Date after giving effect to the Permitted Redomiciliation Transactions with respect to the Applicable Affected Loan Parties or will be satisfied as soon as reasonably practicable thereafter;

4.For purposes of the representation and warranties set forth in the Pledge Agreement, Annex A of the Pledge Agreement shall be restated in the form appended hereto as Annex A and all representations and warranties made with reference to such Annex A to the Pledge Agreement on and after the date hereof shall be made with reference to such Annex A as restated by the Annex A in Annex A appended hereto.

5.For purposes of the representations and warranties set forth in the Credit Agreement with respect to any Applicable Affected Loan Party, representations made with reference to Schedule 1.01(a), Schedule 1.01(h), Schedule 3.07(a) and/or Schedule 3.07(c) to the Credit Agreement, as applicable, on and after the date hereof are made with reference to such Schedule as restated by the schedules set forth in Annex B appended hereto; and

6.For purposes of the representation and warranties set forth in each General Assignment Agreement to which any Applicable Affected Loan Party is a party, Schedule 1 of such General Assignment Agreement shall be restated in the form appended hereto as Annex C and all representations and warranties made with reference to such Schedule 1 to such General Assignment Agreement on and after the date hereof shall be made with reference to such Schedule 1 as restated by the applicable Schedule 1 in Annex C appended hereto.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

By:
Name: [•]
Title: [•]

I, [•], do hereby certify that [•] is the duly elected, qualified and acting [•] of the Company, and that the signature set forth above is the true and genuine signature of [•].

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first set forth above.

By:
Name: [•]
Title: [•]

[Signature page to Permitted Redomiciliation Transaction Certificate]

ANNEX A

ANNEX A TO PLEDGE AGREEMENT

ANNEX B

SCHEDULE 1.01(a) TO CREDIT AGREEMENT

ANNEX B

SCHEDULE 1.01(h) TO CREDIT AGREEMENT

ANNEX B

SCHEDULE 3.07(a) TO CREDIT AGREEMENT

ANNEX B

SCHEDULE 3.07(c) TO CREDIT AGREEMENT

ANNEX C

SCHEDULE 1 TO GENERAL ASSIGNMENT AGREEMENT

ANNEX III

Schedules to Credit Agreement

[Attached]

US$750 Million Credit Agreement: Disclosure Schedules

Schedule 1.01(a)	—	Collateral Vessels
Schedule 1.01(b)	—	Approved Classification Societies
Schedule 1.01(c)	—	Acceptable Flag Jurisdictions
Schedule 1.01(d)	—	Acceptable Third Party Technical Managers
Schedule 1.01(e)	—	Approved Brokers
Schedule 1.01(f)	—	Commercial Managers
Schedule 1.01(g)	—	Demise Charters
Schedule 1.01(h)	—	Subsidiary Guarantors
Schedule 1.01(i)	—	Sustainability Pricing Adjustment Schedule
Schedule 2.09(c)	—	Scheduled Commitment Reductions
Schedule 3.07(a)	—	Equity Interests
Schedule 3.07(c)	—	Corporate Organizational Chart
Schedule 3.20	—	Required Insurance
Schedule 5.14	—	Earnings Account
Schedule 5.15	—	[Reserved.]
Schedule 6.01(b)	—	Existing Indebtedness
Schedule 6.04(a)	—	Existing Investments
Schedule 6.09(d)	—	Certain Affiliate Transactions

1

Schedule 1.01(a) - Collateral Vessels

	Vessel	Documented Owner	Official Number	Flag	IMO Number	Built Date (yyyy/mm)
1.	Loire	NT Suez One LLC	6701	Marshall Islands	9761516	2016/10
2.	Seaways Brazos	DSS A LLC	4031	Marshall Islands	9594731	2012/01
3.	Seaways Cape May	Lafayette Tanker Corporation	5536	Marshall Islands	9717785	2015/07
4.	Seaways Castle Hill	Harrison Tanker Corporation	5188	Marshall Islands	9697636	2015/09
5.	Seaways Colorado	DSS D LLC	4034	Marshall Islands	9594767	2012/11
6.	Seaways Dwarka	Crystal Tanker Corporation	5187	Marshall Islands	9697624	2014/11
7.	Seaways Frio	DSS 6 LLC	4030	Marshall Islands	9596985	2012/12
8.	Seaways Jeju	Filonikis Product Carrier S.A.	16946	Liberia	9700471	2015/09
9.	Seaways Kenosha	Iason Product Carrier S.A.	16949	Liberia	9710490	2016/06
10.	Seaways Kilimanjaro	Oak Tanker Corporation	4169	Marshall Islands	9563237	2012/01
11.	Seaways Kolberg	Titanas Product Carrier S.A.	9592	Marshall Islands	9700469	2015/06
12.	Seaways Loma	Jennings Tanker Corporation	5535	Marshall Islands	9717773	2015/05
13.	Seaways Lonsdale	EB Tanker Corporation	5186	Marshall Islands	9697612	2014/10
14.	Seaways Lookout	Isiodos Product Carrier S.A.	16613	Liberia	9700342	2015/03
15.	Seaways Pecos	DSS B LLC	4032	Marshall Islands	9594743	2012/04
16.	Seaways Red	DSS 5 LLC	4029	Marshall Islands	9596973	2012/10
17.	Seaways Redwood	Batangas Tanker Corporation	4934	Marshall Islands	9607954	2013/07
18.	Seaways Rio Grande	DSS 2 LLC	4028	Marshall Islands	9593438	2012/07
19.	Seaways Sabine	DSS C LLC	4033	Marshall Islands	9594755	2012/07
20.	Seaways San Saba	DSS 1 LLC	4027	Marshall Islands	9593426	2012/06
21.	Seaways Shenandoah	Mindanao Tanker Corporation	5473	Marshall Islands	9607966	2014/07
22.	Seaways Stamford	Albans Tanker Corporation	5189	Marshall Islands	9697648	2015/10

2

	Vessel	Documented Owner	Official Number	Flag	IMO Number	Built Date (yyyy/mm)
23.	Seaways Watch Hill	Delta Seaways MR Tanker Corporation	6178	Marshall Islands	9688170	2015/03
24.	Seaways Wheat	Alpha Seaways MR Tanker Corporation	6177	Marshall Islands	9688168	2015/02

3

Schedule 1.01(b)

Approved Classification Societies

1.	DNV GL
2.	Lloyd’s Register (LR)
3.	American Bureau of Shipping (ABS)
4.	Bureau Veritas
5.	Korean Register of Shipping (KR)
6.	Nippon Kaiji Kyokai (ClassNK)
7.	Chinese Classification Society (solely to the extent a dual Class is applied, and the Chinese Classification Society is the Second Class)

4

Schedule 1.01(c)

Acceptable Flag Jurisdictions

1.	Republic of the Marshall Islands
2.	Commonwealth of The Bahamas
3.	Republic of Liberia
4.	Republic of Panama
5.	Hong Kong
6.	Singapore

5

Schedule 1.01(d)

Acceptable Third Party Technical Managers

1.	V. Ships UK Limited and its affiliates
2.	Thome Ship Management
3.	Wilhelmsen Ship Management
4.	Wallem Group
5.	Univan Ship Management
6.	Anglo Eastern Ship Management
7.	Bernard Schulte Ship Management (BSM)
8.	Euronav NV
9.	Northern Marine Limited
10.	Columbia ShipManagement, Ltd.
11.	Diamond Anglo Ship Management Pte. Ltd.
12.	Executive Ship Management (Singapore)
13.	Fleet Management Limited (Hong Kong)

6

Schedule 1.01(e)

Approved Brokers

1.	Affinity LLP
2.	Fearnleys AS
3.	Clarkson Platou
4.	Braemar ACM
5.	Arrow Sale and Purchase (UK) Ltd.
6.	Simpson Spence & Young Shipbrokers Ltd.

7

Schedule 1.01(f)

Commercial Managers

1.	The Tankers International Pool
2.	Blue Fin Tankers Inc.
3.	Sigma Tankers Inc.
4.	Alpha8 Pool
5.	Panamax International
6.	CPT Alliance
7.	Penfield Tankers (Suezmax) LLC
8.	Dakota Tankers, LLC
9.	Norden Tanker Pool
10.	Hafnia Tanker Pool
11.	Aframax International Pool

8

Schedule 1.01(g)

Demise Charters

None.

9

Schedule 1.01(h)

Subsidiary Guarantors

1. Albans Tanker Corporation
2. Alpha Seaways MR Tanker Corporation
3. Batangas Tanker Corporation
4. Crystal Tanker Corporation
5. Delta Seaways MR Tanker Corporation
6. Diamond S Shipping Inc.
7. Diamond S Shipping II LLC
8. DSS A LLC
9. DSS B LLC
10. DSS C LLC
11. DSS D LLC
12. DSS 1 LLC
13. DSS 2 LLC
14. DSS 5 LLC
15. DSS 6 LLC
16. DSS Suez JV LLC
17. DSS Vessel LLC
18. EB Tanker Corporation
19. Filonikis Product Carrier S.A.
20. Harrison Tanker Corporation
21. Iason Product Carrier S.A.
22. Isiodos Product Carrier S.A.
23. Jennings Tanker Corporation
24. Lafayette Tanker Corporation
25. Mindanao Tanker Corporation
26. NT Suez One LLC
27. Oak Tanker Corporation
28. Seaways Shipping III Corporation
29. Titanas Product Carrier S.A.

10

Schedule 1.01(i)

Sustainability Pricing Adjustment Schedule

Upon the delivery of a Sustainability Certificate in accordance with Section 5.01(c)(iii), the Applicable Margin shall be adjusted as follows (each, a “Sustainability Pricing Adjustment”):

(a)If the Borrower and its Subsidiaries achieve each of the (i) Fleet Sustainability Score Target, (ii) Sustainability-Linked Investment Target and (iii) the LTIF Target, the Applicable Margin (as it may have been adjusted by any previous Sustainability Pricing Adjustment) shall be decreased by 0.05% per annum effective as of the first Business Day immediately following the date the related Sustainability Certificate is delivered pursuant to Section 5.01(c)(iii); and

(b)If the Borrower and its Subsidiaries fail to achieve any of the (i) Fleet Sustainability Score Target, (ii) Sustainability-Linked Investment Target and (iii) the LTIF Target, the Applicable Margin (as it may have been adjusted by any previous Sustainability Pricing Adjustment) shall be increased by 0.05% per annum effective as of the first Business Day immediately following the date the related Sustainability Certificate is delivered or should have been delivered pursuant to Section 5.01(c)(iii).

provided that (x) no Sustainability Pricing Adjustment shall result in the Applicable Margin being increased or decreased from the Applicable Margin which would otherwise apply without giving effect to any Sustainability Pricing Adjustment by more than 0.05% per annum and (y) if the Borrower fails to provide a Sustainability Certificate, the Sustainability Pricing Adjustment set forth in clause (b) above shall apply.

As used herein:

“AER Trajectory Value” shall mean the minimum AER trajectory value of a vessel type and size in a given year as set in the latest published revision of the Poseidon Principles trajectory (currently version 5.0 published in February 2024).

“Average Efficiency Ratio” shall mean, with respect to any Vessel, the average efficiency ratio of such Vessel, as calculated per the Poseidon Principles as follows:

, where (a) Cei is the carbon equivalent emissions for voyage computed using the fuel consumption and emissions factor of each type of fuel, (b) DWT is the design deadweight of the vessel, and (c) Di is the distance travelled on voyage i. The Average Efficiency Ratio with respect to any Vessel is computed for all voyages performed by the Vessel over a calendar year.

“DWT” shall mean, with respect to any Vessel, the difference in tons between the displacement of the Vessel in water of relative density of 1025 kg/m3 at the summer load draught and the lightweight of the Vessel; the summer load draught should be taken as the maximum summer draught as certified in the stability booklet approved by the relevant maritime administration or an organization recognized by it.

11

“Fleet Sustainability Score” shall mean, with respect to any calendar year, the weighted average of the Vessel Sustainability Score of all Vessels owned by Holdings and its Subsidiaries for such calendar year, determined based on Vessel Weighting.

“Fleet Sustainability Score Target” shall mean (i) a current fiscal year Fleet Sustainability Score, calculated on the basis of the trajectory for the prior fiscal year, equal to or less than the Fleet Sustainability Score for the prior fiscal year1 and in any case (ii) less than the weighted average of the AER Trajectory Value of all Vessels owned by Holdings and its Subsidiaries for such calendar year2, determined based on Vessel Weighting.

“Lost Time Incident” means the sum of fatalities, permanent total disabilities, permanent partial disabilities, and lost workday cases.

“Lost Time Incident Frequency” or “LTIF” means the frequency of Lost Time Incidents per one million manhours exposure for the trailing twelve (12) months for Vessels owned or bareboat chartered in by the Borrower and its Subsidiaries, where the seafarer’s exposure hours is 24 hours per day while serving onboard.

“LTIF Target” shall mean achievement of a Lost Time Incident Frequency below the Lost Time Incident Frequency averages published by Intertanko.

“Sustainability-Linked Investment Performance” shall mean the amount invested on the Vessels owned or bareboat chartered in by Holdings and its Subsidiaries per calendar year in Sustainability-Linked Investment Categories.

“Sustainability-Linked Investment Target” shall mean with respect to the applicable fiscal year, $3,000,000 in the aggregate spent on Sustainability-Linked Investment Categories.

“Sustainability-Linked Investment Categories” shall mean investments in energy efficiency improvements, decarbonization, and other environmental, social and corporate governance related initiatives which go beyond any applicable requirement at the time of this agreement and which include but are not limited to:

(a)Application of hull coatings and associated shipyard spending;

(b)Hull inspection and cleanings including propeller polishing;

(c)Performance management software;

(d)Digitization;

(e)Emissions data verification services;

(f)Crew training focused on energy efficiency and emissions reduction; and

1 For clarity: in 2025, the Fleet Sustainability Score of 2024 data against 2023 targets would be compared to the Fleet Sustainability Score of 2023 data against 2023 targets. This ensures a consistent baseline for comparison.

2 For clarity: in 2025, the AER Trajectory Value would utilize the latest published revision of the Poseidon Principles trajectory, which is currently v5 (minimum).

12

(g)Other energy efficiency projects as evidence by the Borrower with supporting documents including but not limited to installing wake improvement devices, replacing an original propeller with a new and optimized design to save fuel, retrofitting waste heat recovery devices, or installing a solar panel array to reduce diesel-generation need.

“Vessel Carbon Intensity Certificate” shall mean a certificate or statement of fact issued by an Approved Classification Society with respect to each Vessel and a particular calendar year setting out the AER of each such Vessel for all voyages performed by it during that calendar year using the ship fuel oil consumption data submitted to the International Maritime Organization, required to be collected and reported in accordance with Regulation 22A of Annex VI in respect of that calendar year and for which the Approved Classification Society issued a statement of compliance for fuel oil consumption reporting.

“Vessel Sustainability Score” shall mean, for any Vessel, and a particular calendar year, the percentage difference between the Vessel’s Average Efficiency Ratio and the AER Trajectory Value at the same point in time, calculated as set out the Poseidon Principles. A Vessel’s Vessel Sustainability Score shall be evidenced by a Vessel Carbon Intensity Certificate.

“Vessel Weighting” shall mean, for any Vessel for any calendar year, the product of (i) the number of days in that calendar year that such Vessel is owned by Holdings or any of its Subsidiaries and (ii) the Vessel’s DWT.

13

Schedule 2.09(a)

Scheduled Commitment Reductions

REDUCTION DATE	TOTAL COMMITMENT REDUCTION	OUTSTANDING COMMITMENTS
October 26, 2025	$12,550,000.00	$423,890,000.00
January 26, 2026	$12,550,000.00	$411,340,000.00
April 26, 2026	$12,550,000.00	$398,790,000.00
July 26, 2026	$12,550,000.00	$386,240,000.00
October 26, 2026	$12,550,000.00	$373,690,000.00
January 26, 2027	$12,550,000.00	$361,140,000.00
April 26, 2027	$12,550,000.00	$348,590,000.00
July 26, 2027	$12,550,000.00	$336,040,000.00
October 26, 2027	$12,550,000.00	$323,490,000.00
January 26, 2028	$12,550,000.00	$310,940,000.00
April 26, 2028	$12,550,000.00	$298,390,000.00
July 26, 2028	$12,550,000.00	$285,840,000.00
October 26, 2028	$12,550,000.00	$273,290,000.00
January 26, 2029	$12,550,000.00	$260,740,000.00
April 26, 2029	$12,550,000.00	$248,190,000.00
July 26, 2029	$12,550,000.00	$235,640,000.00
October 26, 2029	$12,550,000.00	$223,090,000.00
January 31, 2030 (the “Maturity Date”)	$223,090,000.00	$0.00

14

Schedule 3.07(a)

Equity Interests

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
1.	International Seaways, Inc.	Marshall Islands	N/A	100,000,000 common shares	49,366,276 common shares (as of September 19, 2025)

174,417 outstanding employee stock options (vested and exercisable); 430,461 restricted stock units are also outstanding; all of the above are disclosed in company’s proxy statements/SEC filings (as of September 19, 2025)

2.	Albans Tanker Corporation	Marshall Islands	Seaways Shipping III Corporation	500 common shares	100 common shares	N/A

15

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
3.	Alpha Seaways MR Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
4.	Amalia Product Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
5.	Apollonas Shipping Company Ltd.	Bermuda	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
6.	Asterias Crude Carrier S.A.	Marshall Islands	Seaways Shipping II Corporation	100 common shares	100 common shares	N/A
7.	Athens Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
8.	Batangas Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
9.	Beta Seaways MR Tanker Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
10.	Carl Product Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
11.	Crystal Tanker Corporation	Marshall Islands	Seaways Shipping III Corporation	500 common shares	100 common shares	N/A

16

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
12.	CVI Citron, LLC	Delaware	DSS Vessel III LLC	N/A (100%)	N/A (100%)	N/A
13.	Delta Aframax Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
14.	Delta Seaways MR Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
15.	Diamond S Management LLC	Marshall Islands	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
16.	Diamond S Shipping Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
17.	Diamond S Shipping II LLC	Marshall Islands	Diamond S Shipping Inc.	N/A (100%)	N/A (100%)	N/A
18.	Diamond S Shipping III LLC	Marshall Islands	Diamond S Shipping Inc.	N/A (100%)	N/A (100%)	N/A
19.	Diamond Tanker Company LLC	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
20.	DSS 1 LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
21.	DSS 2 LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
22.	DSS 5 LLC	Marshall Islands	International Seaways Operating Corporation	100 interests	100 interests	N/A

17

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
23.	DSS 6 LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
24.	DSS 7 LLC	Marshall Islands	Seaways Shipping II Corporation	100 interests	100 interests	N/A
25.	DSS 8 LLC	Marshall Islands	Seaways Shipping II Corporation	100 interests	100 interests	N/A
26.	DSS A LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
27.	DSS B LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
28.	DSS C LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
29.	DSS D LLC*	Marshall Islands	DSS Vessel LLC	100 interests	100 interests	N/A
30.	DSS Suez JV LLC	Marshall Islands	Diamond S Shipping Inc.	N/A (100%)	N/A (100%)	N/A
31.	DSS Vessel LLC	Marshall Islands	Diamond S Shipping II LLC	100 interests	100 interests	N/A
32.	DSS Vessel II, LLC	Marshall Islands	Diamond S Shipping III LLC	100 interests	100 interests	N/A
33.	DSS Vessel III LLC	Marshall Islands	Diamond S Shipping III LLC	N/A (100%)	N/A (100%)	N/A
34.	DSS Vessel IV LLC*	Marshall Islands	Diamond S Shipping II LLC	N/A (100%)	N/A (100%)	N/A
35.	Eagle Product Tanker Corporation Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	100 common shares	N/A

18

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
36.	EB Tanker Corporation	Marshall Islands	Seaways Shipping III Corporation	500 common shares	100 common shares	N/A
37.	Epsilon Aframax Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
38.	Epicurus Shipping Company Ltd.	Bermuda	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
39.	Filonikis Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
40.	First Pacific Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
41.	Front Tobago Shipping Corporation	Marshall Islands	First Pacific Corporation	500 common shares	100 common shares	N/A
42.	Front President Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	500 common shares	N/A
43.	Guayaquil Tanker Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
44.	Harrison Tanker Corporation	Marshall Islands	Seaways Shipping III Corporation	500 common shares	100 common shares	N/A

19

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
45.	Hatteras Tanker Corporation	Marshall Islands	Seaways Shipping II Corporation	500 common shares	100 common shares	N/A
46.	Hendricks Tanker Company LLC	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
47.	Henry Tanker Company LLC	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
48.	Heroic Andromeda Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
49.	Heroic Auriga Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
50.	Heroic Avenir Inc.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
51.	Heroic Equuleus Inc.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
52.	Heroic Gaea Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
53.	Heroic Hera Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
54.	Heroic Hercules Inc.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A

20

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
55.	Heroic Hologium Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
56.	Heroic Hydra Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
57.	Heroic Libra Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
58.	Heroic Octans Inc.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
59.	Heroic Pegasus Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
60.	Heroic Perseus Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
61.	Heroic Pisces Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
62.	Heroic Sagittarius Inc.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
63.	Heroic Scorpio Inc.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
64.	Heroic Scutum Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A

21

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
65.	Heroic Serena Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
66.	Heroic Tucana Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
67.	Heroic Virgo Inc.	Liberia	DSS Vessel II, LLC	100 common shares	10 common shares	N/A
68.	Iason Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
69.	International Seaways Ship Management LLC	Delaware	International Seaways Operating Corporation	N/A (100%)	N/A (100%)	N/A
70.	International Seaways Operating Corporation	Marshall Islands	International Seaways, Inc.	500 common shares	100 common shares	N/A
71.	Iraklitos Shipping Company Ltd.	Bermuda	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
72.	Isiodos Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
73.	Jennings Tanker Corporation	Marshall Islands	Seaways Shipping III Corporation	500 common shares	100 common shares	N/A

22

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
74.	Kythnos Chartering Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
75.	Lafayette Tanker Corporation	Marshall Islands	Seaways Shipping III Corporation	500 common shares	100 common shares	N/A
76.	Leyte Product Tanker Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
77.	Liberty Tanker Company LLC	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
78.	Lightering LLC	Liberia	International Seaways Operating Corporation	N/A (100%)	N/A (100%)	N/A
79.	Lightering Limited S.A.	Panama	Lightering LLC	200 Common Shares	200 Common Shares	N/A
80.	Lorenzo Shipmanagement Ltd.	Bermuda	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A
81.	Maple Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
82.	Milos Product Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A

23

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
83.	Mindanao Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
84.	Montauk Tanker Corporation	Marshall Islands	Seaways Shipping II Corporation	500 common shares	100 common shares	N/A
85.	Navarro International Ltd.	Bermuda	Diamond S Shipping Inc.	500 common shares	500 common shares	N/A
86.	NT Suez One LLC*	Marshall Islands	DSS Suez JV LLC	N/A (100%)	N/A (100%)	N/A
87.	Oak Tanker Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
88.	OIN Chartering, Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
89.	OSG Clean Products International, Inc.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
90.	Overseas Shipping (GR) Ltd.	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
91.	Samar Product Tanker Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
92.	Seaways Alpha LR Corporation Ltd.	Bermuda	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A

24

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
93.	Seaways Beta LR Corporation	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
94.	Seaways Delta LR Corporation	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
95.	Seaways Epsilon LR Corporation	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
96.	Seaways Gamma LR Corporation	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
97.	Seaways Holding Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
98.	Seaways LR Holding Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
99.	Seaways Shipping Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
100.	Seaways Shipping II Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
101.	Seaways Shipping III Corporation	Marshall Islands	International Seaways Operating Corporation	500 common shares	100 common shares	N/A

25

No.	Company	Jurisdiction	Principal Immediate Owner	Number of Each Class of Equity Interests Authorized	Number of Each Class of Equity Interests Outstanding	Number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights
102.	Seaways Subsidiary VII Inc.	Marshall Islands	Seaways Holding Corporation	500 common shares	100 common shares	N/A
103.	Seaways Zeta LR Corporation	Marshall Islands	Seaways LR Holding Corporation	500 common shares	100 common shares	N/A
104.	Second Katsura Tanker Corporation Ltd.	Bermuda	Seaways Shipping Corporation	500 common shares	100 common shares	N/A
105.	Skopelos Product Tanker Corporation Ltd.	Bermuda	International Seaways Operating Corporation	500 common shares	100 common shares	N/A
106.	Titanas Product Carrier S.A.	Liberia	Diamond S Shipping Inc.	100 common shares	100 common shares	N/A
107.	Triton Tanker Company LLC	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
108.	Tybee Tanker Company LLC	Marshall Islands	Seaways Subsidiary VII Inc.	N/A (100%)	N/A (100%)	N/A
109.	White Boxwood Shipping Ltd.	Bermuda	DSS Vessel II, LLC	500 common shares	110 common shares	N/A
110.	White Hydrangea Shipping S.A.	Marshall Islands	DSS Vessel II, LLC	500 common shares	110 common shares	N/A

*The following entities will be dissolved after the Third Amendment Effective Date: (i) Diamond S Shipping II LLC, (ii) DSS Vessel L JV LLC. Following the dissolutions, the principal immediate owner of these entities will be Diamond S Shipping Inc.

26

Schedule 3.07(c)

Corporate Organizational Chart

[See attached.]

27

INTERNATIONAL SEAWAYS, INC. (INSW)

Organization Chart

[September 15, 2025]

INTERNATIONAL SEAWAYS, INC. (INSW)
International Seaways Operating Corporation (MI)
Amalia Product Corporation (MI)
Athens Product Tanker Corporation (MI)
Beta Seaways MR Tanker Corporation Ltd. (BM)
CPT Alliance Ltd. (MI) (50%)
Delta Seaways MR Tanker Corporation (MI)
DSS 5 LLC (MI)
Epsilon Aframax Corporation Ltd. (BM)
Front President Inc. (MI)
International Seaways Ship Management LLC (Delaware)
Leyte Product Tanker Corporation Ltd. (BM)
Maple Tanker Corporation (MI)
Mindanao Tanker Corporation (MI)
OIN Chartering, Inc. (MI)
Overseas Shipping (GR) Ltd. (MI)
Panamax International Ltd. (MI) (50%)
Seaways Holding Corporation (MI)
Seaways Subsidiary VII Inc. (MI)
Diamond Tanker Company LLC (MI)
Hendricks Tanker Company LLC (MI)
Henry Tanker Company LLC (MI)
Liberty Tanker Company LLC (MI)
Triton Tanker Company LLC (MI)
Tybee Tanker Company LLC (MI)
Seaways Shipping Corporation Ltd. (BM)
Second Katsura Tanker Corporation Ltd. (BM)
Seaways Shipping III Corporation (MI)
Albans Tanker Corporation (MI)
Crystal Tanker Corporation (MI)
EB Tanker Corporation (MI)
Harrison Tanker Corporation (MI)
Jennings Tanker Corporation (MI)
Lafayette Tanker Corporation (MI)
Tankers International L.L.C. (MI) (67.0%)
Alpha Seaways MR Tanker Corporation (MI)
Batangas Tanker Corporation (MI)
Cape Seaways Ltd. (MI) (50%)
Carl Product Corporation (MI)
Delta Aframax Corporation Ltd. (BM)
Diamond S Shipping Inc (MI)
SEE P. 3
First Pacific Corporation (MI)
Front Tobago Shipping Corporation (MI)
Guayaquil Tanker Corporation Ltd. (BM)
Hal Tanker Corporation (MI)
Kythnos Chartering Corporation (MI)
Lightering LLC (Liberia)
Lightering Limited S.A.
Milos Product Tanker Corporation (MI)
Oak Tanker Corporation (MI)
OSG Clean Products International, Inc. (MI)
Panamax International Shipping Company Ltd. (MI) (33.33%)
Samar Product Tanker Corporation Ltd. (BM)
Seaways LR Holding Corporation (MI)
Seaways Alpha LR Corporation Ltd. (BM)
Seaways Beta LR Corporation Ltd. (BM)
Seaways Delta LR Corporation (MI)
Seaways Epsilon LR Corporation (MI)
Seaways Gamma LR Corporation (MI)
Seaways Zeta LR Corporation (MI)
Seaways Shipping II Corporation (MI)
Asterias Crude Carrier S.A.(MI)
DSS 7 LLC (MI)
DSS 8 LLC (MI)
Hatteras Tanker Corporation (MI)
Montauk Tanker Corporation (MI)
Skopelos Product Tanker Corporation Ltd. (BM)
Tankers (UK) Agencies Limited (UK) (37.7%)
Tankers International Limited (UK)
Tankers International (Singapore) Pte Ltd (Singapore)

Note:

100% ownership unless otherwise noted. If ownership is 50% or less, entity is not a subsidiary of INSW.

There are two additional direct subsidiaries of INSW that are in the dissolution process or scheduled to be dissolved:

ERN Holdings Inc. (Panama) / Oleron Tanker S.A. (Panama)

INTERNATIONAL SEAWAYS, INC.
International Seaways Operating Corporation (MI)
Diamond S Shipping Inc. (MI)
Apollonas Shipping Company Ltd. (BM)
Diamond S Management LLC (MI)
Diamond S Shipping II LLC (MI)
Diamond S Shipping III LLC (MI)
DSS Vessel LLC (MI)
DSS Vessel IV LLC (MI)
DSS I LLC (MI)
DSS 2 LLC (MI)
DSS 6 LLC (MI)
DSS A LLC (MI)
DSS B LLC (MI)
DSS C LLC (MI)
DSS D LLC (MI)
DSS Vessel II, LLC (MI)
DSS Vessel III LLC (MI)
CVI Citron, LLC (DE)
Eagle Product Tanker Corporation Ltd. (BM)
Heroic Andromeda Inc. (Liberia)
Heroic Auriga Inc. (Liberia)
Heroic Avenir Inc. (MI)
Heroic Equuleus Ltd. (BM)
Heroic Gaea Inc. (Liberia)
Heroic Hera Ltd. (BM)
Heroic Hercules Inc. (Liberia)
Heroic Hercules Inc. (MI)
Heroic Hologium Ltd. (BM)
Heroic Hydra Ltd (BM)
Heroic Libra Ltd. (BM)
Heroic Octans Ltd. (BM)
Heroic Pegasus Inc. (Liberia)
Heroic Perseus Ltd. (BM)
Heroic Pisces Ltd. (BM)
Heroic Sagittarius Inc. (MI)
Heroic Scorpio Inc. (MI)
Heroic Scutum Ltd. (BM)
Heroic Serena Inc. (Liberia)
Heroic Tucana Ltd. (BM)
Heroic Virgo Inc. (Liberia)
White Boxwood Shipping Ltd. (BM)
White Hydrangea Shipping S.A. (MI)
DSS Suez JV LLC (MI)
NT Suez One LLC (MI)
Epicurus Shipping Company Ltd. (BM)
Filonikis Product Carrier S.A. (Liberia)
Iason Product Carrier S.A. (Liberia)
Iraklitos Shipping Company Ltd. (BM)
Isiodos Product Carrier S.A. (Liberia)
Lorenzo Shipmanagement Ltd. (BM)
Navarro International Ltd. (BM)
Titanas Product Carrier S.A. (Liberia)

Note:

100% ownership unless otherwise noted. If ownership is 50% or less, entity is not a subsidiary of INSW.

Note:

100% ownership unless otherwise noted. If ownership is 50% or less, entity is not a subsidiary of INSW.

Schedule 5.14

Earnings Accounts

Pledgor	Bank	Account Type	Account Number
International Seaways Operating Corporation	Nordea Bank Abp, New York Branch	Earnings	4130133001

28

Schedule 5.15

[Reserved.]

29

Schedule 6.01(b)

Existing Indebtedness

Type of Indebtedness	Description of Indebtedness				Outstanding on Closing Date* unless otherwise noted
Term Loan	A term loan facility under that certain facility agreement, dated September 30, 2021 among Amalia Product Corporation, Carl Product Corporation, Guayaquil Tanker Corporation, as joint and several borrowers, Holdings, as parent guarantor, Seaways Shipping II Corporation, as ACG guarantor, the financial institutions from time to time party thereto as lenders, Macquairie Bank Limited, as arranger, facility agent and security agent				$18,950,000
Term Loan	A term loan facility under that certain credit agreement, dated as of November 12, 2021 among NT Suez One LLC, as borrower, Holdings and Diamond S Shipping Inc., as guarantors, the lenders from time to time party thereto, ING Bank N.V., London Branch, as administrative agent, collateral agent and security trustee				$23,958,333
Bond

The 8.5% Senior Notes – Senior unsecured notes due 2023 issued by Holdings under an indenture dated as of May 31, 2018 (the “Base Indenture”), between Holdings and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of May 31, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between Holdings and the Trustee. The Notes will mature on June 30, 2023 and bear interest at a rate of 8.50% per annum. Interest on the Notes will be payable in arrears on March 30, June 30, September 30 and December 30 of each year.

					$25,000,000
Capitalized Lease Obligation	All rental obligations which, under GAAP, are required to be capitalized on the books of the borrower:				$19,846,923

		Lease Termination Date	Remaining Lease Term (Years)	Total lease liability at Closing Date
	VESSEL ASSETS Bareboat Charters-in
	Seaways
	Yellowstone	12/16/2023	1.56	$3,543,175
	Seaways Yosemite	3/21/2024	1.83	$4,251,567

30

Type of Indebtedness	Description of Indebtedness				Outstanding on Closing Date* unless otherwise noted
	Time Charters-in
	Nordic Basel	4/30/2023	0.93	$2,120,779
	Nordic Geneva	3/31/2023	0.85	$2,040,977
	OFFICE and OTHER SPACE LEASES
	600 Third Avenue	5/31/2033	11.02	$7,352,441
	Water Plaza	7/31/2023	1.19	$113,682
	Freeport Facility	12/14/2024	2.56	$424,302
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charters in respect of six (6) Chinese-built VLCC tankers (the Seaways Cape Henry, the Seaways Diamond Head, the Seaways Triton, the Seaways Tybee, the Seaways Hendricks and the Seaways Liberty), as amended from time to time, respectively between subsidiaries of International Seaways, Inc. and of Ocean Yield ASA, each of which is guaranteed by International Seaways, Inc. These bareboat charters run through November 2031.				$358,225,410
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charters in respect of three (3) newbuild dual-fuel VLCC tankers (Hull #s 5496, 5497 and 5498), as amended from time to time, each respectively between subsidiaries of International Seaways, Inc. and of Bank of Communications Financial Leasing Company, each of which is guaranteed by International Seaways, Inc. These bareboat charters begin on the dates of actual delivery of the vessels, which will take place in 2023, and will run through dates that will be seven years from delivery.				$24,018,750
	The undrawn amount under the Lease Financing facility as of May 24, 2022 was $220,781,250
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charters in respect of two (2) Aframax/LR2 tankers (the Seaways Redwood and the Seaways Shenandoah), as amended from time to time, each respectively between subsidiaries of International Seaways, Inc. and of Oriental Fleet International Company Limited, each of which is guaranteed by International Seaways, Inc. These bareboat charters run through December 2026.				$51,492,857
Bareboat Charters (Sale-Leaseback) accounted for	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Seaways Athens), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Toshin Co. Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through November 2030.				$16,463,166

31

Type of Indebtedness	Description of Indebtedness	Outstanding on Closing Date* unless otherwise noted
as Debt under GAAP
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Seaways Milos), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Hyuga Kaiun Co. Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through December 2030.	$16,174,377
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Seaways Kythnos), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Kaiyo Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through April 2030.	$15,069,875
Bareboat Charters (Sale-Leaseback) accounted for as Debt under GAAP	Principal amount outstanding under Bareboat charter in respect of one (1) tanker (the Alpine Melina), as amended from time to time, between a subsidiary of International Seaways, Inc. and of Ariake Shozi Co. Ltd., which is guaranteed by International Seaways, Inc. This bareboat charter runs through May 2030.	$15,069,875
Financial Guarantee

The maximum aggregate potential amount of future payments (undiscounted) that the Borrower could be required to make under a guarantee dated as of March 29, 2018 between Holdings as ING Bank N.V., as security trusteed in relation to its FSO Joint Ventures’ secured bank debt and interest rate swap obligations. Such obligations being a (i) $220,000,000 secured term loan facility dated as of March 29,2018, by and among TI Africa Limited and TI Asia Limited, as joint and several borrowers, ABN AMRO Bank N.V. and ING Belgium SA/NV, as Lenders, Mandated Lead Arrangers and Swap Banks, and ING Bank N.V., as Agent and as Security Trustee maturing between July 2022 and September 2022 and (ii) four (4) floating-to-fixed interest rate swap agreements by and among TI Africa Limited and TI Asia Limited with ABN AMRO Bank N.V. and ING Belgium SA/NV, which cover the notional amounts outstanding under the FSO Loan Facility and pay fixed rates of approximately 4.858% and receive a floating rate based on

LIBOR, respectively.

		$13,327,710
	Carrying value of the guarantee on the Borrower’s balance sheet dated as of March 29, 2018 between Holdings as ING Bank N.V., as security trusteed in relation to its FSO Joint Ventures’ secured bank debt and interest rate swap obligations described above.	$0

* Assumed to be May 24, 2022

32

Added and included only to the extent constituting Indebtedness

Type of Indebtedness	Description of Indebtedness	Outstanding on Closing Date* unless otherwise noted
Guarantee

Holdings and Euronav N.V., as several guarantors under a credit facility made available by ING Belgium NV/SA to TI Africa Limited and TI Asia Limited, as Borrowers, to issue performance guarantees in favor of North Oil Company up to a maximum amount of $10,000,000 in relation to the FSO Africa Contact and the FSO Asia Contract, dated July 14, 2017.

Guarantee	Guarantee issued by Holdings to the Trustees of the Retirement Benefits Plan of INSW Ship Management UK Ltd., a wholly-owned subsidiary of the Borrower.
Pool Revolving Credit Facilities

Currently because of the structure of the pools in which we operate (where we time-charter our vessels to a separate pool legal entity, which then undertakes receivables financing without a separate guarantee from the pool participant), the amount of indebtedness relating to the group is de minimis. This changes from time to time depending on the structure of the pools in which we choose to operate. Collectively, three of the six pools in which we operate had approximately $27 million of outstanding credit facility drawdowns as of March 31, 2022, in respect of all vessels (approximately 82 vessels in total, of which approximately 24 were INSW vessels)

Insurance Bond	International Carrier Bond, Policy # 140528010; continuous until cancelled; Insured: International Seaways, Inc.; Insurer: Atlantic Specialty Insurance Company; limit: $1 million
Insurance Bond	International Carrier Bond, Policy # 800028972; continuous until cancelled; Insured: Lightering LLC; Insurer: Atlantic Specialty Insurance Company; limit: $100,000.
Insurance Bond	Importer/Broker Bond, Policy # 140722005; continuous until cancelled; Insured: Lightering LLC; Insurer: Atlantic Specialty Insurance Company; limit: $50,000.
Insurance Bond	International Carrier Bond, Policy # 21C000OTS; continuous until cancelled; Insured: Diamond Tanker Company LLC.; Insurer: Atlantic Specialty Insurance Company; limit: $1 million
Insurance Bond	International Carrier Bond, Policy # 912CK336; continuous until cancelled; Insured: Diamond S Management LLC; Insurer: American Contractor Indemnity Company via Shoreline Mutual; limit: $150,000.

33

Type of Indebtedness	Description of Indebtedness	Outstanding on Closing Date* unless otherwise noted
Canada Border Bond	Bonded Marine Carrier Bond, Policy # 904171278; continuous until cancelled; Insured: Diamond S Management LLC.; Insurer: Intact Insurance Company via Aligned Insurance; limit: $25,000.
Shipbuilding Contract Guarantee

Holdings has provided an unsecured performance guarantee for three shipbuilding contracts signed among certain of its subsidiaries and Daewoo Shipbuilding & Marine Engineering Co., Ltd., on March 11, 2021. Those contracts provide for aggregate payments of approximately $91.3 million per vessel principally during 2022 and 2023

* Assumed to be May 24, 2022

34

Schedule 6.04(a)

Existing Investments

Name of Investee	Borrower or Subsidiary	Carrying Amount of Investment as of March 31, 2022	Percentage of Ownership Interest of Borrower or Subsidiary	Place of Incorporation of Investee
TI Asia Limited	Africa Tanker Corporation	$71,246,365	50.0%	Hong Kong
TI Africa Limited	Africa Tanker Corporation	$73,850,628	50.0%	Hong Kong
Tankers International L.L.C.	International Seaways Operating Corporation	$80,745	32%	Marshall Islands
Tankers (UK) Agencies Limited	International Seaways Operating Corporation	$1,320,108	22%	United Kingdom
Panamax International Ltd.	Overseas Shipping (GR) Ltd.	$ -	50.0%	Marshall Islands
Diamond Anglo Ship Management Pte. Ltd.	Diamond S Shipping Inc.	The Investee is a consolidated variable interest entity under GAAP, it held net assets as of March 31, 2022 of $1,212,636	51.0%	Singapore

35

Schedule 6.09(d)

Certain Affiliate Transactions

None.

36